UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

LIQUIDITY Services, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

Fellow Stockholders:

We are pleased to invite you to attend the 2024 Annual Meeting of Stockholders of Liquidity Services, Inc. to be held on Thursday, February 29, 2024, at 11:30 a.m., Eastern Time, at the offices of Liquidity Services, Inc. at 6931 Arlington Road, Suite 460, Bethesda, MD 20814.

Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in our proxy statement for this meeting.

This year, we are taking advantage of Securities and Exchange Commission rules allowing us to furnish proxy materials to stockholders over the Internet. We believe that these rules provide you with access to our proxy materials more quickly and reduces the environmental impact of printing and mailing the materials to you. Accordingly, we are mailing to stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access and review our proxy materials, as well as instructions on how to vote online or by telephone. If you would like to receive a paper copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or, if you received a paper copy of a proxy or voting instruction card by mail, by signing, dating, and mailing the proxy card promptly in the return envelope. Voting over the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person.

Thank you for your ongoing support and continued interest in Liquidity Services, Inc.

Sincerely,
WILLIAM P. ANGRICK, III Chairman and Chief Executive Officer

notice of annual meeting of liquidity services, INC. STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to be Held on February 29, 2024: This Notice of Annual Meeting of Stockholders and Proxy Statement, Annual Report and Other Proxy Materials are Available at www.envisionreports.com/LQDT.

Time and Date	11:30 a.m., Eastern Time, on February 29, 2024.
Place	The offices of Liquidity Services, Inc., 6931 Arlington Road, Suite 460, Bethesda, MD 20814.
Notice Regarding the Availability of Proxy Materials

This proxy statement and our 2023 Annual Report are available free of charge on the following website: www.envisionreports.com/LQDT. You will need to reference the control number found on your proxy card or Notice of Internet Availability of Proxy Materials to vote.

We will make the Notice of Internet Availability of Proxy Materials available to stockholders on or about January 19, 2024. On or about the same date, we will begin mailing paper copies of our proxy materials to stockholders who have requested them.

Items of Business
•
Elect each of the Class III directors named in the proxy statement to the Board of Directors to hold office until our 2027 Annual Meeting of Stockholders or until his, her or their successor has been elected or appointed;
•
Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2024;
•
Approve an advisory resolution on named executive officer compensation;
•
Approve an amendment to the Company’s Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan (the “LTIP”) to increase the authorized number of shares; and
•
Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date

You are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement that may take place only if you were a stockholder as of the close of business on January 3, 2024 (the “Record Date”).

Annual Meeting Admission

You will need an admission ticket or proof of ownership of shares of our stock to enter the Annual Meeting. If your shares are held beneficially in the name of a broker, bank or other nominee and you plan to attend the Annual Meeting, you must present proof of your beneficial ownership of our stock, such as a bank or brokerage account statement, as of the close of business on the Record Date to be admitted to the Annual Meeting. If you would rather have an admission ticket, you may obtain one in advance by mailing a written request, along with proof of your beneficial ownership of our stock as of the close of business on the Record Date, to: Liquidity Services, Inc., 6931 Arlington Road, Suite 460, Bethesda, MD 20814, Attention: Corporate Secretary. All stockholders also must present a form of personal identification to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

notice of annual meeting of liquidity services, INC. STOCKHOLDERS

Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read our proxy statement and submit your proxy or voting instruction card as soon as possible. You may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre‑addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers” beginning on page 2 of the proxy statement and the instructions on the proxy or voting instruction card. You may revoke a proxy before its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement. Any stockholder attending the Annual Meeting may personally vote on all matters considered, in which event the signed proxy will be revoked.

By Order of the Board of Directors,
/s/ Mark A. Shaffer MARK A. SHAFFER Chief Legal Officer and Corporate Secretary

PROXY STATEMENT SUMMARY

Proposals Requiring Your Vote	Board’s Voting Recommendation	Page Reference (for more detail)
Proposal 1 – ELECTION OF CLASS III DIRECTORS	FOR each director nominee	31
Proposal 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	FOR	41
Proposal 3 – APPROVAL OF AN ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION	FOR	45
Proposal 4 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S THIRD AMENDED AND RESTATED 2006 OMNIBUS LONG-TERM INCENTIVE PLAN	FOR	46

Questions and Answers

Q.	Why did I receive a Notice of Internet Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to be held on February 29, 2024 (the “Notice”)?
A.

You received the Notice, which provides you with instructions to access our proxy materials and how to vote your shares of Company common stock, because our records indicate you held shares of our common stock as of the close of business on January 3, 2024 (the “Record Date”), which entitles you to vote at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement of such meeting. Our proxy materials are part of a solicitation of proxies by the Board of Directors for voting at the Annual Meeting. If you would prefer to attend the Annual Meeting in person, you are invited to do so.

Unless the context otherwise requires, the terms “us,” “we,” “our” and the “Company” include Liquidity Services, Inc. and its consolidated subsidiaries. The terms “Board of Directors” and “Board” mean the Board of Directors of the Company.

Q.	Can I request paper copies of the proxy materials for the Annual Meeting?
A.	Yes. If you would like to receive a paper copy of our proxy materials, please follow the instructions for requesting those materials included in the Notice.
Q.	When and where is the Annual Meeting?
A.	The Annual Meeting will take place on Thursday, February 29, 2024 at 11:30 a.m., Eastern Time, at our corporate headquarters located at 6931 Arlington Road, Suite 460, Bethesda, Maryland 20814.
Q.	When were the proxy materials made available?
A.	The Notice, our 2024 proxy statement, proxy card and voting instructions and our 2023 Annual Report are first being mailed and made available to our stockholders on or about January 19, 2024.
Q.	Who may vote at the Annual Meeting?
A.

All holders of common stock of the Company as of the close of business on the Record Date are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 30,843,994 shares of common stock outstanding and entitled to vote.

All stockholders entitled to vote will vote together as a single class on each matter properly brought before the Annual Meeting.

Q.	What shares can I vote?
A.

You can vote all shares of the Company’s common stock you owned on the Record Date, including shares you hold as the stockholder of record and shares you hold as a beneficial owner.

Each outstanding share of the Company’s common stock entitles its holder to cast one vote on each director nominee and one vote on each other matter to be voted upon.

QUESTIONS AND ANSWERS

Q.	What is the difference between holding shares as the stockholder of record and as the beneficial owner?
A.

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares. If you are a stockholder of record, a Notice has been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. Access to these proxy materials and our 2023 Annual Report was provided to you by your bank, broker or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you may direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting.

Q.	What do I need to bring to the Annual Meeting?
A.

You must bring these two items with you to enter the Annual Meeting:

(1)
Your admission ticket or proof of beneficial ownership of our stock, and
(2)
Photo identification, such as a driver’s license or passport.

Q.	Where is my admission ticket?
A.

If you are a stockholder of record, your admission ticket will be mailed to you by the Company.

If you are a beneficial owner, you may use proof of your ownership of our stock as of the close of business on the Record Date, such as a bank or brokerage account statement, as your admission ticket. If you would prefer to obtain an actual admission ticket, please mail a written request, along with your proof of ownership, to:

Liquidity Services, Inc.

6931 Arlington Road, Suite 460

Bethesda, MD 20814

Attention: Corporate Secretary

Q.	Are any items prohibited at the Annual Meeting?
A.

Yes. Cameras, recording equipment, electronic devices, large bags, briefcases and packages are prohibited at the Annual Meeting. Any stockholder who attempts to bring prohibited items into the Annual Meeting will not be admitted.

Q.	How do I vote my shares?
A.	You may vote using any of the following methods: (1) By mail; (2) By telephone or Internet; or (3) In person at the Annual Meeting.

QUESTIONS AND ANSWERS

Q.	How do I vote by mail?
A.

Complete, sign and date the proxy card or voting instruction card you received with these proxy materials and return it in the prepaid envelope.

If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote your shares in accordance with the recommendations of the Board of Directors.

If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Liquidity Services, Inc., 6931 Arlington Road, Suite 460, Bethesda, MD 20814, Attention: Corporate Secretary.

Q.	How do I vote by telephone or Internet?
A.

To vote by telephone, call the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

To vote by Internet, visit www.envisionreports.com/LQDT (for shares you hold as the stockholder of record) and/or www.edocumentview.com/LQDT (for shares you hold as a beneficial owner in street name). Please have your proxy card available when you go online.

Q.	How do I vote in person?
A.

You may vote in person by attending the Annual Meeting. For additional information regarding attendance at the Annual Meeting, see answers to the questions “What do I need to bring to the Annual Meeting?,” “Where is my admission ticket?” and “Are any items prohibited at the Annual Meeting?” above.

You may also be represented by another person at the Annual Meeting by executing a legal proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot to vote at the Annual Meeting.

Q.	What can I do if I change my mind after I vote my shares?
A.

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•
sending written notice to the Corporate Secretary of the Company;
•
delivering a valid, later dated proxy or a later dated vote by telephone or Internet prior to the Annual Meeting; or
•
voting in person at the Annual Meeting.

If you are a beneficial owner, you can revoke your proxy before it is exercised by contacting your broker, bank or other nominee and submitting new voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares represented by properly executed proxies received before the Annual Meeting and not revoked will be voted under the instructions stated in such proxies. Properly executed proxies that do not contain voting instructions will be voted under the recommendations of the Board of Directors set forth under “What are the voting requirements for the matters to be voted on at the Annual Meeting?” below.

QUESTIONS AND ANSWERS

Q.	What is “householding” and how does it affect me?
A.

If you received the Notice, householding does not affect you.

If you received our proxy materials and 2023 Annual Report through the mail, householding may affect you. “Householding” is a procedure approved by the Securities and Exchange Commission (the “SEC”) that permits us to send a single copy of our proxy materials and our fiscal 2023 Annual Report to stockholders of record who share the same address and last name, unless one or more of these stockholders notifies us they wish to receive an individual copy. This procedure reduces our printing costs and postage fees and conserves natural resources. Stockholders affected by householding will receive separate proxy cards.

If you are a stockholder of record multiple Notices or copies of our proxy materials and 2023 Annual Report were mailed to your address, and you would like to participate in householding, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: c/o Shareholder Services, P.O. Box 505000, Louisville, KY 40233-5000; from within the United States by telephone: 800-662‑7232; and from outside the United States by telephone: + 1 781-575‑2879). If you are a stockholder of record and you do not wish to participate in householding, please contact our transfer agent.

If you are a beneficial owner, you may request information about householding from your broker, bank or other nominee.

Q.	What are my voting options?
A.

For Proposal 1 (Election of Directors), you may vote “for” one or more nominees, or you may “withhold” your vote from one or more nominees.

For Proposal 2 (Ratification of Independent Registered Public Accounting Firm), you may vote “for” or “against” the proposal or you may indicate that you wish to “abstain” from voting on the proposal.

For Proposal 3 (Approval of an Advisory Resolution on Named Executive Officer Compensation), you may vote “for” or “against” the proposal or you may indicate that you wish to “abstain” from voting on the proposal.

For Proposal 4 (Approval of Amendment to the Company’s Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan), you may vote “for” or “against” the proposal or you may indicate that you wish to “abstain” from voting on the proposal.

Q.	What is the quorum requirement for the Annual Meeting?
A.

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

Q.	What is a “broker non-vote”?
A.

A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

QUESTIONS AND ANSWERS

Q.	What are the voting requirements for the matters to be voted on at the Annual Meeting?
A.

A plurality of the votes cast by stockholders who are present in person or by proxy at the Annual Meeting is required for the election of directors. This means that the director nominees with the most “for” votes will be elected. Thus, shares as to which a stockholder “withholds” voting authority and broker non‑votes will not be counted towards any director nominee’s achievement of a plurality and will not affect the outcome of the election of directors. Stockholders may not cumulate their votes in favor of any one nominee.

The affirmative “for” vote of a majority of the votes cast by stockholders who are present, either in person or by proxy, at the Annual Meeting and entitled to vote on the proposal is required to approve each of Proposals 2, 3 and 4. Votes cast “against” each of Proposals 2, 3 and 4 will count against the approval of the proposal. Abstentions and broker non‑votes will not be counted as votes cast and will not affect the outcome of these proposals.

If you are a stockholder of record and sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“for” all director nominees identified in Proposal 1 and “for” each of Proposals 2, 3 and 4).

Brokers, banks and other nominees are not expected to be able to vote without instructions from the beneficial owner on Proposals 1, 3 and 4. Therefore, if your shares are held through a broker, bank or other nominee, they are not expected to be voted on these proposals unless you affirmatively vote your shares in one of the ways described above. If you are a beneficial owner, your broker, bank or other nominee may vote your shares on Proposal 2 even if the broker, bank or other nominee does not receive voting instructions from you.

Q.	Could other matters be decided at the Annual Meeting?
A.

As of the date of this proxy statement, we did not know of any matters to be acted on at the Annual Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the Annual Meeting for consideration, the proxy holders named on the proxy card will have the discretion to vote on those matters for you.

Q.	Who will pay for the cost of this proxy solicitation?
A.	We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees, acting without special compensation, in person, by telephone or electronically.

Q.	Who will count the vote?
A.	Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

Governance of the Company

Corporate Governance Guidelines

The Board is committed to sound and effective corporate governance practices and has adopted a set of guidelines describing the corporate governance principles and procedures by which it functions (the “Governance Guidelines”). The Corporate Governance and Nominating Committee (the “Governance Committee”) reviews the Governance Guidelines periodically, or more frequently as necessary, and recommends changes to the Board as appropriate. The Governance Guidelines, and the charter of each of the committees of the Board (i.e., the Audit Committee, the Governance Committee and the Compensation Committee), are available on our website at https://investors.liquidityservices.com/corporate-governance. Stockholders may request a free copy of these documents by sending a written request to our Corporate Secretary at Liquidity Services, Inc., 6931 Arlington Road, Suite 460, Bethesda, MD 20814.

Among other matters, the Governance Guidelines address board selection, composition and evaluation, engagement of outside advisors, succession planning and stockholder communication with the Board.

Board Leadership Structure

The Board believes it is important to retain the flexibility to select its leadership structure, and regularly reviews the Board leadership structure as part of the succession planning process. The Board presently believes that combining the role of Chairman and Chief Executive Officer (“CEO”) is in the best interests of the Company and our stockholders and has selected Mr. Angrick for these roles. Mr. Angrick, a co-founder of the Company, has extensive industry experience and knowledge gained through 24 years of hands-on management and engagement with the Company’s senior leaders, employees and business partners, as well as industry influencers. Mr. Angrick has a history of outstanding leadership through both strong and challenging periods as our Chairman and CEO since 2000.

Lead Independent Director

The Board believes that strong, independent Board leadership and oversight is critical to effective corporate governance. The Board has established the position of Lead Director to provide an appropriate balance of leadership among directors, given the combination of the roles of Chairman and CEO. The Lead Director is an independent director elected for a period of at least one year by the independent directors and whose responsibilities include:

•
Setting the agendas for and leading executive sessions;
•
Calling meetings of the independent directors;
•
Facilitating teamwork and communication among the independent directors at and outside of Board meetings;
•
Serving as liaison between the Chairman and the independent directors;
•
Presiding at all Board meetings at which the Chairman is not present;
•
Approving Board meeting schedules and agendas, and working with the Chairman and committee chairs to ensure there is sufficient time for discussion of all agenda items; and
•
Leading the performance assessment of the CEO, in conjunction with the Compensation Committee.

Beatriz V. Infante has served as the Lead Director since February 1, 2023. The independent directors of the Company elected Ms. Infante to this position upon the retirement of Patrick W. Gross, who served as the Lead Director from August 2013 through January 31, 2023.

Governance of the Company

Director Independence

The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Governance Committee. Under the Nasdaq Stock Market LLC’s (“Nasdaq”) listing standards (the “Nasdaq Standards”), an independent director is a director who the Board determines meets the objective standards for “director independence” set forth in the Nasdaq Standards and who is free of any other relationship with the Company that, in the Board’s opinion, would interfere with exercising such person’s independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to use in making these independence determinations but rather considers all relevant facts and circumstances. In addition, the directors who serve on the Audit Committee each must satisfy SEC standards, which state that Audit Committee members may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than their director compensation or fixed payments under a retirement plan for prior service. Similarly, in determining whether the directors who serve on the Compensation Committee satisfy the Nasdaq Standards for service on that committee, the Board must consider the source of compensation of each member, including any consulting, advisory or other compensatory fee from the Company other than their director compensation or fixed payments under a retirement plan for prior service, as well as whether the member is affiliated with the Company, any of its subsidiaries or any affiliate of its subsidiaries.

The Board has determined that Phillip A. Clough, Katharin S. Dyer, George H. Ellis, Thierno A. Fall (referred to herein as Amath Fall), Beatriz V. Infante and Edward J. Kolodzieski (75% of our directors) are independent under the Nasdaq Standards. The Board has also determined that Mr. Angrick, our Chairman and CEO, is not independent under the Nasdaq Standards. Additionally, although the Board has determined that Mr. Mateus-Tique, who retired from his position as our President and Chief Operating Officer in 2009, would qualify as independent under the Nasdaq Standards, the Company has elected to not treat him as such due to his former role with the Company.

DIRECTOR INDEPENDENCE
75%
25%
Independent
Non-Independent

Governance of the Company

Board Oversight of Risk

The Board has overall responsibility for oversight of the risks facing the Company. The Board implements its risk oversight function both directly and indirectly through delegation to committees that report back to the Board. For example, the Board retains direct responsibility for overseeing cyber security risk while the oversight of other risks, such as risks related to accounting and compensation, is delegated to committees. The below chart describes the Board’s oversight of risk management:

THE BOARD

- Seeks to understand the material risks we face and to allocate among the full Board and its committees responsibilities for oversight of how management addresses those risks, including the risk management systems and processes management uses for this purpose.
- Considers risks faced by the Company periodically throughout the year and at such other times as the Board considers appropriate with respect to specific proposed actions.

MANAGEMENT

The Chairman and CEO is responsible for:

- Keeping the Board apprised of material risks facing the Company.
- Updating the Governance Committee on material risks facing the Company and how management is addressing such risks.

Corporate Governance and Nominating Committee

- Oversees the Company's risk management systems and processes throughout the year.
- Discusses material risks facing the Company at each of its regularly scheduled meetings and more frequently as necessary.
- Evaluates the Company's environmental, social and corporate governance-related risks and goals.
- Reviews senior management succession planning.

Compensation Committee

- Oversees the assessment of risks related to the Company's compensation structure.
- Assesses whether the Company's compensation structure establishes appropriate incentives for management and employees.
- Oversees the Company's policies and strategies relating to culture and human capital management, including diversity and inclusion.

Audit Committee

- Oversees processes for assessing financial risks and effectiveness of internal controls systems.
- Reviews and discusses with our Independent Auditor and management our significant financial risk exposures and steps management has taken to monitor and control such exposures.

Continuous Oversight; Identification and Management of New Risks. Oversight of risk is a continuous process. Management regularly reviews and analyzes the risk profile of the Company and the effectiveness of the Company’s risk mitigation measures. On at least a quarterly basis, management presents to the Governance Committee on material risks facing the Company and describes the measures put in place by the Company to mitigate risks. To identify material risks, all members of the executive team are surveyed and asked to rank risk categories. The executive team are also polled to identify new risk categories. The members of the Governance Committee are given ample time to review and discuss the risks and the related mitigation measures with management. Information on risks and mitigation measures is also periodically presented to the full Board to allow all of the directors the information needed to ensure they can adequately oversee the Company’s risk profile.

Governance of the Company

Risk Considerations in Our Compensation Program. The Company regularly assesses its risk exposure, including exposures that may be associated with our compensation programs. In fiscal 2023, our compensation risk assessment considered a variety of factors. Through this assessment, we determined that our compensation programs do not pose excessive risk because:

•
Our compensation programs appropriately balance fixed compensation with short-term and long-term variable compensation and cash-based compensation with equity-based compensation, so no one pay element would motivate employees to engage in excessive risk taking.
•
The design of annual incentive compensation does not lend itself to excessive risk taking because we:
•
fund annual incentive awards based on a variety of pre‑established performance conditions, thus diversifying the risk associated with any single indicator of performance;
•
establish performance targets objectively determined with verifiable results;
•
incorporate pre‑established caps for all awards; and
•
retain discretion to decrease bonus payouts.
•
The Company’s long-term incentive program encourages employees to focus on the long-term success of the Company by providing stock options, stock appreciation rights, restricted stock awards and restricted stock units (“RSUs”), which reward employees if the Company’s stock price increases, and which decline in value if our stock price declines, in all cases reducing the motivation employees may have to take excessive risks.

Board and Committee Membership

Our bylaws provide that our Board shall consist of at least three members and the exact number of directors will be determined from time to time by resolution of our Board. Our Board currently comprises eight directors, divided into three classes: Class I, Class II and Class III. The term for each class of directors expires at successive annual meetings. The Class I directors are William P. Angrick, III and Edward J. Kolodzieski, the Class II directors are Phillip A. Clough, George H. Ellis and Jaime Mateus-Tique, and the Class III directors are Katharin S. Dyer, Amath Fall and Beatriz V. Infante. As previously disclosed in the Current Report on Form 8-K filed by the Company on December 8, 2023, Mr. Clough intends to retire from the Board effective February 2, 2024. Thereafter, the size of the Board will be reduced to seven directors. The Board will remain divided into the three classes described above.

The Board met six times during fiscal 2023. Each director attended 75% or more of the total number of meetings of the Board, and of each committee on which he, she or they served. Our directors are also encouraged to attend each Annual Meeting of Stockholders. Three directors attended the 2023 Annual Meeting.

Governance of the Company

The table below provides membership information for the Board and each committee of the Board as of the date of this proxy statement.

Name	Position	Year Current Term Expires	Director Since	Independent	Audit Committee	Compensation Committee	Governance Committee

Mr. Angrick	Class I director	2025	2000	NO

Mr. Kolodzieski	Class I director	2025	2015	YES		●	●
Mr. Clough	Class II director	2026	2004	YES		●	Chair
Mr. Ellis	Class II director	2026	2010	YES	Chair

Mr. Mateus-Tique	Class II director	2026	2000	NO

Ms. Dyer	Class III director	2024	2020	YES		●	●

Mr. Fall	Class III director	2024	2023	YES	●		●

Ms. Infante*	Class III director	2024	2014	YES	●	Chair

* Lead independent director

Board Committees and Composition

The Board’s current standing committees are the Audit Committee, the Compensation Committee and the Governance Committee. The Board reviews committee membership, charters and responsibilities every year. Each committee’s charter is available on the Investors section of our website at https://investors.liquidityservices.com/corporate-governance.

As previously announced, Mr. Clough intends to retire from the Board effective as of February 2, 2024. Upon Mr. Clough’s retirement, the Board anticipates approving the following changes to the membership of its committees:

•
Ms. Dyer will be appointed as the Chair of the Governance Committee.
•
Mr. Fall will be appointed as the Chair of the Audit Committee. Mr. Ellis will remain a member of the Audit Committee.
•
Mr. Ellis will be appointed as a member of the Governance Committee.

Additional information on each committee, including the members as of January 19, 2024 (without giving effect to Mr. Clough’s anticipated retirement), the number of meetings held in fiscal 2023 and the duties and responsibilities of such committee, are available on the following pages.

Governance of the Company

Audit Committee

Members

Mr. Ellis (Chair), Mr. Fall and Ms. Infante

Meetings

The Audit Committee met 4 times in fiscal 2023.

Director Independence

The Board has determined that every member of the Audit Committee is independent, as defined by the Company’s director independence standards, the Nasdaq Standards and SEC rules.

Financial Expert

The Board has determined that each of Mr. Ellis and Mr. Fall is an “audit committee financial expert” within the meaning of such term under Item 407 of the Sarbanes-Oxley Act of 2002.

Committee Report

See page 44.

Primary Duties and Responsibilities*

•
Be directly responsible for the appointment, compensation, retention, termination and oversight of the work of the Independent Auditor.
•
Evaluate the Independent Auditor’s qualifications, performance and independence.
•
Pre-approve all audit and permissible non-audit services provided by the Independent Auditor.
•
Discuss with the internal auditors and the Independent Auditor the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation.
•
Review and discuss with the Independent Auditor the matters required to be discussed by the Independent Auditor under applicable standards.
•
Review and discuss: (i) the Company’s quarterly financial statements and annual audited financial statements with management and the Independent Auditor prior to including the financial statements in any filing made with the SEC; and (ii) the results of quarterly reviews and annual audits.
•
Review and approve related person transactions.
•
Review and discuss earnings press releases, as well as corporate practices with respect to earnings press releases, financial information, and earnings guidance provided to analysts and rating agencies.
•
Review and discuss management’s assessment of the effectiveness of internal control over financial reporting and the Independent Auditor’s report on the Company’s internal control over financial reporting.
•
Discuss with management, the internal auditors, and the Independent Auditor any significant changes in internal control over financial reporting that are disclosed, or considered for disclosure, in the Company’s periodic filings with the SEC.
•
Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures.
•
Review the policies and procedures with respect to officers’ expense accounts and perquisites, including use of corporate assets, and consider the results of any review of these areas by the internal auditor or the Independent Auditor.
•
Oversee the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s code of conduct and procedures to monitor compliance.
•
At least annually, meet to review the implementation and effectiveness of the Company’s compliance programs with the Company's Chief Legal Officer.
•
Oversee the Company’s processes for assessing financial-related risks and review and discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
•
Establish and oversee procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing and federal securities law matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and federal securities law matters.
•
Set hiring policies for employees or former employees of the Independent Auditor that meet applicable SEC regulations.

Governance of the Company

•
Review and discuss with management the environmental, social and governance disclosures included in the Company’s Annual Report on Form 10-K.
•
Perform an evaluation of its performance at least annually.
•
Review and reassess the adequacy of its charter at least annually and submit proposed revisions, if any, for the approval of the Board.
•
Review the Company's financial reporting of cyber security risks and incidents in accordance with SEC rules; provided, however, the Board retains primary responsibility for oversight of the Company's cyber risk management program, including risk identification, mitigation strategy and efforts, and resources.

* For a full description of the duties and responsibilities of the Audit Committee, see the Audit Committee Charter, available on our website at https://investors.liquidityservices.com/corporate-governance.

Governance of the Company

Governance Committee

Members
Mr. Clough (Chair), Ms. Dyer and Mr. Kolodzieski

Meetings

The Governance Committee met 5 times during fiscal 2023.

Director Independence

The Board has determined that every member of the Governance Committee is independent, as defined by the Company’s director independence standards and the Nasdaq Standards.

Primary Duties and Responsibilities*

•
Recommend director candidates.
•
Develop and recommend to the Board criteria for identifying and evaluating director candidates.
•
Review director candidates’ qualifications (including independence) and any potential conflicts with the Company’s interests.
•
Assess the contributions of current directors in connection with their re-nomination.
•
Periodically review and recommend to the Board updates to the Company’s procedures for the consideration of director candidates recommended by stockholders.
•
Consider any director candidates recommended by the Company’s stockholders.
•
Oversee the Company’s corporate governance practices and procedures.
•
Review the Board’s committee structure, composition and responsibilities and recommend to the Board for its approval directors to serve as members of each committee and the chairperson of each committee.
•
Monitor the functioning of the Board’s committees and make recommendations to the Board regarding changes.
•
Review the Company’s corporate governance guidelines on a periodic basis and recommend changes as appropriate to the Board.
•
Oversee the Company’s succession planning related to senior management and make recommendations to the CEO regarding management succession planning.
•
Oversee the Company’s risk management systems and processes and review and discuss the material risks facing the Company and how management is addressing such risks.
•
Review and assess the channels through which the Board receives information, and the quality and timeliness of information received.
•
Oversee the annual evaluation process for the Board, its committees, and individual directors.
•
Report regularly to the Board with respect to its activities, periodically update the Board on material developments in the area of corporate governance, and annually review governance disclosures to be included in the Company’s proxy statement.
•
Evaluate the Company’s environmental, social, and governance-related risks and the Company’s environmental and social goals, policies and programs.
•
Oversee and review the environmental, social and governance disclosures in the Company’s proxy statement.
•
Perform an evaluation of its performance at least annually.
•
Review and reassess the adequacy of its charter at least annually and submit proposed revisions, if any, for the approval of the Board.

* For a full description of the duties and responsibilities of the Governance Committee, see the Governance Committee Charter, available on our website at https://investors.liquidityservices.com/corporate-governance.

Governance of the Company

Compensation Committee

Members
Ms. Infante (Chair), Mr. Clough, Ms. Dyer and Mr. Kolodzieski

Meetings
The Compensation Committee met 4 times during fiscal 2023.

Director Independence
The Board has determined that each member of the Compensation Committee is independent, as defined by the Company’s director independence standards and the Nasdaq Standards.

Committee Report
See page 97.

Primary Duties and Responsibilities*

•
Oversee the Company’s overall compensation structure, policies and programs, and assess whether the Company’s compensation structure establishes appropriate incentives.
•
Oversee the assessment of risks associated with the Company’s compensation programs.
•
Conduct an annual performance assessment of the CEO and review and approve annually corporate goals and objectives relevant to compensation of the CEO and other executive officers.
•
Review and approve annually the compensation of the CEO and other executive officers.
•
Review and approve any employment-related agreements, any proposed severance arrangements or change in control and similar agreements/provisions, and any amendments, supplements or waivers to the foregoing agreements, with the CEO and other executive officers.
•
Biennially review and make recommendations to the Board with respect to the compensation of members of the Board who are not executive officers.
•
Administer and implement the Company’s incentive compensation plans and equity-based plans.
•
Assess annually the desirability of proposing and make recommendations to the Board with respect to (a) any new incentive compensation plans and equity-based plans and (b) any amendments to, including increases in shares reserved for issuance under, existing plans.
•
Administer and make recommendations to the Board regarding the adoption, amendment or rescission of the Company’s retirement, excess benefit and deferred compensation plans, if any.
•
Assess the results of the Company’s most recent advisory vote on executive compensation.
•
Review and approve the inclusion of the advisory vote on executive compensation proposal, and the frequency of such proposal, in the Company’s proxy statement when and as applicable.
•
Retain and terminate compensation consultants, legal counsel or other advisors, be directly responsible for the appointment, compensation and oversight of the work of such consultants, legal counsel or advisors, and receive appropriate funding from the Company for payment of compensation of such consultants, legal counsel or advisors.
•
Assess the independence of any compensation consultants, legal counsel and other advisors who provide advice to the Compensation Committee in accordance with the Nasdaq Standards.
•
Review and discuss with management the Company’s Compensation Discussion and Analysis and related disclosures and recommend to the Board based on such review and discussions whether the Company’s Compensation Discussion and Analysis should be included in the Company’s annual report and proxy statement.
•
Oversee preparation of the Compensation Committee report.
•
Annually review the performance of the investment funds offered through the Liquidity Services, Inc. 401(k) Profit Sharing and Trust Plan (the “401(k) Plan”), the performance of trustees and investment advisors, and the performance of the plan committees in the discharge of their duties.
•
Periodically review the Company’s Director Stock Ownership Policy and Executive Stock Ownership Policy.
•
Assist the Board in its oversight of the Company’s polices and strategies relating to culture and human capital management, including diversity, equity and inclusion.
•
Review and discuss with management the human capital management disclosures included in the Company’s proxy statement and its periodic filings with the SEC.

Governance of the Company

•
Perform an evaluation of its performance at least annually.
•
Review and reassess the adequacy of its charter at least annually and recommend any proposed revisions, if any, for approval by the Board.

* For a full description of the duties and responsibilities of the Compensation Committee, see the Compensation Committee Charter, available on our website at https://investors.liquidityservices.com/corporate-governance.

Governance of the Company

Recommendation of Director Candidates

As indicated above, one of the primary duties and responsibilities of the Governance Committee is to develop and recommend to the Board criteria for identifying and evaluating director candidates. The Governance Committee has developed, and the Board has approved the use of, the following criteria for identifying and evaluating director candidates.

Identification. Candidates may come to the attention of the Governance Committee through the directors, the CEO, professional search firms (to whom we pay a fee), stockholders or other persons. The Company has also sought to identify potential candidates through professional associations and initiatives, such as the National Association of Corporate Directors (“NACD”), The Boston Club, The Athena Alliance and Stanford Women on Boards.

The Governance Committee will consider candidates for director suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our bylaws and described in this proxy statement under the heading “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders”. Director candidates recommended by stockholders under these procedures will be evaluated by the Governance Committee like other director candidates using the process set forth below.

Evaluation. Initially, the Governance Committee looks for individuals who meet certain minimum qualifications approved by the Board, including the highest level of personal and professional ethics and integrity, sound judgment, the ability to make independent analytical inquiries, the willingness to devote adequate time and resources to diligently perform Board duties and appropriate and relevant business experience and acumen. For additional information on the types of business experience considered by the Governance Committee, see “Proposal 1—Election of Directors” below. The Governance Committee also considers the number of other boards of public companies on which the candidate currently serves.

Next, the Governance Committee considers whether the candidate would be a good fit for the Board overall. The goal is to find candidates with experiences and skill sets that complement those of current directors to create a balanced Board with varied viewpoints and deep expertise. The Governance Committee does not prescribe set diversity standards but considers diversity to be a valuable consideration when assessing a candidate. The Governance Committee considers the various characteristics of each candidate, such professional experience, race, ethnicity, gender, age, thought, skills and background, to determine if such candidate would provide a unique perspective that may help the Board address the complex issues it faces.

Governance of the Company

The Governance Committee is committed to continuously evolving and enhancing our disclosures about Board diversity in response to feedback from stockholders and other stakeholders. Beginning in 2021, we surveyed the Board and asked each director to self-identify their race/ethnicity, gender identity, disability, military experience, and LGBTQ+ identity. The results are presented below in compliance with Nasdaq’s disclosure format.

Board Diversity Matrix (as of the Record Date)
Total Number of Directors	8
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	6	-	-
Part II: Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	1	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	4	-	-
Two or More Races or Ethnicities	1	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	1	-	-
Part III: Supplemental Self-Identification
Military Veteran	-	2	-	-
Person with Disability/Disabilities	-	-	-	-
Person of International/Non-U.S. Origin	1	2	-	-

Code of Conduct

Our Board has adopted a code of conduct (the "Code of Conduct") applicable to all of our directors, officers and employees to protect and promote organization-wide integrity and to enhance the Company’s ability to achieve its mission.

The Code of Conduct embodies general principles such as compliance with laws, acting with honesty and integrity, avoidance of conflicts of interest, maintenance of accurate and timely financial and business records, use of the Company’s assets for legitimate business purposes only, provision and acceptance of gifts to or from customers, suppliers and governments in compliance with law, protecting the Company’s information and dealing fairly with other companies.

All directors, officers, and employees must report violations and suspected violations of the Code of Conduct and any concerns they may have pertaining to non‑compliance with the Code of Conduct by following certain procedures described in the Code of Conduct. The Code of Conduct includes instructions on how to anonymously submit concerns through a hotline that is available 24 hours a day / 365 days a year. All reports of suspected Code of Conduct violations will be forwarded to the Company’s Legal Department and Human Resources Department, except for complaints and concerns involving accounting or auditing matters, which will be handled in accordance with procedures established by the Audit Committee.

The Code of Conduct is available on our website, www.liquidityservices.com, at “Investors—Corporate Governance—Governance Documents”. A free printed copy is available to any stockholder who requests it by writing to us at Liquidity Services, Inc., 6931 Arlington Road, Suite 460, Bethesda, MD 20814, Attention: Legal Department. We intend to disclose future amendments to certain provisions of the Code of Conduct, or waivers of such provisions if granted to executive officers and directors, on our website within four business days following the date of such amendment or waiver.

Governance of the Company

Reducing Environmental Impact; Increasing Social Impact

We believe that our obligations to our stockholders include being a responsible corporate citizen. Our vision is to build the world’s leading marketplace for surplus and idle assets that benefits sellers, buyers and the planet. This vision, with its emphasis on environmental responsibility, is ingrained in our business strategy and the services we provide. We enable corporate and government agency sellers to directly reduce waste generated by redistributing end-of-life products or assets through our solutions, thereby improving the net financial recovery generated while positively impacting the communities they serve. Some of the world's largest forward-thinking corporations and government agencies have enhanced their stewardship of communities and the environment by using our services and selling their surplus assets through our marketplaces.

Besides our fundamental business model, which emphasizes the importance of reusing assets, we also encourage the disposal of surplus in an environmentally safe manner. For example, where consumer electronics waste is not sold, we recycle such consumer electronics waste through professional recycling companies with R2 or similar publicly recognized recycling standards. In our warehouses, we also recycle cardboard and plastic dunnage received from sellers.

Our focus on virtual solutions and online auctions also serves the environment by reducing environmental risks caused by travel and transportation. When using our self-directed solutions on our GovDeals and AllSurplus marketplaces, sellers do not have to ship their goods to a site for an auction, thereby reducing emissions into the environment. In addition, individuals do not have to travel to and from an auction site, further reducing emissions.

Human Capital Management

In order to achieve our goal to build the world’s leading marketplace for surplus assets to benefit buyers, sellers, and the planet, it is crucial that we attract, develop, and retain employees who deliver outstanding performance. To do so, we strive to make the Company a rewarding place to work and an environment where we promote diversity, equity, and inclusion. As of September 30, 2023, we had 716 employees worldwide, of which 91% were located in North America, 6% in the EMEA region, and 3% in the Asia-Pacific region. We also utilize temporary workers to augment staffing during peak business cycles and to fill certain open positions on a temporary basis.

Diversity, Equity, and Inclusion. We believe our employees are key to achieving our business goals and growth strategy. Our human capital objective is to attract, retain, develop, and motivate talented employees. We use online search tools, specialized recruiting firms, employee referral programs, job postings in various media platforms, and university recruiting to identify and attract talented candidates. By doing so, we aim to leverage the variety of skills and perspectives inherent in a diverse workforce, improve our problem-solving abilities, and bring innovative solutions to a wider range of clients and customers.

Health and Well-Being. We value the health and well-being of our employees and provide generous benefit options to our employees and their families. Our plans are designed to enhance employee wellness by focusing on health, financial security, life, and learning. Our health benefits include multiple medical plans, dental and vision coverage, and paid parental leave. In the U.S., we pay a significant portion of the benefit premiums related to our health benefits. Employees are offered certain benefits at no charge to them or their families (e.g., Life and AD&D insurance, short- and long-term disability insurance, and Health Savings Account contributions). The financial security benefits program includes a 401(k) plan with discretionary employer match and access to health savings accounts and health and dependent care flexible spending accounts. We provide a range of insurance products and employee assistance programs. Internationally, we also offer a variety of benefit plans customized to reflect local conditions. Our learning and development programs include tuition support for employees and a global training and development program that focuses on leadership development, as well as training in various topics including diversity, anti-harassment, ethics, and regulatory compliance.

Governance of the Company

Culture and Community. The Company's culture is rooted in our core values and aligned to the Company’s strategic framework. Our culture expresses our expansive vision and fervor for community and collaboration and is honed by the following core values:

•
Integrity: Our partners and colleagues know they can trust us to always keep our promises, be transparent, and adhere to the highest ethical standards.
•
Customer Focus: Buyer and seller satisfaction are key to our continued success. We seek to exceed our customers’ expectations every day.
•
Continuous Improvement: We embrace change and are motivated to constantly improve our individual and collective performance.
•
Innovation: We continually seek out, develop, and implement new ideas to enhance our position as industry leader.
•
Mutual Trust and Accountability: Our collaborative environment values open communication, mutual respect, teamwork, and acknowledging our successes and failures.
•
Shared Success: Everyone in our organization acts as leaders with a shared sense of pride in our accomplishments.
•
Doing Well and Doing Good: By continuing to positively impact our clients and the environment, we make Liquidity Services a rewarding place to work. We make a difference by our words and actions in our company, our community, and our world.

We reinforce, monitor, and assess our culture through a variety of programs which include performance management, succession planning, and employee engagement surveys, all of which serve to further our human capital objectives. Each of our team members is part of our global initiative to make a difference in the communities where we live and work. We engage with our local communities across the globe, supporting community outreach, disaster relief, zero-waste initiatives, youth mentoring, military families and veterans, and access to higher education.

Flexible Workspace. We are a remote-first work environment. We are committed to allowing flexibility in our workplace to promote high performance, retention, diversity, equity, and inclusion while also continuing to meet customer and business needs.

Communication with Directors

Stockholders and other interested parties may communicate with the Board by writing to us c/o the Corporate Secretary, Liquidity Services, Inc., 6931 Arlington Road, Suite 460, Bethesda, MD 20814. Communications intended for a specific director or directors should be addressed to the attention of the relevant individual(s) c/o the Corporate Secretary at the same address.

Our Corporate Secretary will review all correspondence intended for the Board and forward to the Board a summary of such correspondence and a copy of the correspondence that, in the opinion of the Corporate Secretary, requires the Board’s attention. Directors may at any time review a log, and receive copies, of all correspondence received by the Corporate Secretary that is intended for the Board.

In addition, the Audit Committee has established a procedure for parties to submit concerns regarding what they believe to be questionable accounting, internal controls and auditing matters. Concerns may be reported through our Compliance Helpline at 888-475-8376. Concerns may be submitted anonymously and confidentially.

Governance of the Company

Our Executive Officers

Our team of experienced executive officers also support the governance of the Company. Biographical information on our executive officers (other than Mr. Angrick, whose biographical information appears in this proxy statement under “Proposal 1 - Our Board of Directors”) is below:

Name	Age	Position
Jorge A. Celaya	57	Chief Financial Officer
John P. Daunt	58	Chief Commercial Officer
Steven J. Weiskircher	50	Chief Technology Officer
Mark A. Shaffer	50	Chief Legal Officer and Corporate Secretary
Novelette Murray	58	Chief Human Resources Officer

Jorge A. Celaya has served as our Chief Financial Officer since joining the Company in 2015. Mr. Celaya has more than 30 years of experience in capital markets, financial accounting, operations, and strategic transformation with global and publicly held companies in diverse industries. Before joining the Company, he co-founded Avanz Capital, an independent investment firm focused on private equity investing across emerging markets. Before that, Mr. Celaya was Executive Vice President and Chief Financial Officer for both FTI Consulting, a global provider of business restructuring, financial consulting, and e-discovery software and services, and Sitel Corporation, a global provider of business process outsourcing services. From 1990 to October 2003, Mr. Celaya also held various corporate and operating group positions with Schlumberger Ltd. where he worked across multiple industries and sectors both domestically and internationally. Mr. Celaya holds a Bachelor of Arts degree and a Master’s in Business degree from the University of Texas at Austin.

John P. Daunt has served as our Chief Commercial Officer since April 2019. Previously, Mr. Daunt was our Senior Vice President, CAG North America, from June 2018 to April 2019, Senior Vice President, Global Operations and DoD from August 2015 to May 2018 and Senior Vice President, Account Management from November 2014 to July 2015. Before joining the Company, Mr. Daunt served as Senior Vice President of FedBid, Inc., a company that allows federal, state and local governments, and educational institutions to purchase goods and services through a reverse auction-based platform, from March 2013 to November 2014. Prior to that, Mr. Daunt was Vice President and General Manager of AssetNation and an Account Executive at Ariba, Inc. Mr. Daunt also served as a Naval Flight Officer in the US Navy. Mr. Daunt holds a B.S. in Entrepreneurial Studies from Babson College.

Steven J. Weiskircher has served as our Chief Technology Officer since August 2019. Prior to joining the Company, Mr. Weiskircher was Vice President, Omnichannel, Marketing, and Digital Delivery Technology at GameStop, a video game, consumer electronics, and wireless services retailer, from July 2018 through July 2019. Prior to that, Mr. Weiskircher worked for ThinkGeek, a retailer, as Chief Information Officer from February 2013 through July 2018. Mr. Weiskircher has also been employed as Chief Information Officer at Fanatics, Inc. and as Vice President, Information Technology at Crutchfield Corporation. Mr. Weiskircher served as a Captain in the U.S. Army Signal Corps. Mr. Weiskircher holds a B.S. in Mechanical Engineering from Virginia Tech and a M.S. in Management Information Systems from the University of Virginia.

Governance of the Company

Mark A. Shaffer has served as our Chief Legal Officer and Corporate Secretary since July 2016. Before this role, Mr. Shaffer was Senior Associate General Counsel and Assistant General Counsel from September 2012 to July 2016. Before joining the Company, Mr. Shaffer served as Senior Counsel and Global Compliance Officer for Barnes Group, Inc., an international industrial and aerospace manufacturer and service provider, from June 2010 to August 2012. Before that, he served in other roles at Barnes Group and as Senior Counsel at the law firm of Miller Canfield, where he focused on industrial and automotive mergers and acquisitions and commercial negotiations. Mr. Shaffer also served as Senior Counsel for Kmart Corporation and as an associate at the law firms of LeBoeuf, Lamb, Greene & MacRae LLP and Latham & Watkins LLP. Mr. Shaffer holds a B.S. in Foreign Service and a J.D. from Georgetown University. Mr. Shaffer became a NACD Board Leadership Fellow in 2020.

Novelette Murray has served as our Chief Human Resources Officer since October 2020. In this role, Ms. Murray leads all aspects of human resources and is responsible for aligning talent with the Company’s business strategy, including hiring, training, development, performance management, diversity and inclusion, and succession planning. Ms. Murray originally joined the Company in 2010 as the Director of Human Resources. She was promoted multiple times during her tenure with the Company, serving as both Sr. Director of Human Resources and Vice President, HR Operations before becoming Chief Human Resources Officer. Prior to her employment with the Company, Ms. Murray served as Senior Human Resources Manager for the U.S. Concrete Pipe Division of Cemex, a global building materials company, from 2006 to 2010. Prior to that, Ms. Murray was the Director of Human Resources for Houston ENT, an otolaryngology physician group, from 2000 to 2006, and a Human Resources Associate at GE Healthcare, a manufacturer of medical imaging equipment, from 1995 to 2000. Ms. Murray received a B.A. in Organizational Communication with honors from Rollins College and an M.B.A. from University of Maryland University College.

Compensation of Non-Employee Directors

Director Compensation

Our non-employee directors receive a combination of cash and equity compensation for service as directors. Directors employed by the Company (such as Mr. Angrick) receive no compensation for their service as directors. The Compensation Committee, in consultation with its independent compensation consultant, periodically reviews non‑employee director compensation and recommends changes based on competitive market data. Based on such review and recommendations, the Board approved the following compensation for non-employee directors for calendar year 2023:

•
Total annual target compensation was set at $145,000 with $45,000 payable in cash and $100,000 payable in equity. These amounts are unchanged from the prior year.
•
Each non-employee director must elect one of three alternatives for equity compensation (i.e., 60% options / 40% RSUs, 20% options / 80% RSUs, or 100% RSUs). The available alternatives for calendar year 2023 were the same as those for calendar year 2022, however certain directors changed their elections for calendar year 2023. Each director’s election is explained in additional detail in the table below.
•
Directors are entitled to additional cash retainers for committee service and leadership. The amounts for calendar year 2023 remained unchanged from calendar year 2022 and are detailed below.
•
Any new director joining the Board in calendar year 2023 is entitled to an initial equity grant of $135,000.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Non‑employee director compensation for calendar year 2023 is summarized in the following table:

Annual Compensation Element for Role	Board Compensation
General Board Service—Cash Retainer	$45,000
Lead Director—Cash Retainer	$7,500
Committee Chair Service—Cash Retainer
Audit Committee	$20,000
Compensation Committee	$12,000
Governance Committee	$7,500
Committee Service—Cash Retainer
Audit Committee	$10,000
Compensation Committee	$6,000
Governance Committee	$3,750
General Board Service—Equity* (Each Director Elects One of Three Following Alternatives)
Option Value (60%)	$60,000
RSU Value (40%)	$40,000 or
Option Value (20%)	$20,000
RSU Value (80%)	$80,000 or
Option Value (0%)	$0
RSU Value (100%)	$100,000
* Stock options and RSUs generally vest in full on February 1 of each year (one year vesting period).

Cash retainers to our non-employee directors are paid quarterly in advance unless a director elects to receive an equivalent amount in the form of RSUs or options. No director made such an election for calendar year 2023.

Non-employee directors also receive equity-based compensation in the form of options and/or RSUs, as elected by the director and described in further detail in the table below. Annual non-employee director equity awards are granted in February and vest on the one-year anniversary of the grant date, subject to the director’s continued service with the Company through that date. Options granted to non-employee directors expire ten years from the date of grant. For 2023, each non-employee director (other than Mr. Fall) received an equity award with an aggregate value of $100,000. As noted above, the Board determined that any new director joining the Board in fiscal 2023 is entitled to initial equity grant of $135,000. Mr. Fall received such an award upon his appointment to the Board. These equity awards vest on February 1, 2024, subject to the director’s continued service with the Company through such date.

Non‑employee directors are also reimbursed for expenses they incur in attending Board and committee meetings.

Director Stock Ownership and Anti-Hedging Requirements

We require our non-employee directors to hold shares of our common stock having a value equal to five times the value of his, her or their annual cash retainer. New non-employee directors have five years after his, her or their appointment to the Board to satisfy this requirement. Each non-employee director has satisfied or is on track to satisfying the stock ownership requirement within the applicable timeframe. Non-employee directors may not purchase any financial instrument or enter any transaction that hedges or offsets any decrease in the market value of our common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds). A copy of the Director Stock Ownership Policy is available under the Investors section of our website at www.liquidityservices.com.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Compensation for Calendar Year 2023

The following table sets forth the total cash and equity compensation paid to each of our non‑employee directors for service on the Board and its committees during calendar year 2023:

Name	Retainer Fees (Paid in Cash)(1)	Stock Awards(2)(3)(4)(5)	Option Awards(2)(3)(6)	Total ($)
Phillip A. Clough	$49,500	$80,000	$20,000	$149,500

Katharin S. Dyer	$55,327	$100,000	$0	$155,327

George H. Ellis	$64,038	$100,000	$0	$164,038

Amath Fall	$65,705	$135,000	$0	$200,705

Beatriz V. Infante	$74,500	$100,000	$0	$174,500

Edward Kolodzieski	$54,750	$100,000	$0	$154,750

Jaime Mateus-Tique	$45,000	$100,000	$0	$145,000

(1)
Retainer fees, at the election of each director, may be paid in cash or in the form of options or RSUs. All directors elected to receive retainer fees in the form of cash in calendar year 2023.
(2)
The amounts reported in these columns reflect the aggregate grant date fair value of grants of options and RSUs to each of the non-employee directors, computed under U.S. generally accepted accounting principles (“GAAP”), disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 2 and Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (the "2023 Form 10-K").
(3)
Mr. Clough, Ms. Dyer, Mr. Ellis, Ms. Infante, Mr. Kolodzieski and Mr. Mateus-Tique each elected to receive all of their equity compensation in RSUs with a grant date fair value of $100,000. On February 1, 2023, we granted the following as equity compensation: (i) 6,627 RSUs to each of Mr. Clough, Ms. Dyer, Mr. Ellis, Ms. Infante, Mr. Kolodzieski and Mr. Mateus-Tique. The number of RSUs granted was determined by dividing the value of the award by the closing price of our common stock on the Nasdaq Stock Market on the grant date ($15.09).
(4)
Mr. Fall joined the Board in calendar year 2023, which entitled him to an initial grant of equity compensation with a grant date fair value of $135,000. He elected to receive this initial grant in the form of RSUs. On February 1, 2023, we granted Mr. Fall 8,946 RSUs with a grant date fair value of $135,000. The number of RSUs granted was determined by dividing the value of the award by the closing price of our common stock on the Nasdaq Stock Market on the grant date ($15.09).
(5)
On September 30, 2023, our non‑employee directors held the following unvested RSUs: Phillip A. Clough, 5,302; Katharin S. Dyer, 6,627; George H. Ellis, 6,627; Amath Fall, 8,946; Beatriz V. Infante, 6,627; Edward J. Kolodzieski, 6,627; and Jaime Mateus-Tique, 6,627.
(6)
On September 30, 2023, our non-employee directors held the following stock option awards, some of which were not fully vested: Phillip A. Clough, 73,655 options; Katharin S. Dyer, 0 options; George H. Ellis, 13,144 options; Amath Fall, 0 options; Beatriz V. Infante, 0 options; Edward J. Kolodzieski, 0 options; and Jaime Mateus-Tique, 20,061 options.

Beneficial Ownership of Shares of Common Stock

The following table sets forth information regarding ownership of our common stock as of the Record Date, other than as set forth below, by each of our directors and executive officers, all our directors and executive officers as a group and the holders of 5% or more of our common stock known to us. The information in this table is based on our records, information filed with the SEC and information provided to us. To our knowledge, except as disclosed in the table below, none of our stockholders hold 5% or more of our common stock. Except as otherwise indicated, (1) each person has sole voting and investment power (or shares such powers with her, his or their spouse) with respect to the shares set forth in the following table and (2) the business address of each of our officers and directors is 6931 Arlington Road, Suite 460, Bethesda, MD 20814.

	Number of Shares Beneficially Owned	Percentage of Shares Outstanding(1)
5% or Greater Stockholders
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	3,554,541	10.98%
Staley Capital Advisers, Inc.(3) One Oxford Centre, Suite 3950 Pittsburgh, PA 15219	2,200,000	6.79%
Renaissance Technologies LLC(4) 800 Third Avenue New York, NY 10022	1,847,904	5.71%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	1,681,783	5.19%
Officers and Directors
William P. Angrick, III(6)	7,779,977	24.02%
Jorge A. Celaya(7)	192,853	*
Phillip A. Clough(8)	175,884	*
John P. Daunt(9)	161,022	*
Katharin S. Dyer(10)	35,285	*
George H. Ellis(11)	38,546	*
Amath Fall(12)	8,946	*
Beatriz V. Infante(13)	87,990	*
Edward J. Kolodzieski(14)	65,229	*
Jaime Mateus-Tique(15)	805,191	2.49%
Novelette Murray(16)	93,755	*
Mark A. Shaffer(17)	76,840	*
Steven J. Weiskircher(18)	118,306	*
All directors and executive officers as a group (13 individuals)	9,639,824	29.77%

* Less than 1% of the outstanding shares of our common stock.

(1)
The percentages of shares outstanding for our 5% or greater stockholders and for our directors and executive officers were calculated based on 32,385,987 shares of common stock, which is equal to the 30,843,994 shares of common stock outstanding as of the Record Date plus 1,494,610 shares of common stock issuable pursuant to options held by our directors and executive officers that are exercisable as of the Record Date or within 60 days of such date and 47,383 RSUs scheduled to vest within 60 days of such date.
(2)
Based on a review of a Form 13F-HR filed on November 13, 2023, BlackRock, Inc. beneficially owned 3,554,541 shares of common stock, had sole voting power with respect to 3,519,677 shares of common stock and had sole investment power with respect to 3,554,541 shares of common stock.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

(3)
Based on a review of a Form 13F-HR filed on November 14, 2023, Staley Capital Advisers, Inc. beneficially owned 2,200,000 shares of common stock, had sole voting power with respect to 2,200,000 shares of common stock and had sole investment power with respect to 2,200,000 shares of common stock.
(4)
Based on a review of a Form 13F-HR filed on November 14, 2023, Renaissance Technologies LLC beneficially owned 1,847,904 shares of common stock, had sole voting power with respect to 1,847,904 shares of common stock and had sole investment power with respect to 1,847,904 shares of common stock.
(5)
Based on a review of a Form 13F-HR filed on November 14, 2023, The Vanguard Group beneficially owned 1,681,783 shares of common stock, had sole voting power with respect to 1,625,876 shares of common stock and had sole investment power with respect to 1,625,876 shares of common stock.
(6)
Includes 5,186,058 shares of common stock held by the William P. Angrick, III Revocable Trust, 873,379 shares of common stock held by the William P. Angrick III 2005 Irrevocable Trust, 114,699 shares of common stock held by the Stephanie S. Angrick Revocable Trust and 575,513 shares of common stock held by the Stephanie S. Angrick 2005 Irrevocable Trust. Mr. Angrick disclaims beneficial ownership of these securities. The amount in the table above also includes 1,030,328 shares of common stock issuable pursuant to options held by Mr. Angrick that are exercisable as of the Record Date or within 60 days of such date. Mr. Angrick does not hold any RSUs that are scheduled to vest within 60 days of the Record Date. 1,400,000 shares of common stock are pledged as collateral to secure certain personal indebtedness.
(7)
Includes 140,865 shares of common stock issuable pursuant to options held by Mr. Celaya that are exercisable as of the Record Date or within 60 days of such date. Mr. Celaya does not hold any RSUs that are scheduled to vest within 60 days of the Record Date.
(8)
Includes 73,655 shares of common stock issuable pursuant to options held by Mr. Clough that are exercisable as of the Record Date or within 60 days of such date and 5,302 RSUs scheduled to vest within 60 days of such date.
(9)
Includes 53,074 shares of common stock held by the Daunt Family Trust and 107,948 shares of common stock issuable pursuant to options held by Mr. Daunt that are exercisable as of the Record Date or within 60 days of such date. Mr. Daunt does not hold any RSUs that are scheduled to vest within 60 days of the Record Date.
(10)
Includes 6,627 RSUs scheduled to vest within 60 days of Record Date. Ms. Dyer does not hold any options that are exercisable as of the Record Date or within 60 days of such date.
(11)
Includes 13,144 shares of common stock issuable pursuant to options held by Mr. Ellis that are exercisable as of the Record Date or within 60 days of such date and 6,627 RSUs scheduled to vest within 60 days of such date.
(12)
Includes 8,946 RSUs scheduled to vest within 60 days of such date. Mr. Fall does not hold any options exercisable as of the Record Date or within 60 days of such date.
(13)
Includes 6,627 RSUs scheduled to vest within 60 days of the Record Date. Ms. Infante does not hold any options exercisable as of the Record Date or within 60 days of such date.
(14)
Includes 6,627 RSUs scheduled to vest within 60 days of the Record Date. Mr. Kolodzieski does not hold any options that are exercisable as of the Record Date or within 60 days of such date.
(15)
Includes 163,208 shares of common stock held by the Jaime Mateus-Tique 2005 Irrevocable Trust, 468,262 shares of common stock held by the Em El 2007 Irrevocable Trust, 20,061 shares of common stock issuable pursuant to options held by Mr. Mateus Tique that are exercisable as of the Record Date or within 60 days of such date and 6,627 RSUs scheduled to vest within 60 days of such date.
(16)
Includes 50,582 shares of common stock issuable pursuant to options held by Ms. Murray that are exercisable as of the Record Date or within 60 days of such date. Ms. Murray does not hold any RSUs that are scheduled to vest within 60 days of the Record Date.
(17)
Includes 39,242 shares of common stock held by The Mark A. Shaffer Revocable Trust and 37,598 shares of common stock issuable pursuant to options held by Mr. Shaffer that are exercisable as of the Record Date or within 60 days of such date. Mr. Shaffer does not hold any RSUs that are scheduled to vest within 60 days of the Record Date.
(18)
Includes 20,429 shares of common stock issuable pursuant to options held by Mr. Weiskircher that are exercisable as of the Record Date or within 60 days of such date. Mr. Weiskircher does not hold any RSUs that are scheduled to vest within 60 days of the Record Date.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

Stock Ownership and Anti-Hedging Requirements

A NEO must hold common stock with a value equal to 150% of the NEO’s annual base salary except the Chairman and CEO, who must hold common stock with a value equal to 600% of his, her or their annual base salary. Each NEO has five years after her, his or their date of hire or appointment to satisfy this requirement. Each of our NEOs has satisfied, or is on track to satisfy, the stock ownership requirement within the applicable timeframe. Executive officers may not purchase any financial instrument or enter any transaction that hedges, pledges or offsets any decrease in the market value of our common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds) without advance approval from our Board. On September 11, 2020, the Board approved in advance Mr. Angrick’s pledge of 1,400,000 shares of common stock. This approval was reviewed and extended on December 6, 2021 until such date as the Board revokes its approval. In reviewing and extending this approval, the Board took note of certain facts and circumstances that helped moderate risk to the Company from the pledge, including: (i) shares pledged by Mr. Angrick would be derived from shares purchased by Mr. Angrick for investment purposes as compared to shares received by Mr. Angrick as executive compensation; (ii) the pledge having a 50% loan-to-value ratio and only requiring funding for the difference between 50% of the original share value at the time of pledge and the then current price; (iii) the limited size of the pledge in reference to Mr. Angrick’s overall holdings; and (iv) Mr. Angrick’s lack of reliance on the pledged shares for compliance with the Company’s executive stock holding policy.

Additionally, non-executive employees who are deemed to be “insiders” under the Company’s Insider Trading Policy cannot enter into hedging, pledging or similar arrangements with respect to Company securities without advance approval from the Board.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and beneficial owners of greater than ten percent of our common stock to file reports of holdings and transactions in our common stock with the SEC. Based solely on a review of these records filed during or with respect to fiscal 2023, we believe that in fiscal 2023 all persons satisfied these filing requirements on a timely basis, except a Form 4 reflecting grants of RSUs and options on December 23, 2022 to each of Mr. Angrick, Mr. Celaya, Mr. Daunt, Mr. Weiskircher, Mr. Shaffer and Ms. Murray was not filed until January 4, 2023 due to an administrative oversight.

Certain Relationships and Related Party Transactions

The Company did not participate in or review any potential related party transactions since the beginning of fiscal 2023 and there currently are no proposed related party transactions. To be considered a related party transaction under current SEC rules, a transaction, or a series of similar transactions, (i) must involve an amount in excess of $120,000, (ii) must include the Company as a participant, and (iii) one of our executive officers, directors, director nominees or greater than 5% stockholders, or an immediate family member of any such person, must have a direct or indirect material interest in the transaction. Should we consider participating in a related party transaction in the future, such transaction would be reviewed and be subject to approval by the Audit Committee, in accordance with the Audit Committee’s written charter. We have not adopted specific standards that would govern such review.

As a general matter, our written Code of Conduct prohibits conflicts of interest. We consider a conflict of interest to exist when a person’s private interest interferes in any way with the interests of the Company, including: (i) a conflict that makes it difficult for an employee, officer or director to perform his, her or their work objectively and effectively; (ii) when an employee, officer or director, or any member of his, her or their family, receives improper personal benefits because of his, her or their position in or with our Company; or (iii) when an employee, officer or director is engaged in a business or business activity in competition with or injurious to us. The Code of Conduct requires that the Chief Legal Officer be consulted with questions about conflicts of interest in addition to requiring that our directors and officers consult with the Chief Legal Officer before engaging in any potential conflict of interest transactions.

Proposals Requiring your Vote

Overview of Proposal 1

Our Class III directors are Katharin S. Dyer, Amath Fall and Beatriz V. Infante. Their current terms end at this Annual Meeting and each has consented to be nominated to serve as a director for an additional three-year term. Ms. Dyer and Ms. Infante were last elected at the Annual Meeting of Stockholders in 2021. Mr. Fall was appointed to the Board in February 2023. Each nominee will, if elected, continue in office until our 2027 Annual Meeting of Stockholders or until his, her or their successor has been duly elected and qualified, or until the earlier of his, her or their death, resignation or retirement.

2024 Director Nominees

Nominee Name	Director Since	Independent	Committee Memberships
Katharin S. Dyer	2020	YES	Compensation Committee; Governance Committee
Amath Fall	2023	YES	Audit Committee
Beatriz V. Infante	2014	YES	Lead Independent Director Compensation Committee (Chair); Audit Committee

If you are a stockholder of record, the proxy holders named on the proxy card intend to vote your proxy for the election of each nominee, unless you indicate on the proxy card that your vote should be withheld from any or all the nominees. Brokers, banks, and other nominees may not vote in the election of directors without instructions from the beneficial owner. Therefore, if your shares are held through a broker, bank, or other nominee, they will not be voted in the election of directors unless you affirmatively vote your shares.

We expect each nominee to serve as a director if elected. If any nominee cannot serve, proxies will be voted in favor of the other nominees and may be voted for substitute nominees selected by the Board, unless the Board reduces the number of directors serving on the Board.

Selection of Directors

In evaluating director candidates and considering incumbent directors for nomination, the Board and the Governance Committee consider a variety of factors as discussed above under “Governance Committee”. Among other things, the Board has determined that it is important to have individuals with the following skills, qualifications and experiences on the Board:

•
Industry Experience and/or Company Knowledge. It is important for our directors to know the Company and the online auction marketplace industry to understand its business, operations, and strategy. Three of our directors (37.5%) have this experience.
•
Senior Leadership Experience. It is important for our directors to have successfully served in senior leadership roles at other organizations, which demonstrates strong abilities to motivate and manage others and to identify and develop leadership qualities in others. All of our directors (100%) have this experience.
•
High-Growth Company Experience. As a high-growth company, it is important for our directors to have experience with other companies that have undergone periods of significant growth because they can

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

provide insight on the challenges faced by companies in these situations, including how to balance strategic acquisitions with organic growth, manage expectations about the scope, speed, and success of our growth strategy, and leverage operational infrastructure to support expansion. All of our directors (100%) have this experience.
•
U.S. Public Company Board Service Experience. Directors who have served on other public company boards can offer advice and perspective regarding board dynamics and operations; the relationship between the Board and management; and other matters, including corporate governance, executive compensation, and oversight of strategic, operational, and compliance-related matters. Three of our directors (37.5%) have this experience.
•
Media and Technology Experience. As the Company is a provider of online marketplaces, it is important for our directors to have media and technology experience, especially as this experience relates to the Internet. All of our directors (100%) have this experience.
•
Financial and/or Accounting Experience. It is important for our directors to have knowledge of finance and financial reporting processes to enable them to understand and evaluate the Company’s capital structure and to oversee the preparation of our financial statements. Seven of our directors (87.5%) have this experience.
•
Data Analytics and E-commerce Marketing Experience. With the continued growing importance of data analytics and e-commerce marketing in the Company’s business strategy, it is important for our directors to have experience in this area. Two of our directors (25%) of our directors have this experience.

Name	Industry Experience and/or Company Knowledge	Senior Leadership Experience	High-Growth Company Experience	U.S. Public Company Board Service Experience	Media and Technology Experience	Financial and/or Accounting Experience	Data Analytics and E-commerce Marketing Experience
Mr. Angrick	●	●	●		●	●

Mr. Clough		●	●	●	●	●

Ms. Dyer		●	●		●		●

Mr. Ellis		●	●	●	●	●

Mr. Fall		●	●		●	●

Ms. Infante		●	●	●	●	●

Mr. Kolodzieski	●	●	●		●	●	●

Mr. Mateus-Tique	●	●	●		●	●

Consideration of Diversity

The Board does not have a specific diversity policy but recognizes the value of all forms of diversity among directors. Diversity of experience and viewpoints among directors is important because it improves the quality of discussion, contributes to a more effective decision-making process, enhances the overall culture of the boardroom and helps the Board address the complex issues it faces.

Additional information on our directors and their specific qualifications and experience are set forth below. For more information on the director nomination process, refer to “Governance Committee” above.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

Vote Required

Each director will be elected by a plurality of the “for” votes cast by stockholders who are present, either in person or by proxy, at the Annual Meeting and entitled to vote in the election of directors.

RECOMMENDATION OF THE BOARD
✓	Your Board of Directors unanimously recommends a vote FOR the election of Katharin S. Dyer, Amath Fall and Beatriz V. Infante as directors.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

Our Board of Directors

William P. Angrick, III
Director Since: January 2000 Age: 56 Not Independent (Chairman & CEO) Committee(s): None

Key Skills, Qualifications and Experience:

✓ Industry Experience and/or Company Knowledge

✓ Senior Leadership Experience

✓ Financial and/or Accounting Expertise

✓ High-Growth Company Experience

✓ Media and Technology Experience

Class: Class I Director Last Elected: 2022 (Votes for: 98%) Current Term Expires: 2025

Biography:

William P. Angrick, III is a co-founder of the Company and he has served as the Company’s Chairman and Chief Executive Officer since January 2000. Previously, Mr. Angrick worked with Deutsche Banc Alex. Brown's Consumer and Business Services Investment Banking Group from 1995 to 1999.

Education:
Mr. Angrick holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a B.B.A. with honors from the University of Notre Dame. Mr. Angrick earned his CPA certificate in 1990.

Jaime Mateus-Tique
Director Since: April 2000 Age: 57 Not Independent (Co-Founder) Committee(s): None

Key Skills, Qualifications and Experience:

✓ Industry Experience and/or Company Knowledge

✓ Senior Leadership Experience

✓ Financial and/or Accounting Expertise

✓ High-Growth Company Experience

✓ Media and Technology Experience

Class: Class II Director Last Elected: 2023 (Votes for: 94%) Current Term Expires: 2026

Biography:

Mr. Mateus-Tique is a co-founder of the Company who has served as a director of the Company since April 2000. Mr. Mateus-Tique served as the Company's President and Chief Operating Officer from April 2000 until his retirement in September 2009. Before co-founding the Company, Mr. Mateus-Tique served as a senior engagement manager at McKinsey & Co., a management consulting firm, from September 1995 to March 2000.

Education:
Mr. Mateus-Tique holds a Master in Biomedical Science degree from the Icahn School of Medicine, an M.B.A. from the Kellogg Graduate School of Management at Northwestern University, a B.S in Mathematics and a Master in Management degree from Ecole des Hautes Etudes Commerciales in Paris.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

Phillip A. Clough
Director Since: September 2004 Age: 62 Independent Committee(s): Compensation Committee Governance Committee (Chair)

Key Skills, Qualifications and Experience:

✓ Senior Leadership Experience

✓ Financial and/or Accounting Experience

✓ High-Growth Company Experience

✓ Media and Technology Experience

✓ U.S. Public Company Board Service Experience

Class: Class II Director Last Elected: 2023 (Votes For: 94%) Current Term Expires: 2026

Biography:

Mr. Clough has served as a director of the Company since September 2004 and, currently, serves as chair of the Governance Committee and a member of the Compensation Committee. Mr. Clough is currently a General Partner and the Chairman of ABS Capital Partners (“ABS”), a growth equity firm focused on investments in tech-enabled services businesses. From January 2007 to December 2020, Mr. Clough was a Managing General Partner of ABS. Prior to that, Mr. Clough was a General Partner of ABS from September 2001 to January 2007. Before joining ABS, Mr. Clough was President and Chief Executive Officer of Sitel Corporation, a global provider of outsourced customer support services, from May 1998 to March 2001. Mr. Clough previously served on the board of directors of American Public Education, Inc., a provider of exclusively online post-secondary education, from August 2002 to 2010 and on the board of directors of Rosetta Stone Inc., a provider of technology-based language learning solutions, from January 2006 to May 2014.

Education: Mr. Clough holds a B.S. degree from the U.S. Military Academy at West Point and holds an M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

KATHARIN S. DYER
Director Since: January 2020 Age: 66 Independent Committee(s): Compensation Committee Governance Committee	Key Skills, Qualifications and Experience: ✓ Senior Leadership Experience ✓ High-Growth Company Experience ✓ Media and Technology Experience ✓ Data Analytics and E-commerce Marketing Experience
Class: Class III Director Last Elected: 2021 (Votes For: 99%) Current Term Expires: 2024

Biography:

Ms. Dyer has served as a director of the Company since January 2020 and is a member of the Compensation Committee and the Governance Committee. Since June 2018, she has been the Chief Executive Officer of PivotWise, a strategic advisory firm focused on digital transformation founded by Ms. Dyer. Previously, she was a Global Partner and a member of the senior leadership team at IBM Global Business Services from 2016 to 2018. From 2013 to 2015, she served as EVP and General Manager, Global Chief Marketing Officer, Merchant Services at American Express Company which covers more than 112 million business and consumer card members and 18 million American Express accepting merchants. Ms. Dyer has also served as Global Management Board Member and Global Chief Transformation Officer for the digital and media agencies of the Publicis Groupe; EVP, Executive Leadership Team, and Client Portfolio General Manager of Digitas; and in leadership roles at Advanta, MNC Financial, Sallie Mae, and Citigroup. She has also served as Guest Lecturer at Harvard Business School and Boston College Carroll School of Management. Ms. Dyer is also an Advisory Board Member for two tech ventures: Momenti, an interactive content PaaS venture using AI, and VODIUM, a virtual communication technology. She dedicates her time to organizations including Women in Blockchain and WOMEN in America Executive Mentoring. She also currently serves on the boards of Principal Funds, a leading global mutual fund complex, and the Grameen Foundation. Previously, she served on the boards of Noora Health, Providence Health, the YWCA of Nashville and Middle Tennessee, and CARE, a leading global NGO working to end poverty in more than 90 developing countries. Ms. Dyer is a member of NACD, Women Corporate Directors, and Extraordinary Women on Boards.

Education: Ms. Dyer holds an M.B.A. from the University of Maryland and a B.A. from the University of Kentucky.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

GEORGE H. ELLIS
Director Since: May 2010 Age: 74 Independent Committee(s): Audit Committee (Chair)

Key Skills, Qualifications and Experience:

✓ Senior Leadership Experience

✓ Financial and/or Accounting Experience

✓ High-Growth Company Experience

✓  Media and Technology Experience

✓  U.S. Public Company Board Service Experience

Class: Class II Director Last Elected: 2023 (Votes For: 97%) Current Term Expires: 2026

Biography:

Mr. Ellis has served as a director of the Company since May 2010 and is currently Chair of the Audit Committee. Mr. Ellis has served as the Chief Financial Officer of Accumen Inc., a provider of health system performance optimization solutions, since November 2020. From 2015 through 2020, Mr. Ellis was a Managing Director in the healthcare practice of Huron Consulting, Inc. Prior to that, Mr. Ellis served as the Chief Financial Officer of Studer Group, a private equity-backed healthcare consulting firm, from September 2011 to February 2015. From July 2006 to August 2011, Mr. Ellis served as the Chief Financial Officer of Global 360, Inc., a software development company. Mr. Ellis has also served in several capacities at Softbrands, Inc., a software developer and provider of related professional services, including as a member of its board of directors from October 2001 to August 2009, as Chairman from October 2001 to June 2006, and as Chief Executive Officer from October 2001 to January 2006. Mr. Ellis is also a director of Blackbaud, Inc., a supplier of software for non-profit companies, where he is Chairman of the Audit Committee. Mr. Ellis served on the board of directors of NEON Systems, Inc., from January 2000 to December 2005 and PeopleSupport, Inc., from October 2004 to October 2008. He also served as a director of AremisSoft Corp. from April 1999 until February 2001 and as Chairman and Chief Executive Officer of AremisSoft from October 2001 to July 2002. Previously, Mr. Ellis served as Chief Financial Officer of Sterling Software, Inc., Chief Financial Officer and founder of Sterling Commerce, Inc., a spin-off of Sterling Software, and Executive Vice President and Chief Operating Officer of the Communities Foundation of Texas. Mr. Ellis is a Certified Public Accountant and is admitted to the State Bar of Texas. Mr. Ellis is a board fellow with NACD and is certified in Cyber Security for Board Members through NACD.

Education: Mr. Ellis holds a B.S. degree from Texas Tech University and a J.D. from Southern Methodist University Dedman School of Law.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

AMATH Fall
Director Since: February 2023 Age: 54 Independent Committee(s): Audit Committee	Key Skills, Qualifications and Experience: ✓ Senior Leadership Experience ✓ Financial and/or Accounting Experience ✓ High-Growth Company Experience ✓ Media and Technology Experience
Class: Class III Director Appointed: 2023 Current Term Expires: 2024

Biography:

Mr. Fall has served as a director of the Company since February 2023 and currently serves on the Audit Committee. Since 2022, Mr. Fall has served as Operating Partner at The Sterling Group, a private equity firm based in Houston, TX. From 2019 to 2021, Mr. Fall served as the Chief Financial Officer (2019-2020) and then as the Chief Operating Officer (2020-2021) of Berlin Packaging, a $2.5B in sales global packing distribution company based in Chicago, IL. From 2016 to 2019, Mr. Fall was the Chief Financial Officer of FleetPride, Inc., a $1.6B in sales, heavy-duty truck distribution company based in Irving, TX. Prior to FleetPride, Mr. Fall held CFO positions in three other companies and served as Vice President of Financial Planning and Analysis at AmeriCold (NYSE: COLD), and Nashfinch, now SpartanNash (NASDAQ: SPTN).

Mr. Fall holds a NACD Directorship Certification from the National Association of Corporate Directors. Additionally, he is a Certified Public Accountant, a Certified Management Accountant, a Certified Financial Accountant, a Chartered Global Management Accountant, and a Certified Forensic Accountant. Mr. Fall is also a member of the American Institute of Certified Public Accountants.

Education: Mr. Fall holds a B.S. degree in Accounting and a M.S. degree in Business Economics from the University of Nebraska at Omaha.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

BEATRIZ V. INFANTE
Director Since: May 2014 Age: 69 Independent Committee(s): Audit Committee Compensation Committee (Chair)

Key Skills, Qualifications and Experience:

✓ Senior Leadership Experience

✓ Media and Technology Experience

✓ High-Growth Company Experience

✓ Financial and/or Accounting Experience

✓ U.S. Public Company Board Service Experience

Class: Class III Director Current Term Expires: 2024 Last Elected: 2021 (Votes For: 98%)

Biography:

Ms. Infante has served as a director of the Company since May 2014, and she currently serves as Lead Director, Chair of the Compensation Committee and a member of the Audit Committee. Since 2009, Ms. Infante has served as the Chief Executive Officer of BusinessExcelleration LLC, a business consultancy specializing in corporate transformation and renewal. Since October 2017, she has served as director of Ribbon Communications, a cloud communications company formed from the merger of Sonus Networks Inc. and GENBAND Holdings Company, and more recently the acquisition of ECI Telecom Group Ltd, and is currently Chair of the Compensation Committee and member of its Audit and Technology Committees. Since January 2018, she has served as a director of PriceSmart Inc., the largest operator of membership warehouse clubs in Latin America and the Caribbean, and currently serves as Chair of its Digital Transformation Committee and as a member of its Audit Committee. Ms. Infante previously served as a member of PriceSmart’s Compensation Committee from 2018 to 2019 and served as Chair of such committee from 2019 until July 2022.

From January 2010 to October 2017, she served as a director and member of the Compensation Committee of Sonus Networks. From May 2012 until its acquisition by Broadcom in May 2015, Ms. Infante served as a director of Emulex, and was the Chair of its Nominating and Governance Committee and member of its Compensation Committee. From July 2016 until its acquisition by Veeco in May 2017, Ms. Infante served as a director and member of the Nominating and Corporate Governance Committee of Ultratech, Inc. From 1994 to 2019, she served on the Advisory Committee to the Princeton University School of Engineering and Applied Science. Ms. Infante served as Chief Executive Officer and a director of ENXSuite Corporation from May 2010 until it was acquired in October 2011. Ms. Infante served as Chief Executive Officer and a director of VoiceObjects, Inc. from March 2006 until VoiceObjects, Inc. was acquired in December 2008. Ms. Infante served as a director and Interim Chief Executive Officer of Sychron, Inc. from December 2004 to June 2005 until its sale to an investor group. Ms. Infante was Chief Executive Officer and President of Aspect Communications Corporation, a market leader in communications solutions, from April 2000 until October 2003, and was additionally named Chairman in February 2001. Between October 1998 and April 2000, she held additional roles at Aspect Communications.

Ms. Infante has demonstrated her commitment to boardroom excellence by completing NACD's comprehensive program of study for experienced corporate directors - a rigorous suite of courses spanning leading practices for boards and committees. Ms. Infante has been a NACD Board Leadership Fellow since 2012. Ms. Infante supplements her board leadership skills through ongoing engagement with the director community and access to leading practices.

Education: Ms. Infante holds a B.S.E degree in Electrical Engineering and Computer Science from Princeton University and a M.S. degree in Engineering Science from California Institute of Technology.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

EDWARD J. KOLODZIESKI
Director Since: November 2015 Age: 63 Independent Committee(s): Compensation Committee Governance Committee

Key Skills, Qualifications and Experience:

✓ Senior Leadership Experience

✓ Media and Technology Experience

✓ High-Growth Company Experience

✓ Financial and/or Accounting Experience

✓ U.S. Public Company Board Service Experience

Class: Class I Director Current Term Expires: 2025 Last Elected: 2022 (Votes For: 92%)

Biography:

Mr. Kolodzieski has served as a director of the Company since November 2015, and currently serves as a member of the Compensation Committee and the Governance Committee. Since 2013, Mr. Kolodzieski has also served as a Senior Advisor for CVC Capital Partners in the consumer products, retail, and supply chain sectors. In addition, he has served on the advisory board of The Welspun Group since January 2017 and on the Board of Directors of 99 Cents Only Stores LLC since January 2020. Previously, Mr. Kolodzieski served as Chairman of the Board for Archway Marketing Services from September 2015 through June 2018, as Chairman of And Go Concepts, LLC from August 2018 through March 2020 and as a Board Director of Vi-Jon Inc from August 2013 through September 2020. Prior to that, Mr. Kolodzieski served as Executive Vice President - Global Sourcing at Wal-Mart, Inc. from February 2010 through his retirement from Wal-Mart in February 2013. Prior to this position, he held several other senior executive positions with Wal-Mart, including Chairman of the Board and Chief Executive Officer of Walmart Japan, Chief Operating Officer of Wal-Mart International, and SVP of Wal-Mart's Neighborhood Market division. Before joining Wal-Mart, he was the President of Acme Markets of Virginia, a supermarket firm with operations in five Mid-Atlantic States.

Mr. Kolodzieski has been a certified law enforcement officer for over 30 years, and he has received training in cyber security and Internet fraud investigations. He has completed courses from the U.S. Department of Justice / National White Collar Crime Center and the Carnegie Mellon University CERT Cyber Security Certification Program.

Mr. Kolodzieski has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for corporate directors, a rigorous suite of courses spanning leading practices for boards and committees. Mr. Kolodzieski was a 2013 NACD Board Governance Fellow.

Education: Mr. Kolodzieski holds a B.S. in Business Management from University of South Florida and an M.B.A. from University of Tampa.

PROPOSALS requiring your vote

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

Overview of Proposal 2

The Audit Committee has selected Deloitte & Touche LLP to serve as our Independent Auditor for fiscal 2024.

We are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our Independent Auditor. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on our Independent Auditor and as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will review its future selection of our Independent Auditor. Even if this selection is ratified, pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our Independent Auditor and may determine to change the firm selected at such time and based on such factors as it determines to be appropriate.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

Change of Independent Auditor

As previously reported on the Company’s Current Report on Form 8-K, dated December 27, 2021, the Audit Committee conducted a comprehensive, competitive process to determine our Independent Auditor for fiscal 2022 and in future years if the Audit Committee annually deems reappointment appropriate. On December 20, 2021, the Audit Committee approved the engagement of Deloitte & Touche LLP as our Independent Auditor for fiscal 2022, replacing Ernst & Young LLP, our prior Independent Auditor.

Ernst & Young LLP’s audit reports on the Company’s consolidated financial statements for the fiscal year ended September 30, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal year ended September 30, 2021, there were (i) no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference thereto in its reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the Company’s fiscal year ended September 30, 2021, neither the Company nor anyone on its behalf consulted with Deloitte & Touche LLP regarding:

(a) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue;

(b) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or

(c) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

PROPOSALS requiring your vote

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

Vote Required

The affirmative “for” vote of the majority of the votes cast by stockholders who are present, either in person or by proxy, at the Annual Meeting and entitled to vote on the proposal is required for approval of Proposal 2.

RECOMMENDATION OF THE BOARD
✓	Your Board of Directors unanimously recommends a vote FOR the ratification of Deloitte & Touche LLP as our Independent Auditor for fiscal 2024.

PROPOSALS requiring your vote

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the fiscal year ended September 30, 2023, and for fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	Fiscal 2023	Fiscal 2022
Audit Fees(1)	$1,175,200	$1,174,000

Audit-Related Fees	$0	$0

Tax Fees(2)	$270,825	$15,000

All Other Fees (3)	$1,895	$1,895
Total Fees	$1,447,920	$1,190,895

(1)
Audit fees consisted principally of work performed in connection with the audit of our consolidated financial statements and the review of our unaudited quarterly financial statements.
(2)
Tax fees consisted principally of tax return preparation, planning and compliance work. In fiscal 2022, Ernst & Young LLP, our prior independent auditor, prepared the Company’s tax returns. Deloitte & Touche LLP began preparing the Company’s tax returns in fiscal 2023. This change accounts for the increase in tax fees paid to Deloitte & Touche LLP in fiscal 2023 as compared to fiscal 2022.
(3)
All other fees consisted principally of access to online accounting research software applications and data.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Under its Charter, its policy and applicable law, the Audit Committee preapproves all audit and permissible non-audit services to be provided by our Independent Auditor, including audit services, audit-related services, tax services and other services. The Audit Committee has delegated authority to the Chair of the Audit Committee in some cases to preapprove the provision of services by our Independent Auditor, which preapprovals the Chair then communicates to the full Audit Committee. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its Independent Auditor. We obtain these services from other service providers as needed.

PROPOSALS requiring your vote

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

Audit Committee Report

The Company’s management team is responsible for the Company’s financial statements, internal controls and financial reporting process. Our Independent Auditor is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with GAAP. The Audit Committee was established for the purpose of representing and assisting the Board in overseeing the Company’s accounting and financial reporting processes and audits of the Company’s annual financial statements, including the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory authority requirements, the Independent Auditor’s qualifications, independence, and performance. The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Independent Auditor.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the Independent Auditor the matters required to be discussed with the Independent Auditor pursuant to the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from the Independent Auditor required by applicable requirements of the PCAOB regarding the Independent Auditor’s communications with the Audit Committee concerning independence and has discussed with the Independent Auditor its independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements for fiscal 2023 be included in the 2023 Form 10‑K to be filed with the SEC. The Board approved including the Company’s audited financial statements for fiscal 2023 in the 2023 Form 10-K.

The Audit Committee: George H. Ellis, Chair Amath Fall Beatriz V. Infante

The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

PROPOSALS requiring your vote

Proposal 3 – Approval of an Advisory Resolution on Named Executive Officer Compensation

Overview of Proposal 3

We are asking stockholders to approve an advisory resolution on the compensation of the Company’s named executive officers as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee’s goals in setting executive compensation are to support the attainment of our short-term and long-term financial and strategic objectives, reward executives for continuous growth in earnings and stockholder value and align executives’ interests with those of our stockholders. To achieve these goals, our executive compensation structure emphasizes performance-based compensation, including annual incentive compensation and stock-based awards with multi-year vesting schedules.

We urge stockholders to read the “Compensation Discussion and Analysis,” beginning on page 63 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on page 80 through page 91, which provide detailed information on the compensation of our NEOs. The Board and the Compensation Committee believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our NEOs reflects and supports these compensation policies and procedures.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:

“RESOLVED, that the stockholders of Liquidity Services, Inc. approve, on an advisory basis, the compensation of the named executive officers described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders.”

This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board has adopted a policy of providing for annual “say on pay” advisory votes. Unless the Board modifies its policy on the frequency of holding “say on pay” advisory votes, the next “say on pay” advisory vote will occur in 2025.

Vote Required

The affirmative “for” vote of the majority of the votes cast by stockholders who are present, either in person or by proxy, at the Annual Meeting and entitled to vote on the proposal is required for approval of Proposal 3.

RECOMMENDATION OF THE BOARD
✓	Your Board of Directors unanimously recommends a vote FOR the advisory resolution on executive compensation.

PROPOSALS requiring your vote

Proposal 4 – Approval of an Amendment to the Company’s
Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan

Overview of Proposal 4

At the Annual Meeting, stockholders will be presented with a proposal to approve an amendment to the LTIP (the “Amendment”) to increase the number of shares of common stock reserved for issuance thereunder from 20,300,000 to 22,800,000. This increase of 2,500,000 shares would represent approximately 8% of the Company’s 30,843,994 outstanding shares of common stock as of the Record Date. We anticipate that this increase would serve the Company’s equity compensation needs through fiscal 2026. The following discussion of the LTIP and the Amendment is qualified by reference to the full text of each, which is included as Appendix B and Appendix A, respectively, to this proxy statement.

We are requesting an increase in the number of shares of common stock available under the LTIP for several reasons:

✓
We provide awards under the LTIP that are designed to advance the interests of the Company and its stockholders by providing equity-based incentives for effective service and high levels of performance by award recipients.
✓
We believe that equity-based incentives are necessary for us to deliver on our commitment to maintain a pay-for-performance culture.
✓
Equity-based incentives are regularly awarded by our peers and it is critical for us to be able to provide comparable incentives for the recruitment and retention of top talent, including directors, executives and key employees below the executive level.
✓
If the Amendment is not approved, we will be required to develop an alternative cash-based compensation structure to effectively recruit and retain top talent. To serve our recruitment and retention purposes, such a cash-based compensation structure may need to be more generous than our equity-based structure, would significantly increase our cash compensation expense, and put a drain on available cash that could otherwise be deployed for strategic purposes.
✓
Approving a prudent and limited multi-year pool of available shares for our LTIP reduces the administrative cost of conducting annual requests for increases in the number of shares available under the LTIP.

On January 15, 2024, the Board unanimously approved the Amendment, subject to approval by the Company’s stockholders at the Annual Meeting. In order for the Amendment to take effect, it must be approved by the Company’s stockholders. If the Amendment is not approved by the Company’s stockholders, the LTIP as currently in effect as of the date hereof will continue to operate according to its terms, but our pool of currently available shares will likely be fully depleted by awards granted during fiscal 2024.

Importance of Equity Compensation

We believe the Company’s future progress, growth and profitability depends in part on its ability to attract, motivate and retain high quality executives, directors, and employees and that the ability to provide equity compensation is critical to achieving this success. This is especially true given our overall compensation philosophy. Historically, we have paid cash compensation at or below the median of the market, relying on the performance-driven opportunity inherent in equity awards to motivate our executives and employees. The Company would be at a severe competitive disadvantage if it cannot use equity to recruit, motivate and retain directors, officers and other employees. The use of equity as part of our compensation program is critical because it fosters a pay-for-performance culture that is a key element of our overall compensation philosophy. We believe equity compensation provides additional motivation for directors and employees to create stockholder value because the value such individuals realize from their equity compensation is based on the Company’s stock price performance. Equity compensation further aligns the compensation interests of our executives, directors, and employees with the investment interests of our stockholders and promotes a focus on long-term value creation because our equity compensation awards are subject to vesting and/or performance criteria.

If the Amendment is not approved, we may not be able to appropriately incentivize our executives, directors, and employees through equity compensation awards, which may affect our ability to remain competitive in the retention and

PROPOSALS requiring your vote

Proposal 4 – Approval of an Amendment to the Company’s
Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan

recruitment of executives, directors, and employees with an interest in creating long-term stockholder value, and to reward employees for building and sustaining stockholder value.

Successfully retaining high-performing employees has been a particularly significant concern for most employers over the past three years as the employment market has been particularly competitive. To address this concern, in fiscal 2021, 2022 and 2023, we granted equity compensation more deeply into our organization than we have historically, which accelerated the depletion of shares available under the LTIP. As described herein under “Executive Compensation–Long-Term Equity Compensation", our NEOs have received grants of equity compensation for fiscal 2024, however, as of the Record Date, we do not have sufficient shares available under the LTIP to make grants to our directors or key employees below the executive level for fiscal 2024, or to any of them in future years. If the Amendment is approved, we can continue to reward our directors and key employees below the executive level and better and more efficiently incentivize them to remain with the Company and continue to perform at a high level.

Furthermore, as noted above if the Amendment is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which may not necessarily align compensation interests with the investment interests of our stockholders as effectively as the alignment provided by equity-based compensation. Replacing equity awards with cash also would increase cash compensation expenses and use cash that could be better utilized if reinvested in our business.

PROPOSALS requiring your vote

Proposal 4 – Approval of an Amendment to the Company’s
Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan

Management of Dilution

The potential dilution from the proposed share increase is 15% as of the Record Date. If the proposed share increase is approved, the Company's total potential dilution would increase from 15% as of the Record Date to 23%. We recognize the effect of this dilution on stockholders and are committed to managing dilution in a manner that permits us to continue to grant equity compensation while reducing the overall impact to our stockholders.

We grant equity compensation to ensure alignment between our employees and directors and stockholders and take active steps to avoid disrupting that alignment by:

✓
Engaging in an annual planning process designed to keep our burn rate within the range of our peer group;
✓
Providing employees with multiple non-dilutive approaches to conducting tax withholding and options exercises; and
✓
Conducting a robust share repurchase program which resulted in a 1,201,557 share decrease, or (4%), in our net shares outstanding, in fiscal 2023.

Burn Rate. As noted above, the Company mitigates dilution in part by engaging in an annual planning process that carefully analyzes our burn rate. The burn rate shows how rapidly a company is depleting its shares reserved for equity compensation and is defined as the number of shares granted under the Company's equity incentive plans divided by total common shares outstanding at the end of the year. Over the past five fiscal years, the Company's annual burn rate has averaged 4.9%. During our annual planning process and prior to making any grants, we review our burn rate and compare it to our peer companies. Our goal is to ensure that our burn rate is within the range granted by our peer companies and is reasonable from a competitive standpoint.

For example, the below chart, which was reviewed in August 2023 as part of our annual planning process, shows a projected simple burn rate (i.e., total options and RSUs granted divided by the weighted-average total common shares outstanding) and value-adjusted burn rate (i.e., total options and unvested RSUs outstanding divided by total common shares issued and outstanding) below the 25th percentile of our peer group* for fiscal 2023:

* The peer group used in the above chart is the same peer group approved by the Compensation Committee for fiscal 2023, as further described below under “Executive Compensation–General Compensation Philosophy–Role of the Compensation Consultant”.

PROPOSALS requiring your vote

Proposal 4 – Approval of an Amendment to the Company’s
Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan

Plan Management. The Company’s management of its equity compensation plans also reduces impacts to stockholder dilution by permitting participants to elect that the Company:

✓
Withhold shares to satisfy withholding tax obligations on full-value awards;
✓
Withhold shares to the satisfy exercise price and/or withholding tax obligations on option awards; and/or
✓
Receive shares to satisfy exercise price obligations on option awards.

If we did not permit the above, we would have issued a total of 624,590 shares from our equity compensation plans in fiscal 2023 from the vesting of full-value awards and the exercise of stock options. These actions reduced the dilutive impact of our equity compensation plans by 219,006 shares, or 35%.

Share Repurchase Program. Our share repurchase program has also contributed to our mitigation of dilution by reducing the total number of shares outstanding. In fiscal 2023, our share repurchases together with the shares withheld for exercise price and/or tax obligations and those shares received for exercise price obligations more than offset the net shares issued from our equity compensation plans, driving a 1,201,557 share decrease, or (4%), in our net shares outstanding. Over the last four fiscal years, our total net shares outstanding has been reduced from 33,687,115 as of September 30, 2019 to 30,709,301 as of September 30, 2023.

The decrease in net shares outstanding over the past four fiscal years is shown in the below chart:

Liquidity Services, Inc.
Net Shares Outstanding at FYE
Net Shares Outstanding (in Millions)
35
34
33
32
31
30
33.69
33.53
33.24
31.91
30.71
9/30/2019
9/30/2020
9/30/2021
9/30/2022
9/30/2023
Net Shares Outstanding at FYE

PROPOSALS requiring your vote

Proposal 4 – Approval of an Amendment to the Company’s
Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan

The following table provides additional detail on share activity for the past four fiscal years that resulted in the decrease in net shares outstanding described above:

		Shares Outstanding	Treasury Stock	Net Shares Outstanding
	September 30, 2019	33,687,115	-	33,687,115
Fiscal 2020	Stock Options Exercised	28,399	-	28,399
	Full-Value Awards Vested	466,284	-	466,284
	Shares Withheld for Exercise Price and/or Tax Obligations	(84,392)	-	(84,392)
	Shares Received for Exercise Price Obligations	-	-	-
	Shares Repurchased	-	(547,508)	(547,508)
	Other*	(15,000)	-	(15,000)
	September 30, 2020	34,082,406	(547,508)	33,534,898
	FY20 Change #	395,291	(547,508)	(152,217)
	FY20 Change %	12%	NA	(5%)
Fiscal 2021	Stock Options Exercised	1,033,529	-	1,033,529
	Full-Value Awards Vested	800,088	-	800,088
	Shares Withheld for Exercise Price and/or Tax Obligations	(445,195)	-	(445,195)
	Shares Received for Exercise Price Obligations	-	(82,612)	(82,612)
	Shares Repurchased	-	(1,591,963)	(1,591,963)
	Other*	(13,733)	-	(13,733)
	September 30, 2021	35,457,095	(2,222,083)	33,235,012
	FY21 Change #	1,374,689	1,674,575	(299,886)
	FY21 Change %	4%	305%	(2%)
Fiscal 2022	Stock Options Exercised	316,994	-	316,994
	Full-Value Awards Vested	328,730	-	328,730
	Shares Withheld for Exercise Price and/or Tax Obligations	(240,976)	-	(240,976)
	Shares Received for Exercise Price Obligations	-	(23,839)	(23,839)
	Shares Repurchased	-	(1,567,277)	(1,567,277)
	Other*	(137,757)	-	(137,757)
	September 30, 2022	35,724,057	(3,813,199)	31,910,858
	FY22 Change #	266,962	(1,591,116)	(1,324,154)
	FY22 Change %	1%	71%	(4%)
Fiscal 2023	Stock Options Exercised	372,362	-	372,362
	Full-Value Awards Vested	252,228	-	252,228
	Shares Withheld for Exercise Price and/or Tax Obligations	(206,301)	-	(206,301)
	Shares Received for Exercise Price Obligations	-	(12,705)	(12,705)
	Shares Repurchased	-	(1,607,141)	(1,607,141)
	September 30, 2023	36,142,346	(5,433,045)	30,709,301
	FY23 Change #	418,289	(1,619,846)	(1,201,557)
	FY23 Change %	1%	42%	(4%)

* Relates to forfeiture of award prior to vesting due to employee termination.

We have existing authorization from our Board to continue making repurchases in fiscal 2024. On September 8, 2023, our Board approved a new stock repurchase plan of up to an additional $15.2 million. As of September 30, 2023, the Company had $17 million of remaining total authorization under the new stock repurchase plan and previously-approved repurchase plans to repurchase shares through December 31, 2025 (the “Current Repurchase Program”). The timing and actual number of shares repurchased under the Current Repurchase Program will depend on a variety of factors, including price, general business and market conditions, and the existence of alternative investment opportunities.

PROPOSALS requiring your vote

Proposal 4 – Approval of an Amendment to the Company’s
Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan

Effect of Stock Option Grants

We have historically granted a significant portion of our long-term incentives in the form of stock options.Although equity awards in the form restricted stock or RSUs are more common in the market and in our peer group, we continue to deliver a significant portion of our long-term incentives in the form of stock options because of the strong linkage between stock option awards and stockholder return. Grantees only receive value from the options if there is an increase in the value of the Company’s shares following the date of grant. A grantee is unlikely to exercise an option that is underwater (i.e., the exercise price for such option exceeds the market price) so if our stock price declines, the options may expire before ever being exercised. While this approach to option grants is different than members of our peer group, we believe the high levels of support for our annual say-on-pay proposal during the past several years indicates that our stockholders are aligned with this philosophy.

The following table provides details regarding the number of equity awards granted annually under the LTIP for each of the past four fiscal years by type of award as well as the number of performance-based awards granted and earned in each year for the past four fiscal years and our weighted average shares of common stock outstanding:

Share Element	2023	2022	2021	2020
Time-Based Stock Options Granted	178,048	141,712	558,673	415,719
Time-Based Full-Value Awards Granted	478,813	386,834	190,945	330,493

Performance-Based Stock Options Granted	175,910	139,945	549,600	402,800

Performance-Based Stock Options Earned/Vested	4,000	485,324	909,500	16,106

Performance-Based Full-Value Awards Granted	288,420	458,585	139,600	193,600

Performance-Based Full-Value Awards Earned/Vested	1,230	175,535	483,054	73,518

Weighted-Average Shares of Common Stock Outstanding During the Fiscal Year	30,576,142	32,292,978	33,333,557	33,612,263

PROPOSALS requiring your vote

Proposal 4 – Approval of an Amendment to the Company’s
Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan

As a result of the importance to our compensation philosophy of delivering a significant portion of our long-term incentives in the form of stock options, the overhang of our equity program is generally higher than that of members of our peer group. When restricted stock, restricted stock units, or performance shares are granted, the average “overhang” in the market typically reflects three, or at most four years, of outstanding awards. When options are granted, the average “overhang” in the market is greater because outstanding options may be exercised at any time during the ten years following the date of grant and thus, are outstanding for a longer period of time. As of December 31, 2023, approximately 46% of our options have been outstanding for four or more years. The below chart shows the age of our outstanding options as of December 31, 2023:

PROPOSALS requiring your vote

Proposal 4 – Approval of an Amendment to the Company’s
Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan

The following chart compares our equity overhang at the end of our last fiscal year (September 30, 2023) to that of our peer group. The peer group used for comparison purposes in the below chart is the same peer group developed in consultation with the Compensation Consultant as part of its review of the Company’s executive compensation practices (i.e., Agilysys, American Software, BigCommerce, CarParts.com, Cars.com, comScore, DHI Group, Eventbrite, LivePerson, PetMed Express, Porch Group, PROS, PubMatic, QuinStreet, Quotient Technology, RB Global (previously Ritchie Bros.), Shutterstock, SPS Commerce, The RealReal, TrueCar and Upland Software).

Liquidity Services Equity Overhang Practices vs. Peers
Percentage of Company
11.6
7.1
10.0
15.3
14.3
13.3
18.4
25.9
LFY Issued Equity Overhang*
LFY Total Equity Overhang**
Liquidity Services
Peer 25th Percentile
Peer 50th Percentile
Peer 75th Percentile

* Total options and unvested restricted stock outstanding divided by total common shares issued and outstanding.

** Total options and unvested restricted stock outstanding plus shares available for future grant divided by total common shares issued and outstanding.

PROPOSALS requiring your vote

Proposal 4 – Approval of an Amendment to the Company’s
Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan

Although our equity overhang is higher than certain of our peers, outstanding options that expire unexercised are returned to the share pool under LTIP. As of September 30, 2023, approximately 11.3% of our issued equity consists of “under water” options (i.e., the exercise price for such options exceeds $17.62, the closing price of our common stock on the Nasdaq Stock Market on the last trading day of fiscal 2023). The below chart shows the percentage of outstanding options that are “under water” as of September 30, 2023:

The “under water” options represent approximately 1.5% of the Company’s total issued and outstanding common stock as of September 30, 2023. The “under water” options are unlikely to be exercised without a significant increase in the Company’s stock price. If they are not exercised, they will be returned to the share pool. If there is a significant increase in the Company’s stock price, the outstanding options may be exercised but in turn less shares will need to be taken from the pool to achieve the grant date fair values the Company desires to grant to our executives, directors and employees. In either case, we are committing to serving as good stewards of the remaining shares available under the LTIP.

Consideration of Projected Share Usage

When considering the number of additional shares to request under the Amendment, in addition to the items mentioned above, the Compensation Committee also reviewed our projected future share usage. The projected future usage of shares for long-term incentive awards under the LTIP, as amended, was reviewed under a variety of scenarios and assumptions. These assumptions included potential changes to hiring needs, adjustments to grant practices, stock price changes, anticipated forfeitures of awards previously granted and other external market factors, and certain assumptions concerning the use of equity compensation in connection with hypothetical acquisitions. If our assumptions prove to be accurate, the 2,500,000 shares to be added to the LTIP by the Amendment, in combination with the remaining authorized shares and shares that are likely to be added back to the LTIP from forfeitures of awards previously granted, are expected to satisfy the Company’s equity compensation needs through fiscal year 2026. The Compensation Committee remains committed to effectively managing the number of shares reserved for issuance under the LTIP, as amended by the Amendment (the “Amended Plan”) while mitigating stockholder dilution.

Changes in Amended Plan

The Amendment increases the number of shares of common stock reserved for issuance under the LTIP. No other changes are being proposed to the LTIP at this time.

PROPOSALS requiring your vote

Proposal 4 – Approval of an Amendment to the Company’s
Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan

Summary of Amended Plan

The following summary of the material terms of the LTIP, as amended by the Amendment, is qualified in its entirety by reference to the full text of the LTIP and the Amendment. The Amendment, which is the subject of this Proposal 4, is attached as Appendix A to this Proxy Statement. The LTIP is attached as Appendix B to this Proxy Statement.

By the Numbers.The following table sets forth certain information about the Amended Plan:

Number of new shares being authorized	2,500,000

Number of shares available for future awards as of the Record Date	66,635

Number of shares relating to outstanding time-based stock options as of the Record Date	1,630,592

Number of shares relating to outstanding performance-based stock options as of the Record Date	1.162,119

Number of shares relating to outstanding awards of time-based restricted stock and restricted stock units as of the Record Date	797,130

Number of shares relating to outstanding awards of performance-based restricted stock and restricted stock units as of the Record Date	884,970

Maximum option term	10 years

Minimum exercise price (relative to the market value on date of grant)	100%

Weighted average remaining term of outstanding options as of the Record Date	6.4 years

Weighted average exercise price of outstanding options as of the Record Date	$11.82
Total number of shares available for future awards if this proposal is approved	2,566,635

Purpose. The Amended Plan is intended to enhance the Company's ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Amended Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights and cash awards.

Administration. The Amended Plan is administered by the Board, the Compensation Committee or such other committees as the Board may from time to time delegate. The Board or its designated committee has the authority to designate grantees, determine the type(s) of awards to be made to a grantee, determine the number of shares to be subject to an award, establish the terms and conditions of each award, prescribe the form of each award agreement and amend, modify or supplement the terms of each outstanding award, provided that no amendment, modification or supplement shall, without the consent of the grantee, impair the grantee's rights under such award or amend or modify an award such that it would be treated as a repricing without approval of the Company's stockholders.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding option or stock appreciation right (“SAR”) which reduces the exercise price of the award, either by lowering the exercise price or by canceling the outstanding option or SAR and granting either a replacement option or SAR with a lower exercise price, another award or a cash payment in lieu thereof without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding options and SARs in connection with changes in the Company's capitalization.

Eligibility. Awards may be granted under the Amended Plan to employees, officers, directors, consultants, advisers and outside directors of the Company and its affiliates. As of the Record Date, approximately 139 individuals participated in the LTIP.

Shares Subject to the Plan. If the Amendment is approved by the stockholders at the Annual Meeting, subject to adjustment for certain changes in the Company's capitalization, the total number of shares of the Company’s common stock that may be issued under the Amended Plan will be 22,800,000. For this purpose, every share of common stock issued pursuant to an award granted after January 9, 2015 that is an option or SAR will count as one share and every share of

PROPOSALS requiring your vote

Proposal 4 – Approval of an Amendment to the Company’s
Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan

common stock issued pursuant to an award granted after January 9, 2015 other than an option or SAR will count as 1.5 shares of common stock. The number of shares that may be issued as incentive stock options (“ISOs”) shall not exceed 19,100,000. Stock issued or to be issued under the Amended Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any stock subject thereto, then the number of shares of stock counted against the aggregate number of shares available under the Amended Plan with respect to such award shall, to the extent of any such forfeiture or termination, again be available for making awards under the Amended Plan; provided, however, that any shares of common stock that again become available for grant after January 9, 2015 will be added back on a one-for-one basis if such shares of common stock were subject to awards of options or SARs or added back as 1.5 shares of common stock for all shares granted as awards other than options or SARs. Notwithstanding the foregoing, the following shares shall not be available for future grant: (a) shares tendered or withheld in payment of the exercise price of an option, and (b) shares withheld by the Company or otherwise received by the Company to satisfy tax withholding obligations in connection with an award. In addition, all shares covered by a SAR (including shares subject to a stock-settled SAR that were issued upon the net settlement or net exercise of such SAR) shall be counted against the number of shares of common stock available for issuance under the Amended Plan. The Board shall have the right to substitute or assume awards in connection with mergers, reorganizations, separations and certain other transactions. The maximum number of shares of common stock subject to options or SARs granted under the Amended Plan to any one individual in any one calendar year may not exceed 1,000,000; the maximum number of shares of common stock subject to awards granted under the Amended Plan other than options and SARs to any one individual in any one calendar year may not exceed 700,000; the maximum amount that may be earned pursuant to a cash award under the Amended Plan by any one individual in any one calendar year may not exceed $3,000,000; the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one individual may not exceed $5,000,000; and the aggregate dollar value of equity-based and cash compensation granted under the Amended Plan or otherwise during any one calendar year to any one non-employee director may not exceed $420,000.

Several types of stock grants can be made under the Amended Plan. A summary of these grants is set forth below.

Stock Options. Stock options granted under the Amended Plan can be either ISOs or nonqualified stock options. An option may constitute an ISO only (i) if the grantee of such option is an employee of the Company or any subsidiary of the Company; (ii) to the extent specifically provided in the related award agreement; and (iii) to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of stock with respect to which all ISOs held by such grantee become exercisable for the first time during any calendar year (under the Amended Plan and all other plans of the grantee's employer and its affiliates) does not exceed $100,000. This limitation is applied by taking options into account in the order in which they were granted.

The exercise price of stock options is at least the fair market value on the date of grant; provided, however, that in the event a grantee is a 10 percent stockholder, the option price of an option that is intended to be an ISO may not be less than 110 percent of the fair market value on the date of grant. Options become exercisable at such times and under such conditions as are determined by the Board; provided, however, that the vesting of any option that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the vesting of any option that is based solely upon continued employment and/or the passage of time may not vest in full over a period of less than one (1) year from the grant date, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such award in the event of the participant's death or disability or in connection with a corporate transaction of the Company, and the administrator may provide that any such restriction or limitation will not apply in the case of an option that is issued in payment or settlement of compensation that has been earned by the participant or that qualifies as a substitute award under the Amended Plan. Notwithstanding the foregoing, the administrator may grant awards covering an aggregate of five percent (5%) or fewer of the total number of shares authorized under the Amended Plan without regard to such minimum vesting requirements. In no case will an individual holding an option receive dividend payments or dividend equivalents.

Each option terminates ten years from the date of grant, or as set forth in the Amended Plan or fixed by the Board; provided, however, that in the event that the grantee is a 10 percent stockholder, an option that is intended to be an ISO generally cannot be exercisable after five years from the date of grant. An option that is exercisable may be exercised by the grantee's delivery to the Company of a written notice of exercise. Such notice must be accompanied by payment in full of the option price of the shares for which the option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an award, or by “cashless exercise.” Each

PROPOSALS requiring your vote

Proposal 4 – Approval of an Amendment to the Company’s
Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan

award agreement sets forth the extent to which the grantee has the right to exercise the option following termination of the grantee's service.

SARs. A SAR confers on the grantee, upon exercise thereof, the excess of (A) the fair market value of one share of stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The award agreement for a SAR specifies the grant price of the SAR, which must be at least the fair market value of a share of stock on the date of grant. SARs may be granted in conjunction with all or part of an option granted under the Amended Plan or at any subsequent time during the term of such option, in conjunction with all or part of any other award or without regard to any option or other award; provided that a SAR that is granted subsequent to the date of grant of a related option must have a grant price that is no less than the fair market value of one share of stock on the date of grant. The Board determines the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs cease to be or become exercisable following termination of service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which stock will be delivered or deemed to be delivered to grantees, whether or not a SAR is granted in tandem or in combination with any other award, and any other terms and conditions of any SAR; provided, however, that the term of each SAR shall be no more than ten years, and the vesting of any SAR that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the vesting of any SAR that is based solely upon continued employment and/or the passage of time may not vest in full over a period of less than one (1) year from the grant date, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such award in the event of the participant's death or disability or in connection with a corporate transaction of the Company, and the administrator may provide that any such restriction or limitation will not apply in the case of a SAR that is issued in payment or settlement of compensation that has been earned by the participant or that qualifies as a substitute award under the Amended Plan. Notwithstanding the foregoing, the administrator may grant awards covering an aggregate of five percent (5%) or fewer of the total number of shares authorized under the Amended Plan without regard to such minimum vesting requirements. In no case will an individual holding a SAR receive dividend payments or dividend equivalents.

Restricted Stock and Restricted Stock Units. Awards of restricted stock or restricted stock units may be made for no consideration. At the time a grant of restricted stock or restricted stock units is made, the Board may, in its sole discretion, establish a restricted period applicable to such restricted stock or restricted stock units. Each award of restricted stock or restricted stock units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of restricted stock or restricted stock units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the restricted stock or restricted stock units. The grant, issuance, retention, vesting and/or settlement of shares of common stock under any such award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the grant, issuance, retention, vesting and/or settlement of shares of common stock under any restricted stock or restricted stock unit award that is based solely upon continued employment and/or the passage of time may not vest or be settled in full over a period of less than one (1) year from the grant date, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such award in the event of the participant's death or disability or in connection with a corporate transaction of the Company, and the administrator may provide that any such restriction or limitation will not apply in the case of a restricted stock or stock unit award that is issued in payment or settlement of compensation that has been earned by the participant or that qualifies as a substitute award under the Amended Plan. Notwithstanding the foregoing, the administrator may grant awards covering an aggregate of five percent (5%) or fewer of the total number of shares authorized under the Amended Plan without regard to such minimum vesting requirements. Neither restricted stock nor restricted stock units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board.

Unless the Board otherwise provides, except as provided below, holders of restricted stock have the right to vote such stock and the right to receive any dividends declared or paid with respect to such stock provided that any such dividends will be subject to the same vesting restrictions as the underlying shares subject to the award. Dividends accrued with respect to the shares subject to any restricted stock award, whether subject to time-based and/or performance-based vesting criteria, will become payable no earlier than the date the applicable vesting criteria have been satisfied and the underlying restricted stock has become vested and/or been earned, as applicable. The Board may provide that any dividends paid on restricted stock be reinvested in shares of stock. All distributions, if any, received by a grantee with respect to restricted stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction are subject

PROPOSALS requiring your vote

Proposal 4 – Approval of an Amendment to the Company’s
Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan

to the restrictions applicable to the original grant. Holders of restricted stock units have no rights as stockholders of the Company. The Board may provide that the holder of such restricted stock units be entitled to receive, upon the Company's payment of a cash dividend on its outstanding stock, a cash payment for each restricted stock unit held equal to the per share dividend paid on the stock provided that any such dividends will be subject to the same vesting restrictions as the underlying shares subject to the award. Dividends accrued with respect to the shares subject to any restricted stock unit award, whether subject to time-based and/or performance-based vesting criteria, will become payable no earlier than the date the applicable vesting criteria have been satisfied and the underlying restricted stock units have become vested and/or been earned, as applicable. The Board may also provide that such cash payment will be deemed reinvested in additional stock units at a price per unit equal to the fair market value of a share of stock on the date that such dividend is paid. Unless the Board otherwise provides, upon the termination of a grantee's service, any restricted stock or restricted stock units held by such grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.

Dividend Equivalent Rights. A dividend equivalent right is an award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of stock specified in the dividend equivalent right (or other award to which it relates) if such shares had been issued to and held by the recipient. The terms and conditions of dividend equivalent rights shall be specified in the grant. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares of stock, which may thereafter accrue additional equivalents. Any such reinvestment is made at fair market value on the date of reinvestment. Dividend equivalent rights may be settled in cash or stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A dividend equivalent right granted as a component of another award may provide that such dividend equivalent right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such dividend equivalent right will expire or be forfeited or annulled under the same conditions as such other award. A dividend equivalent right granted as a component of another award may also contain terms and conditions different from such other award. Notwithstanding anything in the Amended Plan to the contrary, in no event will dividend equivalent rights granted as a component of an award, whether subject to time-based and/or performance-based vesting criteria, be paid during the vesting period with respect to the unvested and/or unearned portion of any such awards. Specifically, dividends and dividend equivalents will not be paid on options or SARs. Dividend equivalent rights accrued on shares subject to any such awards will become payable no earlier than the date the vesting criteria have been satisfied and the underlying restricted stock or stock units have become vested and/or been earned, as applicable. Except as may otherwise be provided by the Board, a grantee's rights in all dividend equivalent rights or interest equivalents shall automatically terminate upon the grantee's termination of service for any reason.

Performance Goals. The right of a grantee to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board or the Compensation Committee. If and to the extent that the Compensation Committee determines that an award to be granted to a grantee who is designated by the Compensation Committee as likely to be a covered employee within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) for grants made prior to November 2, 2017 should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such award shall be contingent upon achievement of pre-established performance goals. For purposes thereof, the performance goals may consist of one or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Compensation Committee in establishing performance goals for such awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index; (3) net income; (4) pretax earnings; (5) contribution margin or earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders' equity; (15) revenue; (16) gross merchandise value; (17) launch of a new marketplace on an e-commerce platform or the launch of an existing marketplace on a new e-commerce software platform by a specific date; and (18) growth of a new marketplace or e-commerce product as objectively measured by a gross merchandise volume target, contribution margin, number of sellers and/or buyers or a combination thereof. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis. To the extent consistent with Section 162(m) of the Code with respect to grants made on or before November 2, 2017, the Compensation Committee may appropriately adjust any evaluation of performance under a business criteria (A) to eliminate the effects of charges for restructurings, discontinued operations, and all items of gain,

PROPOSALS requiring your vote

Proposal 4 – Approval of an Amendment to the Company’s
Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan

loss or expense that are unusual or infrequently occurring or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with GAAP or identified in the Company's financial statements or notes to the financial statements, (B) to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs (v) accruals of any amounts for payment under the Amended Plan or any other compensation arrangement maintained by the Company, (vi) foreign exchange gains and losses, and (vii) acquisitions or divestitures, and (C) for such other events as the Compensation Committee deems appropriate, if such adjustment is timely approved in connection with the establishment of such business criteria. Such performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such awards, or in the case of grants made on or before November 2, 2017, at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code. The maximum amount that may be earned under a cash award in any calendar year by any one grantee is $3,000,000 and the maximum amount that may be earned as a cash award in respect of a performance period by any one grantee is $5,000,000. If the Compensation Committee reasonably determines at any time during the applicable performance period that the performance goals underlying any award are unachievable, the Compensation Committee may cancel such award and the number of shares of stock counted against the aggregate number of shares available under the Amended Plan with respect to such award shall, to the extent of any such cancellation, again become available for making awards under the Amended Plan.

Corporate Transactions. Upon the occurrence of (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company, provision will be made in writing for the assumption or continuation of the options, SARs, stock units and restricted stock theretofore granted, or for the substitution for such options, SARs, stock units and restricted stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Amended Plan, options, SARs, stock units and restricted stock theretofore granted will continue in the manner and under the terms so provided; provided, however, that if the successor entity refuses to assume or substitute the awards: (a) all outstanding shares of restricted stock shall be deemed to have vested, and all stock units shall be deemed to have vested and the shares of stock subject thereto shall be delivered, immediately prior to the occurrence of such corporate transaction; and (b) either of the following two actions shall be taken: (1) fifteen days prior to the scheduled consummation of a corporate transaction, all options and SARs outstanding under the Amended Plan shall become immediately exercisable and shall remain exercisable for a period of fifteen days; or (2) the Board may elect, in its sole discretion, to cancel any outstanding awards of options, restricted stock, stock units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of restricted stock or restricted stock units, equal to the formula or fixed price per share paid to holders of shares of stock and, in the case of options or SARs, equal to the product of the number of shares of stock subject to the option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of stock pursuant to such transaction exceeds (II) the option price or SAR exercise price applicable to such Award Shares. With respect to the Company's establishment of an exercise window, (i) any exercise of an option or SAR during such fifteen-day period will be conditioned upon the consummation of the event and will be effective only immediately before the consummation of the event, and (ii) upon consummation of any corporate transaction, the Amended Plan, and all outstanding but unexercised options and SARs shall terminate. In the event that awards are assumed or substituted by a successor entity and a participant experiences a termination without cause or for good reason within one year following the occurrence of the corporate transaction, all outstanding shares of restricted stock will be deemed to have vested, and all stock units will be deemed to have vested and the shares of common stock subject thereto will be delivered upon such termination and all options and SARs outstanding will become immediately exercisable and remain exercisable for a period of one year following such termination, or until the expiration date of such option or SAR, if earlier.

PROPOSALS requiring your vote

Proposal 4 – Approval of an Amendment to the Company’s
Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan

Compensation Clawback Policy. Subject to the terms and conditions of the Amended Plan, the administrator may provide that any participant and/or any award, including any shares of common stock subject to an award, is subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

Effectiveness and Term; Amendment and Termination

The Amended Plan will become effective upon approval of the Amendment by the Company's stockholders at the Annual Meeting and will remain available for the grant of awards until January 10, 2032. The Board may, at any time and from time to time, amend, suspend, or terminate the Amended Plan as to any shares of stock as to which awards have not been made. An amendment shall be contingent on approval of the Company's stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange or market listing requirements. No amendment, suspension, or termination of the Amended Plan may, without the consent of the grantee, impair rights or obligations under any award theretofore awarded under the Amended Plan.

U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences to the Company and to recipients of stock options (both nonqualified stock options and incentive stock options) and stock appreciation rights under the Amended Plan. The summary is based on the Code and the U.S. Treasury regulations promulgated under the Code in effect as of the date of this proxy statement, all of which are subject to change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the Amended Plan. The laws governing the tax aspects of these awards are highly technical, and such laws are subject to change. Different tax rules may apply to specific participants and transactions under the Amended Plan, particularly in jurisdictions outside the United States.

Nonqualified Stock Options and Stock Appreciation Rights. The recipient will not have any income at the time a nonqualified stock option or a SAR is granted, nor will the Company be entitled to a deduction at that time. When a nonqualified option is exercised, the optionee generally will recognize ordinary income (whether the option price is paid in cash or by delivery or surrender of shares of common stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option exercise price. When an SAR is exercised, the holder will recognize ordinary income equal to the sum of (a) the gross cash proceeds payable and (b) the fair market value on the exercise date of any shares received. The Company will be entitled to a corresponding deduction with respect to a nonqualified stock option or SAR equal to the ordinary income recognized by the optionee or holder of the SAR, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Code.

ISOs.A recipient will not have any income at the time an ISO is granted or have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option exercise price will be a preference item that could create an alternative minimum tax liability for the optionee. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of the ISO with which to pay such tax. If the optionee disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the optionee (i.e., the excess of the proceeds received over the option exercise price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. Conversely, if the optionee disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option exercise price and (ii) the excess of the amount received for the shares over the option exercise price. The balance of the gain or loss, if any, will be long-term or short-term capital gain or loss, depending on how long the shares were held. The Company is not entitled to a deduction as the result of the grant or exercise of an ISO. However, if the optionee recognizes ordinary income as a result of a disqualifying disposition, the Company will be entitled to a corresponding deduction equal to the amount of ordinary income recognized by the optionee, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Code.

409A. We intend that awards granted under the Amended Plan comply with, or are otherwise exempt from, Section 409A of the Code.

PROPOSALS requiring your vote

Proposal 4 – Approval of an Amendment to the Company’s
Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan

Deductibility of Executive Compensation. The Company generally will be entitled to a tax deduction in connection with an award under the Amended Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Prior to the enactment of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017 (the “2017 Tax Act”), Section 162(m) limited a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to certain current and former executive officers, including its CEO and the next three highest-paid executive officers. Further, prior to the 2017 Tax Act, compensation that satisfied conditions set forth under Section 162(m) to qualify as “performance-based compensation” was not subject to the $1 million deduction limitation, and the limitation did not apply to compensation paid to the Chief Financial Officer nor to former executive officers. The 2017 Tax Act eliminated the Section 162(m) performance-based compensation deduction exception beginning January 1, 2018, but the 2017 Tax Act provides a transition rule with respect to compensation which is provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not materially modified after that date. The Compensation Committee intends to administer any awards granted on or prior to November 2, 2017 which qualify as “performance-based compensation” under Section 162(m), as amended by the 2017 Tax Act, in accordance with the transition rules applicable to binding contracts in effect on November 2, 2017. With the elimination of the Section 162(m) exemption for performance-based compensation, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers (and any other person who was or will be a Section 162(m) covered employee on or after January 1, 2017), other than previously granted awards that comply with the transition rules.

New Plan Benefits

The benefits that will be awarded or paid in the future under the Amended Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Information about awards granted in fiscal 2023 under the LTIP to the Company's named executive officers can be found in the table under the heading “Grants of Plan-Based Awards for Fiscal 2023” on page 83 of this proxy statement.

PROPOSALS requiring your vote

Proposal 4 – Approval of an Amendment to the Company’s
Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan

Existing Plan Benefits

The following table sets forth information with respect to the number of shares underlying grants of all types of awards under the LTIP that have been granted through December 31, 2023 that count against the plan's maximum share authorization. These share numbers do not take into account the effect of options that have been canceled or expired unexercised.

Name and Position	Total Number of Shares Underlying Awards Grants
William P. Angrick, III	1,726,812
Chairman and Chief Executive Officer
Jorge A. Celaya	356,196
Chief Financial Officer
John P. Daunt	296,583
Chief Commercial Officer
Steven J. Weiskircher	192,445
Chief Technology Officer
Mark A. Shaffer	176,451
Chief Legal Officer and Corporate Secretary
All current executive officers as a group	2,748,487
All non-employee directors as a group	154,243
All employees as a group (excluding executive officers)	1,819,354

RECOMMENDATION OF THE BOARD
✓	Your Board of Directors unanimously recommends a vote FOR the Amendment to the LTIP.

Executive Compensation

Compensation Discussion and Analysis

This section describes our compensation strategy, programs and practices for the below listed executive officers during fiscal 2023:

Executive Officer	Principal Position
William P. Angrick, III	Chairman and Chief Executive Officer
Jorge A. Celaya	EVP and Chief Financial Officer
John P. Daunt	EVP and Chief Commercial Officer
Steven J. Weiskircher	SVP and Chief Technology Officer
Mark A. Shaffer	Chief Legal Officer and Corporate Secretary

In this proxy statement, we refer to these individuals as our named executive officers or "NEOs".

Executive Summary

The Compensation Committee believes in a “pay-for-performance” approach that aligns executive compensation with stockholder interests. This means that a significant portion of an executive's compensation should be at risk and may vary from “targeted” compensation based upon the level of achievement of specified performance objectives. Our pay for performance executive compensation philosophy and the elements of our executive compensation program for fiscal 2023 are summarized below:

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The main objectives of our executive compensation program are to drive continuous stockholder return by motivating executives to achieve short-term and long-term financial and strategic objectives, to reward executives for continuous growth in earnings and stockholder value, and to align executives’ interests with those of our stockholders.
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Our executive compensation program emphasizes performance-based compensation, including annual incentive compensation and stock-based awards, such as options and RSUs. For fiscal 2023, 50% of the stock-based awards granted to our NEOs had performance-based vesting criteria.
•
The Compensation Committee evaluates and sets the compensation levels of our NEOs. In setting compensation levels for NEOs, the Compensation Committee solicits the input and recommendations of our Chairman and CEO and engages an independent compensation consultant to conduct market reviews of our competitive market for executive talent.
•
91% of our Chairman and CEO’s targeted total direct compensation for fiscal 2023 was delivered through variable incentives for which payout is tied to achievement of pre-determined performance objectives.
•
On average, approximately 75% of the targeted total direct compensation for fiscal 2023 of the other NEOs was delivered through variable incentives with payout tied to achievement of pre-determined performance objectives.
•
We emphasize equity-based long-term incentives to ensure executives are focused on longer-term operating objectives and stock price performance in addition to shorter-term goals. The targeted value for long-term incentive awards for the NEOs other than Mr. Angrick is approximately 58% of the targeted value of their annual incentive awards and for Mr. Angrick is approximately 77% of the targeted value of such award.

EXECUTIVE COMPENSATION

•
To support the retention and incentive purposes of our executive compensation program, each of our NEOs received time-based and performance-based options and RSUs in fiscal 2023.

Our business and financial performance significantly impacted the design of our 2023 executive compensation program and the timing of decisions related to such program. In fiscal 2023, we achieved some notable financial and operational milestones, including:

•
In fiscal 2023, we generated $1.2 billion of gross merchandise volume, which is the total sales value of all merchandise sold by us or our sellers through our marketplaces or by us through other channels during a given period of time. Our gross merchandise volume has grown at a compound annual growth rate of 13.9% since 2018.
•
We generated revenue of $314.5 million in fiscal 2023 through multiple sources, including transaction fees from sellers and buyers, proceeds from the sale of products we purchased from sellers, and value-added service charges.
•
During fiscal 2023, the number of registered buyers on our marketplaces grew by 4.8% from approximately 4.9 million to approximately 5.1 million.
•
During fiscal 2023, we had approximately 3.3 million auction participants in our online auctions, a 6% increase from the approximately 3.1 million auction participants in fiscal 2022.

The following charts provide additional information on our fiscal 2023 financial milestones:

* For the twelve months ended September 30, 2023, 2022, 2021, 2020, and 2019, Net Income (Loss) was $21.0M, $40.3M, $50.9M, ($3.8)M, and ($19.3)M, respectively. For a reconciliation of Non-GAAP Adjusted EBITDA for fiscal years 2021, 2022 and 2023, see pages 47-48 of the 2023 Form 10-K (filed with the SEC on December 7, 2023). For a reconciliation of Non-GAAP Adjusted EBITDA for fiscal years 2019 and 2020, see pages 31-35 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (filed with the SEC on December 8, 2020).

EXECUTIVE COMPENSATION

The Company’s actual performance for fiscal 2023 resulted in below-target payments to our NEOs under our annual incentive program and our long-term incentive programs completed during 2023. Additional information on target compensation and the compensation actually received by our NEOs is described in additional detail in the below charts.

EXECUTIVE COMPENSATION

* The average NEO target and realized amounts reflected in the above charts were calculated based on the compensation of Messrs. Celaya, Daunt, Weiskircher and Shaffer.

** Realized long-term equity incentive pay includes only those options exercised in the applicable period.

EXECUTIVE COMPENSATION

Best Practices

Our approach to executive compensation incorporates these best practices:

✓
The Compensation Committee receives objective advice from an independent compensation consultant, Aon plc.
✓
Our Board has adopted a clawback policy applicable to all cash incentive payments and performance-based equity awards granted to our executive officers.
✓
No employee is entitled to any “single trigger” equity acceleration with a change in control.
✓
All named executive officers must own Company common stock equal to 150% of their annual base salaries (600% for the Chairman and CEO).
✓
We do not provide excise tax gross-ups.

“Say‑on‑Pay” Advisory Vote on Executive Compensation

We asked stockholders to vote on a “say on pay” advisory vote on our executive compensation at the 2023 Annual Meeting of Stockholders. Stockholders expressed substantial support for the compensation of our NEOs with approximately 97% of the votes cast in favor of the “say on pay” proposal. The Compensation Committee carefully evaluated the results of the 2023 advisory vote at its March 2023 meeting. The Compensation Committee also considers many other factors in evaluating our executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Compensation Committee’s assessment of total shareholder return, the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and a review of peer group and survey data, each of which is evaluated in the context of the Compensation Committee’s fiduciary duty to act as the directors determine to be in stockholders’ best interests. While each factor bore on the Compensation Committee’s decisions regarding executive compensation, the Compensation Committee did not change our executive compensation program and policies as a direct result of the 2023 “say on pay” advisory vote.

EXECUTIVE COMPENSATION

General Compensation Philosophy

The Company’s executive compensation program is designed to:

•
align executives’ interests with those of our stockholders;
•
support the attainment of our short-term and long-term financial, operational, and strategic objectives;
•
reward executives for continuous growth in earnings and stockholder value;
•
attract, retain and motivate key executives; and
•
encourage a long-term commitment to the Company.

60% * Percentages calculated based upon the average target total compensation of our NEOs (inclusive of Mr. Angrick) for fiscal 2023.

Short-Term Incentive Compensation		Long-Term Incentive Compensation
Annual Base Salary	Annual Cash Incentive
•
Aligns executives’ interests with stockholders’ interests and drives decisions and achieves goals that will help us remain competitive;
•
Attracts executives with an interest in creating long-term stockholder value;
•
Rewards executives for building and sustaining stockholder value; and
•
Retains executives both through growth in their equity value and the vesting provisions of our stock awards.

• Attracts and retains executives by fairly compensating them for performing the fundamental requirements of their positions.
•
Motivates executives to achieve specific annual financial, operational and strategic goals and objectives whose achievements are critical to short-term and long-term success;
•
Rewards executives in proportion to the goals achieved each year; and
•
Attracts executives with an interest in linking their composition package directly to higher corporate performance.

EXECUTIVE COMPENSATION

Factors Considered When Determining Compensation. The Compensation Committee seeks to set executive compensation at competitive levels that it considers appropriate for a company of our size and stage of growth. Annually, the Compensation Committee determines and approves the total compensation level of each of our NEOs based on its evaluation of external market conditions and Company performance. The Compensation Committee also considers each executive’s level of experience, unique skills and abilities critical to the Company, and the executive’s tenure, position, responsibilities and performance with the Company. The Compensation Committee considers recommendations from the Chairman and CEO regarding levels for base salary, annual incentive awards and long-term incentive awards for NEOs. The Chairman and CEO annually provides to the Compensation Committee historical and prospective breakdowns of the total direct compensation components for each NEO.

Pay Mix. Because our NEOs are in a position to directly influence our performance, a significant portion of their compensation is delivered as at-risk compensation in the form of an annual cash incentive award and a long-term incentive award. We rely on a mix of compensation components intended to reward short-term results (in the form of annual cash incentive awards) and motivate long-term performance (in the form of stock options and RSU grants that vest over several years). We do not have a specific allocation target between cash and equity compensation or between annual and long-term incentive compensation. Instead, we retain flexibility when determining the compensation mix to react to our evolving business environment and our specific hiring and retention requirements. In fiscal 2023, approximately 49% or more of the target total direct compensation for each of our NEOs, including approximately 52% of the target total direct compensation for the Chairman and CEO, was performance-based or tied directly to the performance of our stock (in the form of target annual cash incentive awards and performance-based stock options and RSU awards), consistent with our compensation philosophy to link executive compensation with stockholder returns and achievement of strategic business objectives.

* Percentages reflect the average compensation of Messrs. Celaya, Daunt, Weiskircher and Shaffer for fiscal 2023.

EXECUTIVE COMPENSATION

Role of the Compensation Consultant. The Compensation Committee has engaged Aon plc (the “Compensation Consultant”), a leading industry compensation consultant, on an annual basis to assess the market competitiveness of our executive compensation program, so our program attracts and retains the executive talent essential to achieving our business plans. For fiscal 2023, the Compensation Committee engaged the Compensation Consultant to assess the market competitiveness of our executive compensation program and to assist in evaluating and setting executive compensation levels. Prior to such engagement, the Compensation Committee determined that there was no conflict of interest between the Compensation Committee and the Compensation Consultant. In making this determination, the Compensation Committee considered these six factors regarding the Compensation Consultant:

(i)
the provision of other services to us by the Compensation Consultant;
(ii)
the fees paid by us to the Compensation Consultant, as a percentage of the total revenue of the Compensation Consultant;
(iii)
the policies and procedures of the Compensation Consultant designed to prevent conflicts of interest;
(iv)
any business or personal relationship between the Compensation Consultant and any member of the Compensation Committee;
(v)
any of our stock owned by the Compensation Consultant; and
(vi)
any business or personal relationship between the Compensation Consultant and any of our executive officers.

The scope of the Compensation Consultant’s work included a review of the Company’s executive compensation practices, assistance with developing an appropriate peer group, and presentation to the Compensation Committee of a report regarding executive compensation trends for similarly sized companies and the market competitiveness of our executive compensation program. The Compensation Consultant was engaged directly by the Compensation Committee and provided no services other than the executive and director compensation consulting services.

To assist the Compensation Committee in its market review for fiscal 2023, the Compensation Consultant prepared an analysis of the market competitiveness of the aggregate value of total direct compensation (i.e., base salary, annual cash bonus and long-term equity incentives) and the market competitiveness of each element of compensation for each NEO. The market review was based upon two different sources of compensation data—the Radford Global Technology Survey and publicly available market data from a selected peer group of companies. The Radford Global Technology Survey is a national survey that contains compensation data for high-technology sector companies. The survey data was used as a market reference to assess how the Company’s compensation practices for top executives compare to market practices and to confirm that the overall compensation mix is reasonably aligned with the marketplace.

EXECUTIVE COMPENSATION

The peer companies utilized in the review were updated for fiscal 2023 by the Compensation Consultant with input from the Compensation Committee and were approved by the Compensation Committee. The updated peer group was developed using several criteria (e.g., sector, market capitalization, revenue and headcount) and consists of companies of similar size and complexity that occupy the e-commerce space. As part of the update for fiscal 2023, three companies were removed from the fiscal 2022 peer group due to their acquisition (Benefitfocus, ChannelAdvisor and Switch), and three new companies (Eventbrite, QuinStreet and Upland Software) were added to the peer group. The peer group companies for the fiscal 2023 review were:

• Agilysys	• PROS
• American Software	• PubMatic
• BigCommerce	• QuinStreet
• CarParts.com	• Quotient Technology
• Cars.com	• RB Global (previously Ritchie Bros.)
• comScore	• Shutterstock
• DHI Group	• SPS Commerce
• Eventbrite	• The RealReal
• LivePerson	• TrueCar
• PetMed Express	• Upland Software
• Porch Group

At the time of the fiscal 2023 review, we were at the 50th percentile of the peer group for revenue, the 19th percentile for headcount, and the 53rd percentile for market capitalization.

The Compensation Committee considers market data in setting compensation levels but does not target or position NEO pay levels at a specific percentile level relative to the peer group. Instead, the Compensation Committee reviews total direct compensation and the mix of the compensation components relative to the peer group as one factor in determining if compensation is adequate to attract and retain qualified executives. The compensation decisions specific to each component of total direct compensation for the NEOs are discussed below.

EXECUTIVE COMPENSATION

Base Salary

Summary. Base salaries for NEOs are designed to be competitive when compared with prevailing market rates. Base salaries are reviewed annually and at the time of promotion or other changes in responsibilities. In determining whether to award base salary increases, the Compensation Committee considers the Company’s overall business outlook, the Company’s budget, the executive’s individual performance, historical compensation, market compensation levels for comparable positions, internal pay equity and other factors, including any retention concerns. Under the employment agreements in place with our NEOs, the Compensation Committee may not reduce the salary of a NEO downward unless the NEO consents to a reduction.

Fiscal 2023. For fiscal 2023, the Compensation Committee approved base salaries in the following amounts for our NEOs:

Named Executive Officer	2023 Salary	2022 Salary	Percentage Increase
William P. Angrick, III	$435,000	$420,000	3.6%
Jorge A. Celaya	$404,175	$392,403	3.0%
John P. Daunt	$383,959	$362,208	6.0%
Steven J. Weiskircher	$379,990	$348,295	9.1%
Mark A. Shaffer	$354,768	$344,435	3.0%

Mr. Angrick’s salary, which had remained at the same level since fiscal 2019, was increased by 3.6% for fiscal 2023; however, his base salary level remains below the competitive median range of our peers because the Compensation Committee has determined to continue to emphasize long-term equity incentives for Mr. Angrick. The base salary levels for Mr. Celaya and Mr. Shaffer increased by percentages consistent with market conditions. The base salary levels for Mr. Daunt and Mr. Weiskircher increased by percentages consistent with market conditions in light of increased responsibilities assumed by each of them in fiscal 2022.

Fiscal 2024. For fiscal 2024, the Compensation Committee approved base salaries in the following amounts for our NEOs:

Named Executive Officer	2024 Salary	Percentage Increase
William P. Angrick, III	$460,000	6%
Jorge A. Celaya	$450,000	11%
John P. Daunt	$400,000	4%
Steven J. Weiskircher	$401,000	5%
Mark A. Shaffer	$387,000	9%

For fiscal 2024, the Compensation Committee considered several factors, including experience, tenure, individual performance and organizational structure, and determined to increase the base salary by the percentages noted above with the goal of ensuring fair and market-aligned base salary levels for each of our NEOs.

EXECUTIVE COMPENSATION

Annual Incentive Compensation

Summary. Each of our NEOs are eligible to participate in the Liquidity Services, Inc. Annual Incentive Plan (the “AIP”). The AIP, which is administered by the Compensation Committee, provides our NEOs the opportunity to earn annual incentive compensation in the form of “at risk” performance-based cash bonuses. These cash bonuses are designed to motivate our NEOs to achieve certain corporate financial performance objectives (the “Performance Objectives”) consistent with the Company’s strategic plan. The more successful the Company’s performance (as measured against the Performance Objectives), the higher the potential payout under the AIP. Payouts of annual cash bonuses vary significantly from year to year based on the Company’s financial performance. For example, over the last five years, the payout to our Chairman and CEO has ranged from 47% to 225% of his base salary.

At the beginning of each fiscal year, the Compensation Committee sets the Performance Objectives as well as the range of possible payouts for each of our NEOs. As part of this process, the Compensation Committee selects the financial metrics against which the Company’s performance will be measured. These metrics typically include those that management uses to gauge the Company’s performance (e.g., Consolidated Adjusted EBITDA and Consolidated Direct Profit). As used herein, the terms “Consolidated Adjusted EBITDA” and “Consolidated AEBITDA” have the same meaning as Non-GAAP Adjusted EBITDA as described in the 2023 Form 10-K. As used herein, the term “Consolidated Direct Profit” means the Company’s total segment revenue less cost of goods sold (excluding depreciation and amortization).

The Compensation Committee also establishes a threshold, target and maximum achievement level for each metric. If the Company’s performance falls below the threshold level for a metric, there is no payout on that metric. If the threshold level is met, our NEOs are eligible for a payout on that metric. The amount of such payout is dependent upon the Company’s actual performance as measured against the achievement levels for the metric. If the Company’s actual performance exceeds the threshold level on one metric but fails to do so on another, the payout to our NEOs would be limited accordingly as further described below.

The Compensation Committee endeavors to set appropriate threshold, target and maximum achievement levels. These levels are evaluated annually with input from the Compensation Consultant and are consistent with the Company’s business plan and strategic objectives. The Compensation Committee cannot specify the degree of difficulty required to meet target achievement levels but believes that achievement would require substantial and sustained performance by the Company.

As mentioned above, the range of possible payouts a NEO is eligible to receive is set by the Compensation Committee at the beginning of each fiscal year. The Compensation Committee sets a target bonus for each NEO, which the NEO will be eligible to receive if the Company’s performance equals the target achievement levels on each metric. The target bonus is set as a percentage of base salary based upon (1) the relative scope and responsibility of the NEO’s position and his, her or their respective impact on overall Company performance; and (2) comparative compensation data. If the Company’s performance exceeds the threshold achievement level but does not reach the target achievement level for a metric, the NEO will be eligible for a payout below target for that metric. If the Company’s performance exceeds the target achievement level for a metric, the NEO will be eligible for a payout above target for that metric subject to the applicable maximum established by the Compensation Committee. NEOs receive no payouts for below-threshold or above-maximum achievement. Additional information on the range of possible payouts to our NEOs for fiscal 2023 is provided below. Notwithstanding the foregoing, our NEOs are not entitled to any payout under the AIP. The Compensation Committee retains the discretion to increase or decrease payouts based on the Company’s (or the NEO’s) performance during the fiscal year.

Fiscal 2023 Performance Objectives and Achievement Levels. At its December 2022 meeting, the Compensation Committee established the Performance Objectives for fiscal 2023. The metrics chosen were Consolidated Direct Profit and Consolidated AEBITDA, weighted equally. The Compensation Committee selected these metrics because they are key metrics used by management to measure the Company’s performance.

The Compensation Committee also determined that if the Company’s actual performance met the threshold set forth below for a metric, our NEOs would be eligible to receive a 20% payout on that metric. If actual performance fell between the threshold and the target on a metric, our NEOs would be eligible to receive a payout between 20% and 100% of the target payout on that metric. If actual performance met the target on a metric, our NEOs would be eligible to receive a 100% payout on that metric. If actual performance fell between the target and the maximum on a metric, our NEOs would be eligible to receive a payout between 100% and 150% of the target payout on that metric. The Compensation Committee

EXECUTIVE COMPENSATION

chose to cap payouts at 150% of the target payout for fiscal 2023. As a result, even if the Company’s actual performance exceeded the maximum set forth below, our NEOs would be limited to a 150% payout on that metric.

Consolidated Direct Profit Achievement Levels
Threshold	Target	Maximum
$160.8M	$180.0M	$196.2M

Consolidated AEBITDA Achievement Levels
Threshold	Target	Maximum
$39.7M	$48.0M	$53.7M

The Compensation Committee strives to set target at a level which requires considerable improvement to the Company’s financial performance year-over-year, further emphasizing our pay-for-performance approach to executive compensation. The target achievement levels set forth above require approximately 16% year-over-year growth.

Fiscal 2023 Target and Maximum Awards. As described above, the amount ultimately paid to each NEO depends on the Company’s actual performance as measured against the Performance Objectives. The below table shows the target and maximum awards for fiscal 2023:

Named Executive Officer	Fiscal 2023 Target Award as Percentage of Base Salary	Fiscal 2023 Annual Incentive Target	Fiscal 2023 Maximum Award as Percentage of Base Salary	Fiscal 2023 Annual Incentive Maximum
William P. Angrick, III	150%	$652,500	225%	$978,750
Jorge A. Celaya	80%	$323,340	120%	$485,010
John P. Daunt	80%	$307,167	120%	$460,751
Steven J. Weiskircher	50%	$189,995	75%	$284,993
Mark A. Shaffer	50%	$177,384	75%	$266,076

The target award percentages for fiscal 2023 remained the same as in fiscal 2022 for Mr. Angrick, Mr. Celaya, Mr. Weiskircher and Mr. Shaffer. The target award percentage for fiscal 2023 for Mr. Daunt was increased from 70% to 80% to better reflect his impact on overall Company performance and to align his compensation with market data.

Fiscal 2023 Results and Payouts. At the end of fiscal 2023, our Chairman and CEO assessed the Company’s performance against the Performance Objectives and made a recommendation to the Compensation Committee regarding payouts to our NEOs. The Compensation Committee considered the recommendations, independently assessed the Company’s performance against the Performance Objectives and approved the payouts described below.

The Company’s actual performance in fiscal 2023 exceeded the threshold achievement level but fell short of the target achievement level on both the Consolidated Direct Profit metric and the Consolidated AEBITDA metric. As a result, the Compensation Committee approved payouts to our NEOs equal to 67% of the target bonus for the Consolidated Direct Profit metric and 72% of the target bonus for the Consolidated AEBITDA metric.

EXECUTIVE COMPENSATION

Fiscal 2023 results and related payments appear in the table below.

Name and Principal Position	Consolidated Direct Profit	Consolidated Adjusted EBITDA	2023 Incentive Target	2023 Actual Payout	2023 Actual Payout as a % of Target
William P. Angrick, III Chairman and Chief Executive Officer	67%	72%	$652,500	$456,750	70%
Jorge A. Celaya Chief Financial Officer	67%	72%	$323,340	$226,338	70%
John P. Daunt Chief Commercial Officer	67%	72%	$307,167	$215,017	70%
Steven J. Weiskircher Chief Technology Officer	67%	72%	$189,995	$132,997	70%
Mark A. Shaffer Chief Legal Officer and Corporate Secretary	67%	72%	$177,384	$124,169	70%

Fiscal 2024 Annual Incentive Compensation. At its December 2023 meeting, the Compensation Committee determined that the Performance Objectives for fiscal 2024 would be the same as those selected for fiscal 2023 (i.e., Consolidated Direct Profit and Consolidated AEBITDA weighted equally). These metrics were selected because they continue to be the key metrics used by management to measure the Company’s performance. Additionally, as in fiscal 2023, the Compensation Committee chose to limit maximum payouts to 150% of the target bonus for fiscal 2024. The targets for each of the Performance Objectives will be disclosed in our 2025 proxy statement.

In addition to setting the Performance Objectives for fiscal 2024, the Compensation Committee reviewed the target and maximum awards for our NEOs at its December 2023 meeting and set the following award opportunities for fiscal 2024:

Named Executive Officer	Fiscal 2024 Target Award as Percentage of Base Salary	Fiscal 2024 Annual Incentive Target	Fiscal 2024 Maximum Award as Percentage of Base Salary	Fiscal 2024 Annual Incentive Maximum
William P. Angrick, III	150%	$690,000	225%	$1,035,000
Jorge A. Celaya	80%	$360,000	120%	$540,000
John P. Daunt	80%	$320,000	120%	$480,000
Steven J. Weiskircher	50%	$200,500	75%	$300,750
Mark A. Shaffer	50%	$193,500	75%	$290,250

The target award percentages for fiscal 2024 remained the same as in fiscal 2023 for each of our NEOs.

Long-Term Incentive Compensation

Summary. We grant long-term equity compensation on an annual basis to our executive officers to attract, retain and reward our executives and strengthen the mutuality of interests between our executives and our stockholders. The Compensation Committee annually determines whether to grant equity-based incentives to executives. In making its determinations, the Compensation Committee considers factors such as market data, the executive’s and the Company’s performance in the last year and the results achieved by the executive, the executive’s base salary and the Compensation Committee’s view regarding the future potential of long-term contributions of the executive. Recommendations of the Chairman and CEO are also considered with respect to executive officers other than the Chairman and CEO.

The Compensation Committee has historically made the annual grants of long-term incentive compensation at a regularly scheduled meeting after financial results are available for the prior fiscal year. As the Compensation Committee’s

EXECUTIVE COMPENSATION

meeting schedule is established before the start of each fiscal year, the proximity of any grants to earnings announcements or other market events is coincidental. The Compensation Committee’s policy is to grant option and RSU awards on or after the date it approves them. For options, the exercise price is determined under the terms of the LTIP (typically, the closing price of our common stock on the Nasdaq Stock Market on the date of grant) and cannot be less than the fair market value of our common stock as of that date. In the case of Mr. Angrick, who beneficially owns greater than 10% of the Company’s outstanding common stock, the option exercise price for any options granted to him which are intended to be incentive stock options cannot be less than 110% of the fair market value of our common stock on the date of grant. Besides grants of options made as part of long-term incentive compensation awards, executive officers may receive options with the commencement of employment or upon promotion. In these cases, the exercise price is typically the closing price of our common stock on the Nasdaq Stock Market on the date the Compensation Committee approves the award.

Fiscal 2023 Long-Term Equity Compensation. For fiscal 2023, the Compensation Committee chose to grant a mix of option and RSU awards to each of our NEOs. Each NEO received 70% of his equity compensation in the form of RSUs and 30% in the form of options. Half of the granted options and RSUs have time-based vesting criteria while the other half have performance-based vesting criteria. The time-based options vest over a four-year period with 25% vesting on January 1, 2024 and 1/48th vesting each month thereafter for 36 months. The time-based RSUs vest over a four-year period with 25% vesting on each of January 1, 2024, January 1, 2025, January 1, 2026 and January 1, 2027.

Performance-based options and RSUs vest only if the Company achieves certain financial milestones. For fiscal 2023, the Compensation Committee selected Consolidated Direct Profit and Consolidated AEBITDA, each weighted equally, as the financial milestones that must be satisfied for performance-based vesting. Beginning on January 1, 2024 and on each April 1, July 1, October 1 and January 1 through January 1, 2026 (each, a “Measurement Date”), the Company’s trailing 12-month Consolidated Direct Profit and Consolidated AEBITDA results will be compared to the below tables to determine what percentage of vesting has occurred.

Consolidated Direct Profit (50% Weight)
Results	% of Award Vesting
$185M	20%
$200M	40%
$215M	60%
$230M	80%
$245M	100%

Consolidated AEBITDA (50% Weight)
Results	% of Award Vesting
$50M	20%
$53M	40%
$56.5M	60%
$60M	80%
$65M	100%

The two metrics will be evaluated independently consistent with the Company’s historic practice with respect to assessing the achievement of performance-based vesting criteria. If, as of a Measurement Date, the Company achieves the results required for vesting on one metric but not the other, the percentage of the total grant vesting will be adjusted according to the weight assigned to that metric. For example, if as of a Measurement Date, the Company’s trailing 12-month Consolidated Direct Profit is $190 million and its Consolidated EBITDA is $48 million, only the Consolidated Direct Profit 20% threshold would be met and 10% of the total grant would vest (i.e., 20% of Consolidated Direct Profit with 50% weight). If, however, on the same Measurement Date, the Company’s trailing 12-month Consolidated Direct Profit is $190 million and its Consolidated EBITDA is $51 million, both thresholds would be met and 20% of the total grant would vest. Vesting is also cumulative. For example, as described above, if on a Measurement Date, the Consolidated Direct Profit 20% threshold is met but the Consolidated AEBITDA 20% threshold is not, 10% of the grant would vest. If, as of a subsequent Measurement Date, the Consolidated AEBITDA 20% threshold is met, an additional 10% of the total grant would vest for a cumulative total of 20%. The Compensation Committee also determined that no more than 33% of a performance-based award may vest in the first year of the performance period and no more than 66% may vest in the first two years of the performance period.

EXECUTIVE COMPENSATION

The long-term equity compensation awards for fiscal 2023 were approved by the Compensation Committee at its December 5, 2022 meeting. In determining the award for each of our NEOs, the Compensation Committee considered the award granted to each NEO in fiscal 2022, each NEO’s job responsibilities, the awards granted to similarly situated executives at peer group companies, each NEO’s experience and individual performance and recommendations of the Chairman and CEO.

The target value of each NEO’s equity compensation for fiscal 2023 as a percentage of base salary is as shown in the table below.

Named Executive Officer	Target Value of Equity Compensation as a Percentage of Base Salary
William P. Angrick, III	150%
Jorge A. Celaya	80%
John P. Daunt	80%
Steven J. Weiskircher	50%
Mark A. Shaffer	50%

The following award types were granted to our NEOs in fiscal 2023:

Award Type	Vesting Schedule	Performance Goals
Time-Based Options	12/48th on 1/1/2024 and 1/48th monthly thereafter for 36 months	N/A
Time-Based RSUs	25% on 1/1/2024 and 25% on each of 1/1/2025, 1/1/2026 and 1/1/2027	N/A
Performance-Based Options	Vesting from 1/1/2024 through 1/1/2026	Based on trailing 12-month Consolidated Direct Profit and Consolidated AEBITDA results measured quarterly from 1/1/2024 through 1/1/2026
Performance-Based RSUs	Vesting from 1/1/2024 through 1/1/2026	Based on trailing 12-month Consolidated Direct Profit and Consolidated AEBITDA results measured quarterly from 1/1/2024 through 1/1/2026

The number of options and RSUs granted to our NEOs in fiscal 2023 is included in the “Grants of Plan Based Awards for Fiscal 2023” table below.

Fiscal 2024 Long-Term Equity Compensation. In December 2023, the Compensation Committee determined to grant our NEOs the same mix of options and RSUs for fiscal 2024 as it granted for fiscal 2023. For each NEO, 70% of his, her or their equity compensation for fiscal 2024 will be RSUs and 30% will be options. Half of the granted options and RSUs have time-based vesting criteria while the other half have performance-based vesting criteria. The time-based options vest over a four-year period with 25% vesting on January 1, 2025 and 1/48th vesting each month thereafter for 36 months. The time-based RSUs vest over a four-year period with 25% vesting on each of January 1, 2025, January 1, 2026, January 1, 2027 and January 1, 2028. The performance-based options and RSUs vest based on the Company’s Consolidated Direct

EXECUTIVE COMPENSATION

Profit and Consolidated AEBIDTA results over a three-year performance period ending January 1, 2027. As was the case for fiscal 2023, the Compensation Committee decided to use Consolidated Direct Profit and Consolidated AEBIDTA as performance metrics as they continue to be key metrics used by management to measure the Company’s performance.

Other Compensation and Benefit Programs

Our NEOs are eligible to participate in benefit plans available to substantially all of our employees, including the 401(k) Plan, medical insurance, dental insurance, life insurance and disability insurance programs. We do not provide our NEOs with any additional benefits or perquisites not available to all other employees.

Employment Agreements

We have entered into employment agreements with each of our NEOs that provide for, among other things, specified payments in the event of termination of employment under certain circumstances. The terms of these agreements are described under “Employment Agreements” below. The Compensation Committee believes it is important to provide our executives with some measure of financial security if their employment with the Company is terminated without cause or in connection with certain unforeseen circumstances. The Compensation Committee believes that these arrangements encourage an executive to comply with post-termination restrictive non-competition covenants and to cooperate with the Company both before and after the executive’s employment is terminated. The Compensation Committee believes these arrangements are reasonable and that it is beneficial to have agreements in place that specify the exact terms and benefits an executive receives if the Company elects to terminate such executive’s employment. Such agreements encourage executives to make sound decisions in the interest of our long-term performance, regardless of personal employment risk.

Stock Ownership and Anti-Hedging Requirements

In fiscal 2014, the Board adopted an Executive Stock Ownership Policy obligating NEOs to hold a number of shares of our common stock as shown in the below table.

Executive	Ownership Requirement as a Percentage of Base Salary
CEO	600%
Other NEOs	150%

Each NEO has five years after such NEO’s date of hire or designation as a NEO to satisfy this requirement. Each of our NEOs has satisfied or is on track to satisfy the stock ownership requirement within the applicable timeframe.

Pursuant to the Executive Stock Ownership Policy, a NEO may not purchase any financial instrument or enter into any transaction that hedges, pledges, or offsets any decrease in the market value of our common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds) except with the advance approval of the Board. On September 11, 2020, the Board approved in advance Mr. Angrick’s pledge of 1,400,000 shares of common stock. This approval was reviewed and extended on December 6, 2021 until such date as the Board revokes its approval. In reviewing and extending this approval, the Board took note of certain facts and circumstances that helped moderate risk to the Company from the pledge, including: (i) shares pledged by Mr. Angrick would be derived from shares purchased by Mr. Angrick for investment purposes as compared to shares received by Mr. Angrick as executive compensation; (ii) the pledge having a 50% loan-to-value ratio and only requiring funding for the difference between 50% of the original share value at the time of pledge and the then current price; (iii) the limited size of the pledge in reference to Mr. Angrick’s overall holdings; and (iv) Mr. Angrick’s lack of reliance on the pledged shares for compliance with the Executive Stock Ownership Policy. No other NEO has requested or been granted approval to enter into such a transaction.

A copy of the Executive Stock Ownership Policy is available on the Company’s website at https://investors.liquidityservices.com/corporate-governance.

EXECUTIVE COMPENSATION

Clawback Policy

On October 26, 2022, the SEC adopted final rules to implement the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which direct the national securities exchanges and associations (including our own securities exchange, Nasdaq) to establish listing standards requiring each issuer to develop and implement a policy providing for the recovery, in the event of an accounting restatement, of incentive-based compensation received by current or former executive officers where the compensation was based on erroneously reported financial information. Following Nasdaq’s adoption of updated listing standards as required by the final rules, the Company amended its clawback policy effective October 1, 2023 (the “Amended Policy”) to comply with these requirements. A copy of the Amended Policy is available on the Company’s website at https://investors.liquidityservices.com/corporate-governance.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) imposes a $1.0 million limit on the amount that a publicly-held corporation may deduct for compensation paid to its “covered employees”. Covered employees include any officer who is a named executive officer in any taxable year beginning after December 31, 2016. Due to the deduction limitation in Section 162(m) of the Code, a portion of compensation paid to our named executive officers may not be deductible. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives and aligning pay with performance.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of our NEOs, which includes our principal executive officer (Mr. Angrick), our principal financial officer (Mr. Celaya) and our three other most highly compensated executive officers (Mr. Daunt, Mr. Weiskircher and Mr. Shaffer) serving as of September 30, 2023.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non‑Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
William P. Angrick, III Chairman and Chief Executive Officer	2023	435,000		2,070,096	796,876	456,750	13,295	3,772,017
	2022	420,000		2,522,676	1,184,952	198,828	14,040	4,340,496
	2021	420,000		397,212	1,013,376	945,000	5,822	2,781,410
Jorge A. Celaya Chief Financial Officer	2023	404,175		627,512	248,602	226,338	12,455	1,519,082
	2022	392,403		350,282	164,939	99,074	13,200	1,019,898
	2021	380,974		166,762	442,602	457,169	4,982	1,452,489
John P. Daunt Chief Commercial Officer	2023	383,959		627,512	248,602	215,017	12,893	1,487,983
	2022	362,208		350,282	164,939	80,019	13,200	970,648
	2021	349,959		453,998	492,048	367,457	4,982	1,668,444
Steven J. Weiskircher Chief Technology Officer	2023	379,990		423,594	167,776	132,997	11,434	1,115,791
	2022	348,295		560,773	263,817	54,961	12,140	1,239,986
	2021	336,192		145,812	387,930	252,144	7,368	1,129,446
Mark A. Shaffer Chief Legal Officer and Corporate Secretary	2023	354,768		392,385	155,451	124,169	11,434	1,038,207
	2022	344,435		350,282	164,939	54,352	12,140	926,148
	2021	328,659		128,214	340,896	246,494	5,150	1,049,413

(1)
Each of the NEOs contributed a portion of his, her or their salary to the 401(k) Plan.
(2)
The amounts reported in these columns reflect the aggregate grant date fair value of options and RSUs granted to each of the NEOs in the years shown, computed in accordance with GAAP, disregarding estimates of forfeitures related to service-based vesting conditions. The amounts reported for performance-based awards were calculated assuming that all applicable performance goals would be achieved. For additional information about these calculations, see the “Grants of Plan-Based Awards for Fiscal 2023” table included in this proxy statement. For additional information about the assumptions used in these calculations, see Note 2 and Note 12 to our audited consolidated financial statements included in the 2023 Form 10‑K. At no time, did the Company exceed the aggregate limit on the number of shares available for grant under the LTIP, or any other limits under the LTIP.
(3)
The amounts in the Non‑Equity Incentive Plan Compensation column represent the cash bonuses described under the section of this proxy statement entitled “Annual Incentive Compensation.” These cash bonuses were paid to our NEOs in fiscal 2024 for performance in fiscal 2023.
(4)
The payments listed for fiscal 2023 in the “All Other Compensation” column above reflect the following amounts and, unless noted below, are based upon the actual cost expended by the Company:

For Mr. Angrick, the amount shown includes: $7,503 for 401(k) Plan matching contributions, $1,340 for short‑term and long-term disability insurance premium payments, $3,612 for group term life insurance premium payments, and $840 for cell phone reimbursement.

For Mr. Celaya, the amount shown includes: $7,503 for 401(k) Plan matching contributions, $1,340 for short‑term and long-term disability insurance premium payments, and $3,612 for group term life insurance premium payments.

For Mr. Daunt, the amount shown includes: $7,503 for 401(k) Plan matching contributions, $1,340 for short‑term and long-term disability insurance premium payments, $3,612 for group term life insurance premium payments, and $439 for HSA ER contributions.

For Mr. Weiskircher, the amount shown includes: $7,503 for 401(k) Plan matching contributions, $1,340 for short-term and long-term disability insurance premium payments, $1,751 for group term life insurance premium payments, and $840 for cell phone reimbursement.

For Mr. Shaffer, the amount shown includes: $7,503 for 401(k) Plan matching contributions, $1,340 for short-term and long-term disability insurance premium payments, $1,751 for group term life insurance premium payments, and $840 for cell phone reimbursement.

EXECUTIVE COMPENSATION

Employment Agreements

During fiscal 2023, the Company entered into amended and restated employment agreements (the “A&R Agreements”) with all of our executive officers, including each of our NEOs. Each of our NEOs had entered into employment agreements with the Company prior to fiscal 2023; however, after reviewing the terms of those agreements and discussing the terms with the Compensation Consultant, the Compensation Committee determined that it was in the best interest of the Company to enter into updated agreements. The terms of the A&R Agreements are better aligned with market terms for similarly situated executives. The terms are also consistent among all of our executive officers to ensure that each NEO is entitled to the same benefits as his, her or their peers.

As was the case with the prior employment agreements, the A&R Agreements provide for, among other things, the term of employment, compensation and benefits payable during the term of such agreement and compensation payable when an executive’s employment is terminated under certain conditions. The Compensation Committee continues to believe it is important to provide our NEOs with some measure of financial security in the event that their employment with the Company is terminated without cause or in connection with certain unforeseen circumstances. The Compensation Committee views these arrangements as providing encouragement for NEOs to comply with post-termination restrictive covenants and to cooperate with the Company both before and after his, her or their employment is terminated. The Compensation Committee considers these arrangements to be reasonable and believes that it is beneficial to have agreements in place that specify the exact terms and benefits a NEO receives if the Company elects to terminate such NEO’s employment. Such agreements encourage NEOs to make sound decisions in the interest of the Company’s long-term performance, regardless of personal employment risk.

Key Provisions of A&R Agreements. As noted above, the A&R Agreement entered into with each NEO contains the same terms to ensure that each NEO is entitled to the same benefits as his, her or their peers. The key provisions of each A&R Agreement are summarized below:

•
Each A&R Agreement provides that the NEO’s employment will continue until terminated in accordance with the terms of the agreement.
•
Each NEO is entitled to an annual base salary equal to at least the amount approved by the Compensation Committee for fiscal 2023, which may be increased, but not decreased without the NEO’s consent.
•
Each NEO is eligible for an annual cash incentive opportunity based on a percentage of the NEO’s base salary set by the Compensation Committee; provided that the Compensation Committee approves a payout of the bonus and the NEO is employed on the last day of the fiscal year to which the bonus relates.
•
Each NEO is eligible to receive long-term incentive awards as approved by the Compensation Committee.
•
Each A&R Agreement also provides for certain payments in the event a NEO’s employment is terminated under the following circumstances:
o
If the NEO’s employment is terminated because of such NEO’s death, the NEO’s estate will receive such NEO’s base salary through the next full calendar month and all other unpaid amounts owed under the A&R Agreement.
o
If the NEO’s employment is terminated because of disability, the NEO is entitled to 25% of such NEO’s annual base salary and all other unpaid amounts owed under the A&R Agreement.
o
If the NEO’s employment is terminated by the Company with cause or by the NEO without good reason, the NEO is entitled to such NEO’s base salary through the date of termination and all other unpaid amounts owed under the A&R Agreement.
o
If the NEO’s employment is terminated by the Company other than for cause, disability or death, or is terminated by the NEO for good reason, the NEO will receive:

(1) such NEO’s base salary through the date of termination and all other unpaid amounts owed under the A&R Agreement;

EXECUTIVE COMPENSATION

(2) a severance package equal to 12 months of such NEO’s base salary plus an amount equal to such NEO’s target incentive bonus for the fiscal year in which such NEO is terminated (the "Severance Payment"); and

(3) a lump sum payment reflecting 12 months of the total premium required to maintain coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), less 12 months of the NEO’s monthly premium contribution in effect immediately prior to termination. This amount is only payable to the extent the NEO had such coverage prior to termination.

The NEO is only entitled to the Severance Payment if such NEO signs a general release of claims in favor of the Company. The terms “cause” and “good reason” have the same meaning across each of the A&R Agreements, except that in the case of Mr. Celaya, the term “good reason” also includes a change in his reporting line to someone other than the Company’s Chief Executive Officer, consistent with his prior employment agreement with the Company.

We also have confidentiality, non‑competition and intellectual property agreements with our NEOs. These agreements typically provide that the NEO may not disclose or transfer any of our confidential information to any person, business entity or other organization without authorization from us, and that the NEO may not, during his, her or their employment with us and for 12 months thereafter, hire or solicit any of our employees for employment with another person or entity or in any way interfere with the relationship we have with any of our employees, clients, or other business relationships. Further, these agreements also typically provide that the NEO may not, during his, her or their employment with us and for up to 12 months thereafter, compete with us. These agreements typically also provide that all ideas, designs, works and inventions made by the NEO in the course of such NEO’s employment with us are our exclusive property, and that the copyrights of all writings produced by the NEO during the course of such NEO’s work for us are the property of the Company.

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards for Fiscal 2023

The following table provides additional information about plan-based awards granted to our NEOs in fiscal 2023. Our NEOs received five types of plan-based awards in fiscal 2023: annual cash bonuses under the AIP (the “2023 Cash Award”), time-based stock options under the LTIP (the “2023 Options”), time-based RSUs under the LTIP (the “2023 RSUs”), performance-based stock options under the LTIP (the “2023 Performance Options”) and performance-based RSUs under the LTIP (the “2023 Performance RSUs”).

Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non‑Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards(5) ($/Share)	Grant Date Fair Value of Stock & Option Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Target (#)
William P. Angrick, III
2023 Cash Award	N/A	12/5/2022	130,500	652,500	978,750	-	-	-	-	-
2023 Options	12/23/2022	12/5/2022	-	-	-	-	-	53,125	$15.40	$398,438
2023 RSUs	12/23/2022	12/5/2022	-	-	-	-	68,320	-	-	$1,035,048
2023 Performance Options	12/23/2022	12/5/2022	-	-	-	53,125	-	-	$15.40	$398,438
2023 Performance RSUs	12/23/2022	12/5/2022	-	-	-	68,320	-	-	-	$1,035,048
Jorge A. Celaya
2023 Cash Award	N/A	12/5/2022	64,668	323,340	485,010	-	-	-	-	-
2023 Options	12/23/2022	12/5/2022	-	-	-	-	-	16,640	$14.00	$124,301
2023 RSUs	12/23/2022	12/5/2022	-	-	-	-	20,710	-	-	$313,756
2023 Performance Options	12/23/2022	12/5/2022	-	-	-	16,640	-	-	$14.00	$124,301
2023 Performance RSUs	12/23/2022	12/5/2022	-	-	-	20,710	-	-	-	$313,756
John P. Daunt
2023 Cash Award	N/A	12/5/2022	53,754	268,771	403,157	-	-	-	-	-
2023 Options	12/23/2022	12/5/2022	-	-	-	-	-	16,640	$14.00	$124,301
2023 RSUs	12/23/2022	12/5/2022	-	-	-	-	20,710	-	-	$313,756
2023 Performance Options	12/23/2022	12/5/2022	-	-	-	16,640	-	-	$14.00	$124,301
2023 Performance RSUs	12/23/2022	12/5/2022	-	-	-	20,710	-	-	-	$313,756
Steven J. Weiskircher
2023 Cash Award	N/A	12/5/2022	37,999	189,995	284,993	-	-	-	-	-
2023 Options	12/23/2022	12/5/2022	-	-	-	-	-	11,230	$14.00	$83,888
2023 RSUs	12/23/2022	12/5/2022	-	-	-	-	13,980	-	-	$211,797
2023 Performance Options	12/23/2022	12/5/2022	-	-	-	11,230	-	-	$14.00	$83,888
2023 Performance RSUs	12/23/2022	12/5/2022	-	-	-	13,980	-	-	-	$211,797
Mark A. Shaffer
2023 Cash Award	N/A	12/5/2022	35,477	177,384	266,076	-	-	-	-	-
2023 Options	12/23/2022	12/5/2022	-	-	-	-	-	10,405	$14.00	$77,725
2023 RSUs	12/23/2022	12/5/2022	-	-	-	-	12,950	-	-	$196,193
2023 Performance Options	12/23/2022	12/5/2022	-	-	-	10,405	-	-	$14.00	$77,725
2023 Performance RSUs	12/23/2022	12/5/2022	-	-	-	12,950	-	-	-	$196,193

(1)
Amounts shown represent the threshold, target and maximum awards that could have been earned by the NEO under the AIP as annual incentive compensation for fiscal 2023. Actual bonuses paid for fiscal 2023 are shown in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. For a discussion of the AIP, see “Executive Compensation—Annual Incentive Compensation”.
(2)
Amounts shown represent the number of performance-based RSUs or options that could be earned by the NEO if the performance goal described under “Executive Compensation—Long-Term Incentive Compensation” is achieved in full. The performance-based RSUs and options reported in this column were granted under the LTIP.
(3)
These time-based RSUs were granted under the LTIP and vest over a four-year period, with 25% vesting on each of January 1, 2024, January 1, 2025, January 1, 2026 and January 1, 2027.
(4)
The options were granted under the LTIP and vest over a four-year period, with 12/48th vesting on January 1, 2024 and 1/48th vesting each month thereafter for 36 months.

EXECUTIVE COMPENSATION

(5)
The options have an exercise price equal to the closing price of our common stock on the Nasdaq Stock Market on the grant date, except that the stock options granted to Mr. Angrick have an exercise price equal to 110% of the closing price of our common stock on the Nasdaq Stock Market on the grant date.
(6)
The amounts reported in this column for awards represent the full grant date fair value of the awards calculated in accordance with GAAP. The value of the time-based RSUs as of the grant date is calculated by multiplying the closing price of our common stock on the Nasdaq Stock Market on the grant date times the number of RSUs awarded. For performance-based RSUs, this value is calculated assuming the maximum performance levels are attained. The value of the time-based options as of the grant date is determined by the Black Scholes model. The value of the performance-based options as of the grant date is determined by an integrated Monte Carlo simulation model assuming the maximum performance levels are attained. For additional information about the assumptions used in these calculations, see Note 2 to the audited consolidated financial statements of the Company in the 2023 Form 10‑K.

The following is a description of material factors necessary to understand the information regarding the awards reflected in the “Grants of Plan‑Based Awards for Fiscal 2023” table.

For information regarding the AIP, please see “Annual Incentive Compensation” above. Awards under this plan are paid in cash.

Stock option awards granted in fiscal 2023 were granted under the LTIP. The LTIP provides that the price of each option shall be at least the fair market value on the grant date of a share of our common stock; provided, however, that if the grantee holds more than 10% of the total combined voting power of all classes of outstanding stock of the Company, the price of an option granted to such person will be at least 110% of the fair market value on the grant date. Under the LTIP, the fair market value of a share of common stock is generally the closing price of our common stock on the Nasdaq Stock Market on the grant date.

The option awards reflected in the “Grants of Plan‑Based Awards for Fiscal 2023” table under “2023 Options” and “2023 Performance Options” are qualified and non‑qualified stock options to purchase shares of our common stock approved by the Compensation Committee and granted to the NEOs as a part of our 2023 annual grant of long‑term incentive compensation as described above under “Executive Compensation—Long‑Term Incentive Compensation”. The options may vest earlier than as set forth in the footnotes above upon a change of control of the Company if the options are not assumed or substituted by the surviving corporation. Unvested options will also vest if the executive is involuntarily terminated by the Company within one year following a change of control. The option term may not exceed 10 years and may be shortened in the event of death, disability or termination of service.

The stock awards reflected in the “Grants of Plan‑Based Awards for Fiscal 2023” table under “2023 RSUs” and “2023 Performance Stock Units” are time‑based and performance‑based RSU awards, respectively, which were approved by the Compensation Committee and granted to the NEOs as described above under “Executive Compensation—Long‑Term Incentive Compensation”. The RSUs may vest earlier upon a change of control of the Company if the awards are not assumed, continued or substituted by the surviving corporation.

Outstanding Equity Awards at 2023 Fiscal Year End

The following table provides information on the holdings of stock options of each NEO as of September 30, 2023.

Outstanding Option Awards at 2023 Fiscal Year End
Name	Grant Date	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(1) ($)	Option Expiration Date
William P. Angrick, III
	11/27/2013	48,122	-	-	24.19	11/27/2023
	3/3/2017(2)	38,000	-	-	9.13	3/3/2022
	3/3/2017(3)	27,360	-	-	9.13	3/3/2022
	12/11/2017(4)	87,080	-	-	4.92	12/11/2022

EXECUTIVE COMPENSATION

Outstanding Option Awards at 2023 Fiscal Year End
Name	Grant Date	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(1) ($)	Option Expiration Date
	12/11/2017(3)	130,620	-	-	4.92	12/11/2022
	12/4/2018(5)	124,200	-	-	6.72	12/4/2023
	12/4/2018(3)	124,200	-	-	6.72	12/4/2023
	12/3/2019(6)	128,242	11,658	-	7.36	12/3/2024
	12/3/2019(3)	139,900	-	-	7.36	12/3/2024
	12/1/2020(7)	87,967	43,983	-	10.41	12/1/2025
	12/1/2020(3)	131,950	-	-	10.41	12/1/2025
	12/7/2021(9)	23,590	33,025	-	24.42	12/7/2026
	12/7/2021(3)	-	-	56,615	24.42	12/7/2026
	12/23/2022(10)	-	53,125	-	15.40	12/23/2027
	12/23/2022(3)	-	-	53,125	15.40	12/23/2027
Jorge A. Celaya
	12/4/2018(5)	3,802	-	-	6.11	12/4/2028
	12/3/2019(6)	24,887	4,500	-	6.69	12/3/2029
	12/1/2020(7)	36,700	18,350	-	9.46	12/1/2030
	12/1/2020(3)	55,050	-	-	9.46	12/1/2030
	12/7/2021(9)	3,225	4,515	-	22.20	12/7/2031
	12/7/2021(3)	-	-	7,740	22.20	12/7/2031
	12/23/2022(10)	-	16,640	-	14.00	12/23/2032
	12/23/2022(3)	-	-	16,640	14.00	12/23/2032
John P. Daunt
	12/4/2018(5)	10,400	-	-	6.11	12/4/2028
	12/4/2018(3)	10,066	-	-	6.11	12/4/2028
	4/29/2019(8)	7,083	-	-	6.58	4/29/2029
	4/29/2019(3)	-	-	-	6.58	4/29/2029
	12/3/2019(6)	12,583	3,246	-	6.69	12/3/2029
	12/3/2019(3)	38,950	-	-	6.69	12/3/2029
	12/1/2020(7)	8,925	20,400	-	9.46	12/1/2030
	12/1/2020(3)	-	-	-	9.46	12/1/2030
	12/7/2021(9)	3,225	4,515	-	22.20	12/7/2031
	12/7/2021(3)	-	-	7,740	22.20	12/7/2031
	12/23/2022(10)	-	16,640	-	14.00	12/23/2032
	12/23/2022(3)	-	-	16,640	14.00	12/23/2032

EXECUTIVE COMPENSATION

Outstanding Option Awards at 2023 Fiscal Year End
Name	Grant Date	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(1) ($)	Option Expiration Date
Steven J. Weiskircher
	12/3/2019(6)	682	2,729	-	6.69	12/3/2029
	12/1/2020(7)	1,006	16,083	-	9.46	12/1/2030
	12/7/2021(9)	5,158	7,222	-	22.20	12/7/2031
	12/7/2021(3)	-	-	12,380	22.20	12/7/2031
	12/23/2022(10)	-	11,230	-	14.00	12/23/2032
	12/23/2022(3)	-	-	11,230	14.00	12/23/2032
Mark A. Shaffer
	12/4/2018(5)	3,245	3,245	-	6.11	12/4/2028
	12/3/2019(6)	7.909	2,433	-	6.69	12/3/2029
	12/1/2020(7)	11,484	14,133	-	9.46	12/1/2030
	12/7/2021(9)	3,225	4,515	-	22.20	12/7/2031
	12/7/2021(3)	-	-	7,740	22.20	12/7/2031
	12/23/2022(10)	-	10,405	-	14.00	12/23/2032
	12/23/2022(3)	-	-	10,405	14.00	12/23/2032

(1)
The closing price of our common stock on the Nasdaq Stock Market on the grant date is the exercise price for stock options, except stock options granted to Mr. Angrick. The exercise price for Mr. Angrick’s outstanding stock options is 110% of the closing price of our common stock on the Nasdaq Stock Market on the grant date.
(2)
These are time-based options that vest as follows: 37.50% vested on April 1, 2018 and thereafter, 2.083% vest each month for 30 months.
(3)
These options vest based on the achievement of certain financial milestones.
(4)
These are time-based options that vest as follows: 31.25% vested on January 1, 2019 and thereafter, 2.083% vest each month for 33 months.
(5)
These are time-based options that vest as follows: 25% vested on January 1, 2020 and thereafter, 25% vest on each of January 1, 2021, January 1, 2022 and January 1, 2023.
(6)
These are time-based options that vest as follows: 25% vested on January 1, 2021 and thereafter, 2.08% vest each month for 36 months.
(7)
These are time-based options that vest as follows: 25% vested on January 1, 2022 and thereafter, 2.08% vest each month for 36 months.
(8)
These are time-based options that vest as follows: 25% vested on May 1, 2020 and thereafter, 25% vest on each of May 1, 2021, May 1, 2022 and May 1, 2023.
(9)
These are time-based options that vest as follows: 25% vested on January 1, 2023 and thereafter, 2.08% vest each month for 36 months.
(10)
These are time-based options that vest as follows: 25% will vest on January 1, 2024 and thereafter, 2.08% vest each month for 36 months.

EXECUTIVE COMPENSATION

The following table provides information on the holdings of stock awards of each NEO as of September 30, 2023.

Outstanding Stock Awards at 2023 Fiscal Year End
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
William P. Angrick, III
	12/3/2019	13,675	240,954	-	-
	12/1/2020	11,850	208,797	-	-
	12/7/2021	62,800	1,106,536	-	-
	12/7/2021	-	-	62,800	1,106,536
	12/23/2022	68,320	1,203,798	-	-
	12/23/2022	-	-	68,320	1,203,798
Jorge A. Celaya
	12/3/2019	5,662	99,764	-	-
	12/1/2020	4,975	87,660	-	-
	12/7/2021	6,540	115,235	-	-
	12/7/2021	-	-	8,720	153,646
	12/23/2022	20,710	364,910	-	-
	12/23/2022	-	-	20,710	364,910
John P. Daunt
	12/3/2019	4,075	71,802	-	-
	12/1/2020	5,525	97,351	-	-
	12/7/2021	6,540	115,235	-	-
	12/7/2021	-	-	8,720	153,646
	12/23/2022	20,710	364,910	-	-
	12/23/2022	-	-	20,710	364,910
Steven J. Weiskircher
	12/3/2019	3,425	60,349	-	-
	12/1/2020	4,350	76,647	-	-
	12/7/2021	10,470	184,481	-	-
	12/7/2021	-	-	13,960	245,975
	12/23/2022	13,980	246,328	-	-
	12/23/2022	-	-	13,980	246,328
Mark A. Shaffer
	12/3/2019	3,062	53,952	-	-
	12/1/2020	3,825	67,397	-	-
	12/7/2021	6,540	115,235	-	-
	12/7/2021	-	-	8,720	153,646
	12/23/2022	12,950	228,179	-	-
	12/23/2022	-	-	12,950	228,179

(1)
These amounts refer to time‑based RSU awards granted under the LTIP, which vest over a four‑year period in 25% installments.
(2)
These amounts refer to performance‑based RSU awards granted under the LTIP, which vest, if at all, based on the Company’s achievement of certain financial performance goals.

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested During Fiscal 2023

The following table shows the stock options that were exercised, and the restrictions on RSUs that lapsed, during fiscal 2023 for each of our NEOs. The values shown below are before payment of any applicable withholding tax and/or broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
William P. Angrick, III	100,743	$793,855	39,625	$557,128
Jorge A. Celaya	-	-	11,805	$165,978
John P. Daunt	38,447	$805,654	13,604	$188,072
Steven J. Weiskircher	25,394	$244,600	27,840	$469,993
Mark A. Shaffer	-	-	8,417	$118,343

(1)
The value realized on exercise is calculated as the difference between (A) either (i) the actual sales price of the shares underlying the options exercised if the shares were immediately sold upon exercise or (ii) the closing price of the shares underlying options exercised if the shares were not immediately sold after exercise and (B) the applicable exercise price of the options.
(2)
The value realized on vesting is calculated by multiplying (A) the closing price of a common share on the vesting date and (B) the number of shares acquired on vesting before withholding taxes.

Potential Payments upon Termination of Employment and Change of Control

Payments upon Termination of Employment. We have entered into the A&R Agreements with each of our NEOs that provide compensation upon certain triggering events that result in termination of employment. The A&R Agreements are described under “Employment Agreements” above and summarized in the table below.

	Termination (other than for cause or by employee without good reason)(1)	Death	Disability
Severance	Lump-Sum Cash Payment(2)	Base salary through the next full calendar month	25% of annual base salary
Time-Based Options and RSUs	Unvested amounts do not accelerate.
Performance-Based Options and RSUs	Unvested amounts do not accelerate.

(1)
For information with respect to terminations following a change in control, see “Change of Control Arrangements” below.
(2)
If a NEO is terminated by the Company without cause or by the employee with good reason, the NEO is entitled to the sum of: (a) 12 months of base salary; and (b) such NEO’s target bonus for the fiscal year of termination. Additionally, the NEO is entitled to payment of 12 months of medical, vision and dental coverage under COBRA (to the extent such NEO had such coverage while employed). For additional information, please see “Employment Agreements” above.

EXECUTIVE COMPENSATION

Change in Control Arrangements

Effective January 17, 2023, each of our NEOs entered into a Change in Control Agreement with the Company (each, a “CIC Agreement”), which entitles them to receive certain benefits upon a change in control. A “change in control” generally means (1) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (2) the sale of substantially all of the assets of the Company or (3) any transaction which results in any person or entity (other than persons who are stockholders or affiliates of the Company immediately prior to the transaction) owning 50% or more of the combined voting power of all of the classes of stock of the Company.

In the event a change in control takes place, each NEO shall be entitled to a base salary and an annual cash incentive opportunity equivalent to that in place prior to the change in control and shall be eligible to participate in any employee benefit programs offered to similarly-situated employees. Additionally, each NEO is entitled to the following payments if such NEO’s employment is terminated by the Company without cause or by the NEO for good reason within one year of the change in control:

(1)
A lump sum payment equal to 1.5x (2x for the CEO) the sum of (a) the NEO’s base salary and (b) the NEO’s target bonus for the fiscal year in which the change in control took place; and
(2)
A lump sum payment equal to the NEO’s target bonus for the fiscal year in which the change in control took place, prorated based on the number of months worked; and
(3)
A lump sum payment reflecting 12 months of the total premium required to maintain coverage under COBRA, less 12 months of the NEO’s monthly premium contribution in effect immediately prior to termination. This amount is only payable to the extent the NEO had such coverage prior to termination.

To receive the above-described payments, the NEO is required to deliver a general release of all claims in favor of the Company. Additionally, in the event a NEO has two agreements with the Company providing for benefits upon a change in control, such NEO is entitled to receive the better of the two benefits provided, but not both. For purposes of these CIC Agreements, the terms “cause” and “good reason” have the same meaning as is provided for these terms in the LTIP.

Stock Options and Restricted Stock. Our NEOs hold unvested options and RSUs under the LTIP. The LTIP contains provisions regarding the treatment of any unvested options and RSUs in connection with a change in control of the Company. In the event of a “corporate transaction”, provision will be made in writing for the assumption or continuation of options and RSUs theretofore granted (and any other outstanding equity awards that may have been granted under the LTIP), or for the substitution for such options and RSUs (and any other outstanding equity awards that may have been granted under the LTIP) for new options and RSUs relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option exercise prices, in which event the LTIP, options and RSUs theretofore granted will continue in the manner and under the terms so provided; if the successor entity refuses to assume or substitute the awards, (i) all outstanding RSUs will be deemed to have vested and the shares of stock subject thereto will be delivered immediately prior to the occurrence of such corporate transaction, and (ii) either of the following two actions will be taken:

(A)
fifteen days prior to the scheduled consummation of the corporate transaction, all outstanding options will become immediately exercisable and will remain exercisable for a period of fifteen days, or
(B)
the Board may elect, in its sole discretion, to cancel any outstanding awards of options and/or restricted stock and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of restricted stock, equal to the formula or fixed price per share paid to holders of shares of our common stock in the transaction and, in the case of options, equal to the product of the number of shares of our common stock subject to the option (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of our common stock pursuant to such transaction exceeds (II) the option exercise price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an option during such fifteen‑day period will be conditioned upon the consummation of the event and will be effective only immediately before the

EXECUTIVE COMPENSATION

consummation of the event, and (ii) upon consummation of any corporate transaction the LTIP, and all outstanding but unexercised options, will terminate.

Qualifying Termination Following a Change in Control. In the event that outstanding awards are assumed or substituted by a successor entity and a NEO experiences a termination without cause or for good reason within one year following the occurrence of the corporate transaction, all outstanding RSUs will be deemed to have vested and the shares of our common stock subject thereto will be delivered upon such termination and all outstanding options will become immediately exercisable and remain exercisable for a period of one year following such termination, or until the expiration date of such option, if earlier. For this purpose, “good reason” generally means a voluntary resignation of the NEO following a material adverse change in the NEO’s position, duties or responsibilities, a reduction in base salary, receipt of a notice that the NEO’s principal workplace will be relocated more than 50 miles or a material breach by the Company of the NEO’s employment agreement.

Under the LTIP, a “corporate transaction” has the same meaning as a “change in control” under the CIC Agreements, as described above. If the options are assumed or continued by the surviving company, or the surviving company substitutes the options with a substantially equivalent option, then no such acceleration of vesting or cancellation of options shall occur.

The post-termination payments table below quantifies the compensation that would have become payable under plans and arrangements in effect on September 30, 2023 if each NEO’s employment had terminated on such date. All values were calculated as of September 30, 2023 based on the closing price of our common stock on the Nasdaq Stock Market on the last trading day of fiscal 2023 ($17.62). These amounts are estimates only, as the actual obligation can only be determined at the time of a NEO’s separation from the Company. The amounts described below are in addition to benefits that are generally available to our employees such as distributions under the 401(k) Plan, life insurance, disability benefits and accrued vacation.

Name	Type of Termination
	Death(1)	Disability(2)	By Company with Cause or By the Executive without Good Reason	By Company without Cause or By the Executive with Good Reason(3)	By Company without Cause or By the Executive with Good Reason following a Corporate Transaction(4)	Retirement
William P. Angrick, III
Salary	$72,500	$108,750	—	$435,000	$870,000	—
Bonus	—	—	—	$652,500	$1,957,500	—
Health Benefits	—	—	—	$17,784	$17,784	—
Option Awards	—	—	—	—	—	—
Stock Awards(5)	—	—	—	—	$5,070,419	—
TOTAL	$72,500	$108,750	—	$1,105,284	$7,915,703	—
Jorge A. Celaya
Salary	$67,363	$101,044	—	$404,175	$606,263	—
Bonus	—	—	—	$323,340	$808,350	—
Health Benefits	—	—	—	$12,160	$12,160	—
Option Awards	—	—	—	—	—	—
Stock Awards(5)	—	—	—	—	$1,186,125	—
TOTAL	$67,363	$101,044	—	$739,675	$2,612,898	—

EXECUTIVE COMPENSATION

Name	Type of Termination
	Death(1)	Disability(2)	By Company with Cause or By the Executive without Good Reason	By Company without Cause or By the Executive with Good Reason(3)	By Company without Cause or By the Executive with Good Reason following a Corporate Transaction(4)	Retirement
John P. Daunt
Salary	$63,993	$95,990	—	$383,959	$575,939	—
Bonus	—	—	—	$307,167	$767,918	—
Health Benefits	—	—	—	$16,381	$16,381	—
Option Awards	—	—	—	—	—	—
Stock Awards(5)	—	—	—	—	$1,167,854	—
TOTAL	$63,993	$95,990	—	$707,507	$2,528,092	—
Steven J. Weiskircher
Salary	$63,332	$94,998	—	$379,990	$569,985	—
Bonus	—	—	—	$189,995	$474,988	—
Health Benefits	—	—	—	$1,410	$1,410	—
Option Awards	—	—	—	—	—	—
Stock Awards(5)	—	—	—	—	$1,060,108	—
TOTAL	$63,332	$94,998	—	$571,395	$2,106,491	—
Mark A. Shaffer
Salary	$59,128	$88,692	—	$354,768	$532,152	—
Bonus	—	—	—	$177,384	$443,460	—
Health Benefits	—	—	—	$17,784	$17,784	—
Option Awards	—	—	—	—	—	—
Stock Awards(5)	—	—	—	—	$846,588	—
TOTAL	$59,128	$88,692	—	$549,936	$1,839,984	—

(1)
If a NEO’s employment is terminated because of such NEO’s death, the NEO’s estate will receive such NEO’s base salary through the next full calendar month. The amount shown in this column is the maximum payment that will be paid and represents two months’ base salary.
(2)
If a NEO’s employment is terminated because of disability, the NEO is entitled to 25% of such NEO’s annual base salary. The amount shown in this column equals 25% of the applicable NEO’s base salary for fiscal 2023.
(3)
If a NEO’s employment is terminated by the Company other than for cause, disability or death, or is terminated by the NEO for good reason, such NEO will receive a severance package equal to (1) 12 months of such NEO’s base salary plus an amount equal to such NEO’s target incentive bonus for the fiscal year in which such NEO is terminated; and (2) a lump sum payment reflecting 12 months of the total premium required to maintain coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), less 12 months of the NEO’s monthly premium contribution in effect immediately prior to termination (the “COBRA Amount”). The amounts shown in this column shows each NEO’s salary and target bonus for fiscal 2023 and the COBRA Amount for each NEO.
(4)
Each NEO is entitled to the following payments if such NEO’s employment is terminated by the Company without cause or by the NEO for good reason within one year of a change in control: (1) a lump sum payment equal to 1.5x (2x for the CEO) the sum of (a) the NEO’s base salary and (b) the NEO’s target bonus for the fiscal year in which the change in control took place; and (2) a lump sum payment equal to the NEO’s target bonus for the fiscal year in which the change in control took place, prorated based on the number of months worked; and (3) the COBRA Amount.
(5)
The amounts reflected in this table for “Stock Awards” are based on the number of unvested RSUs held by the NEO as of the last day of fiscal 2023, multiplied by the closing price of our common stock on the Nasdaq Stock Market on the last day of fiscal 2023 ($17.62). This calculation assumes that, pursuant to the LTIP, such unvested RSUs were deemed vested as a result of a corporate transaction.

EXECUTIVE COMPENSATION

Pay Ratio Disclosure

As required by the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of William P. Angrick, III, our CEO. For fiscal 2023, our last completed fiscal year, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees (other than our CEO) was approximately 54 to 1.

To determine the pay ratio, we compared the annual total compensation of our CEO to the annual total compensation of our median employee as of September 30, 2023, the last date of our most recently completed fiscal year. We determined the median employee by taking the following steps:

First, we analyzed our employee population. As of September 30, 2023, our employee population consisted of 716 individuals located in nine countries. The vast majority (99%) of our employee population was located in our 5 main countries (i.e., Canada, China (including Hong Kong), Germany, the United Kingdom and the United States).

Second, we determined which employees to exclude from our identification of our median employee as permitted by SEC rules. We determined to exclude all employees located outside of our five main countries due to the small number of employees in each excluded country. A total of 7 employees, constituting less than 1% of our employee population as of September 30, 2023, were excluded due to geographic location. These employees were located in the following countries: Austria (1 individual), France (1 individual), the Philippines (4 individuals), and Spain (1 individual).

Third, we compared the base salary of our employees (other than the CEO and those employees excluded due to geographic location as described above) as reflected in our payroll records for fiscal 2023, which was our measurement period. We selected base salary as our compensation measure because it is readily available in our existing payroll systems, is consistently calculated for each employee, and is a reasonable proxy for total compensation for purposes of determining the median employee.

Once we identified our median employee, we calculated such employee’s annual total compensation for fiscal 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The median employee’s annual total compensation for fiscal 2023 was $70,151, which includes salary, incentive payments, a QNEC contribution and HSA contributions. With respect to the CEO, we used the amount reported as total compensation in the Summary Compensation Table included in this proxy statement ($3,772,017). Any estimates and assumptions used to calculate the CEO’s total annual compensation are described in footnotes to the Summary Compensation Table. We then used the annual total compensation of the median employee and of our CEO to calculate the pay ratio (approximately 54 to 1).

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. The pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EXECUTIVE COMPENSATION

Pay for Performance

The following disclosures are being provided in accordance with final rules adopted by the SEC on August 2, 2022, pursuant to the Dodd-Frank Act. Certain measures disclosed in the table below, including “Compensation Actually Paid,” are calculated in accordance with those rules; however, the Compensation Committee did not necessarily consider these measures (except with respect to Consolidated Adjusted EBITDA), these calculations, or the below pay for performance analysis, in setting compensation for the named executive officers or for linking executive compensation with Company performance for fiscal 2023 or any prior periods disclosed below. For a description of the Compensation Committee’s processes, policies and considerations when setting compensation and evaluating executive performance, please see the “Compensation Discussion and Analysis” beginning on page 63 of this proxy statement.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in thousands)	Consolidated Adjusted EBITDA (in thousands)
					Company Total Shareholder Return	Peer Group Total Shareholder Return(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$3,772,017	$4,057,079	$1,290,266	$1,353,590	$236	$92	$20,978	$45,855
2022	$4,340,496	$2,161,273	$1,039,170	$492,498	$218	$74	$40,324	$42,747
2021	$2,781,410	$12,914,959	$1,324,948	$4,855,371	$290	$113	$50,949	$42,888

(1)
The Company’s Principal Executive Officer (the “PEO”) for the years presented in this table was Mr. Angrick.
(2)
The non-PEO NEOs for each of the years presented in this table were Mr. Celaya, Mr. Daunt, Mr. Weiskircher and Mr. Shaffer.
(3)
SEC rules require certain adjustments be made to the Summary Compensation Table ("SCT") totals to determine “compensation actually paid” as reported in this table. Compensation actually paid (“CAP”) does not necessarily represent cash and/or equity value transferred to our PEO or any of our non-PEO NEOs, but rather is a value calculated under applicable SEC rules. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to calculate CAP:

	2023		2022		2021
	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)
Total Compensation from SCT	$3,772,017	$1,290,266	$4,340,496	$1,039,170	$2,781,410	$1,324,948
Adjustments for stock and option awards:
Subtract SCT amounts of stock and option awards	$(2,866,971)	$(722,859)	$(3,707,628)	$(592,564)	$(1,410,588)	$(639,566)
Add fair value at year-end of awards granted during the covered fiscal year that were outstanding and unvested at year-end	$3,456,661	$835,250	$2,421,355	$379,951	$4,794,495	$2,024,832
+/- The difference between fair value of awards from the end of the prior fiscal year to the end of the covered fiscal year for awards granted in any prior fiscal year that are outstanding and unvested at the end of the covered fiscal year	$(63,535)	$1,673	$(860,264)	$(333,416)	$2,318,076	$776,968
+/- The change in fair value from the end of the prior fiscal year to the vesting date for awards granted in any prior fiscal year which vested during the covered fiscal year	$(241,093)	$(50,741)	$(32,686)	$(643)	$4,431,565	$1,368,189
Subtract fair value at the end of prior fiscal year for awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year	-	-	-	-	-	-
Compensation Actually Paid (as calculated)	$4,057,079	$1,353,590	$2,161,273	$492,498	$12,914,959	$4,855,371

EXECUTIVE COMPENSATION

(4)
The peer group used for purposes of this table is the same peer group utilized for purposes of Item 5 of the 2023 Form 10-K.

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our other Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

PEO and Average Non-PEO NEO CAP v. Company TSR
CAP ($ in millions)
Company TSR (FYE Indexed to $100)
$15
$12
$9
$6
$3
$0
$300
$250
$200
$150
$100
$50
$0
12.91
4.86
2.16
0.49
4.06
1.35
100
290
218
236
2020
2021
2022
2023
PEO CAP
Average Non-PEO CAP
Company TSR

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO CAP v. Company Net Income

CAP ($ in millions)
$15
$12
$9
$6
$3
$0
Company Net Income ($ in millions)
$60
$50
$40
$30
$20
$10
$0
12.91
50.95
4.86
2.16
0.49
40.32
4.06
1.35
20.98
2021
2022
2023
PEO CAP
Average Non-PEO CAP
Company Net Income

EXECUTIVE COMPENSATION

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and our Company-Selected Measure (Consolidated Adjusted EBITDA) during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO CAP v. Company Adjusted EBITDA
$15
$12
$9
$6
$3
$0
CAP ($ in millions)
$49
$47
$45
$43
$41
$39
$37
$35
Company Adjusted EBITDA ($ in millions)
12.91
4.86
45.86
2.16
0.49
42.75
4.06
1.35
42.89
2021
2022
2023
PEO CAP
Average Non-PEO CAP
Company Adjusted EBITDA

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of our peer group.

Comparison of Company Cumulative TSR and Peer Group TSR
$300
$250
$200
$150
$100
$50
$0
$290
$218
$236
$113
$74
$92
FYE 2020
FYE 2021
FYE 2022
FYE 2023
Company TSR
Peer Group TSR

EXECUTIVE COMPENSATION

The following table presents the financial performance measures that the Company considers to have been the most important in linking CAP to our PEO and non-PEO NEOs to Company performance. The measures in this table are not ranked.

Consolidated Adjusted EBITDA Consolidated Direct Profit Stock Price

Compensation Committee

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained within this proxy statement with management and based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the 2023 Form 10‑K.

Compensation Committee Beatriz V. Infante, Chair Phillip A. Clough Katharin S. Dyer Edward J. Kolodzieski

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during fiscal 2023 were Mr. Clough, Ms. Dyer, Ms. Infante and Mr. Kolodzieski. No member of the Compensation Committee has been an officer or employee of the Company or any of our subsidiaries at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or our Compensation Committee.

EQUITY Compensation Plan Information

Shares of our common stock are authorized for issuance to directors, employees and consultants under the LTIP. We have also issued shares under our 2005 Stock Option and Incentive Plan in the past. We will not make any further awards under the 2005 Stock Option and Incentive Plan. Both of these plans were approved by our stockholders. In connection with our acquisition of Machinio Corp. (“Machinio”) in 2018 (the “Machinio Acquisition”), we assumed the 2014 Machinio Corp. Stock Incentive Plan (the “Machinio Plan”). After we assumed the Machinio Plan, we issued awards of Company stock under it to Machinio employees that became our employees following the Machinio Acquisition. The Machinio Plan was approved by Machinio’s stockholders prior to the Machinio Acquisition, but it was not approved by our stockholders consistent with applicable Nasdaq rules. Additional information regarding the Machinio Plan is provided below. The following table provides information as of September 30, 2023 regarding outstanding options and shares reserved for issuance under the LTIP and the Machinio Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted‑Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,063,826(1)	$11.41(2)	972,5313)

Equity compensation plans not approved by security holders(4)	122,702 (5)	$0.99(2)	-
Total	4,186,528	$11.40	972,531

(1)
Includes 1,437,341 unvested shares of restricted stock outstanding as of September 30, 2023 that were issued pursuant to awards granted under the LTIP.
(2)
Only outstanding option awards were used in computing the average exercise price of outstanding options.
(3)
Shares available for future awards under the LTIP may be granted as stock options, restricted stock or RSUs.
(4)
The Machinio Plan was assumed by the Company in connection with the Machinio Acquisition. The Machinio Plan was approved by Machinio’s stockholders before the Machinio Acquisition but was not approved by the Company’s stockholders as permitted by applicable rules.
(5)
Includes 120,000 unvested shares of restricted stock outstanding as of September 30, 2023 that were issued pursuant to awards granted under the Machinio Plan.

2014 Machinio Corp. Stock Incentive Plan

As noted above, we assumed the Machinio Plan in connection with the Machinio Acquisition on July 10, 2018. The Machinio Plan permits the grant of stock option, restricted stock and unrestricted stock awards to Machinio’s officers, employees, directors and consultants. A person is not eligible to receive an award under the Machinio Plan if such person was employed, immediately before the Machinio Acquisition, by the Company or any of its subsidiaries.

As of July 10, 2018, all outstanding, vested, in-the-money options under the Machinio Plan were converted into the right to receive cash, net of exercise price. In-the-money unvested stock options were converted into non-qualified options to purchase the Company’s common stock. Out-of-the-money options were cancelled. We also assumed the Machinio Plan and the remaining shares reserved for issuance under the Machinio Plan were converted into shares of the Company’s common stock. These shares were issued under the Machinio Plan to employees of Machinio immediately following the Machinio Acquisition as restricted stock awards. A copy of the Machinio Plan is included as Exhibit 10.1 to the Company’s Form S-8 Registration Statement filed with the SEC on July 10, 2018.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and
Other Business of Stockholders

Under Exchange Act Rule 14a‑8, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2024 Annual Meeting of Stockholders, the proposal must comply with Rule 14a‑8 and must be received by us at our principal executive offices at 6931 Arlington Road, Suite 460, Bethesda, MD 20814, to the attention of the Corporate Secretary, no later than September 25, 2024.

In addition, our bylaws contain certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders, other than non‑binding proposals presented under Exchange Act Rule 14a‑8. These procedures provide that for nominations or other business to be properly brought before an annual meeting by a stockholder:

•
the stockholder must have given timely notice thereof in writing to our Corporate Secretary;
•
such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware;
•
if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided us with a Solicitation Notice, as that term is defined below, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of our voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and
•
if no Solicitation Notice has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice.

To be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 or more than 120 days prior to the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders. Therefore, in order to be considered timely with respect to the 2025 Annual Meeting of Stockholders, it must be received no earlier than October 31, 2024 and no later than November 30, 2024.

If, however, the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 70 days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder must be delivered no earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of:

•
the 90th day prior to such Annual Meeting, or
•
the 10th day following the day on which public announcement of the date of such meeting is first made.

In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a stockholder’s notice as described above.

In addition, notwithstanding the above timelines, in the event that the number of directors to be elected to the Board is increased and we do not make a public announcement naming all of the nominees for director or specifying the size of

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

the increased Board at least 100 days prior to the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first made such public announcement.

Such notice shall set forth the following information:

•
as to each person who the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to being named in the proxy statement as nominee and to serve as director if elected;
•
as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;
•
as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
•
the name and address of such stockholder, as they appear on our books, and of such beneficial owner;
•
the class and number of shares of our stock that are owned beneficially and of record by such stockholder and such beneficial owner; and
•
a representation that either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees (an affirmative statement of such intent is referred to as a “Solicitation Notice”).

If any proposed nomination or business is not in compliance with the foregoing procedures, the chairman of the meeting has the power to declare that any defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

Stockholders must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. These procedures do not affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a‑8 under the Exchange Act.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Universal Proxy Card Requirements

In addition to complying with the Company’s bylaws as described above (including the obligation to provide timely notice and certain required information and disclosures), stockholders who intend to solicit proxies in support of a director candidate other than the Company’s nominees for consideration by the stockholders at the Company’s 2024 Annual Meeting of Stockholders must also comply with the SEC’s “universal proxy card” rules under Rule 14a-19 of the Exchange Act (“Rule 14a-19”).

Rule 14a-19 required proponents to provide a notice to the Corporate Secretary of the Company, no later than December 26, 2023, setting forth all of the information and disclosures required by Rule 14a-19. The Company did not receive such a notice in December 2023. If the 2025 Annual Meeting of Stockholders is set for a date that is not within 30 calendar days of the anniversary of the date of the 2024 Annual Meeting of Stockholders, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting of Stockholders or by the close of business on the tenth calendar day following the day on which a public announcement of the date of the 2025 Annual Meeting of Stockholders is first made.

Annual Report

Our Annual Report for the fiscal year ended September 30, 2023 is included with these proxy materials. A copy of our Annual Report, including the financial statements and the financial statement schedules included therein, is also available without charge online at https://investors.liquidityservices.com/financial-information/annual-reports, or upon written request to us at Liquidity Services, Inc., 6931 Arlington Road, Suite 460, Bethesda, MD 20814, Attn: Corporate Secretary. The Company’s copying costs will be charged if copies of exhibits to the Annual Report are requested.

Appendix A

2024 AMENDMENT TO THE
LIQUIDITY SERVICES, INC. THIRD AMENDED AND RESTATED
2006 OMNIBUS LONG-TERM INCENTIVE PLAN

WHEREAS, Liquidity Services, Inc., a Delaware corporation (“Company”), established and sponsors the Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan (as previously amended, the “Plan”);

WHEREAS, pursuant to Section 5.3 of the Plan, the Board of Directors of the Company (“Board”) reserved the right to amend the Plan at any time; and

WHEREAS, the Board desired to amend the Plan to increase the number of shares of Stock available for issuance under the Plan.

NOW, THEREFORE, pursuant to the power reserved by Section 5.3 of the Plan, the Board amends the Plan as follows, subject to and effective upon approval by the Company’s stockholders at the Annual Meeting of Stockholders on February 29, 2024 (defined terms used herein, but not otherwise defined in this Amendment, shall have the meanings ascribed to them in the Plan):

1. The first sentence of Section 4 of the Plan is amended in its entirety to read as follows: “Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be Twenty-Two Million Eight Hundred Thousand (22,800,000).”

IN WITNESS WHEREOF, this 2024 Amendment, having been first duly authorized, approved and adopted by the Board, and approved by the Company’s stockholders at the February 29, 2024 Annual Meeting of Stockholders, is hereby executed below by a duly authorized officer of the Company on this 29th day of February 2024.

LIQUIDITY SERVICES, INC. By: Name: Title:

A-1

Appendix B

LIQUIDITY SERVICES, INC. THIRD AMENDED AND RESTATED
2006 OMNIBUS LONG-TERM INCENTIVE PLAN

(Effective Date: February 20, 2020,
as amended February 24, 2022)

Liquidity Services, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan (the “Plan”), as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.

2.4 “Award Agreement” means a written or electronic agreement or other instrument that evidences and sets out the terms and conditions of an Award.

2.5 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

appendix b

2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9 “Committee” means the Compensation Committee of the Board.

2.10 “Company” means Liquidity Services, Inc. and any successor thereto.

2.11 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12 “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.13 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15 “Effective Date” has the meaning set forth in Section 5.1 of the Plan.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

2.18 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19 “Good Reason” means, without Grantee’s consent, (1) a material reduction in the position, duties or responsibilities of the Grantee from those in effect immediately prior to such change; (2) a reduction in the Grantee’s base salary; (3) a relocation of the Grantee’s primary work location to a distance of more than fifty (50) miles from its location as of immediately prior to such change; or (4) a material breach by the Company of any employment agreement between the Company and the Grantee.

appendix b

2.20 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.21 “Grantee” means a person who receives or holds an Award under the Plan.

2.22 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.23 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.24 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.25 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.26 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.27 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.28 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.29 “Plan” means this Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan.

2.30 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.31 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.32 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.33 “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.34 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.35 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.36 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.37 “Stock” means the common stock, par value $.001 per share, of the Company.

2.38 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.39 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.40 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

appendix b

2.41 “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.42 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.43 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3. ADMINISTRATION OF THE PLAN

3.1. Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2. Committee

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards. In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken, or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3. Delegation to Management

The Board (or the Committee, if the Board’s powers have been delegated to the Committee pursuant to Section 3.2) may by resolution authorize one or more officers of the Company to perform any or all things that the Board or the Committee, as applicable, is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority, and any such Award shall be subject to the form of Award Agreement theretofore approved by the Board and/or Compensation Committee; and, provided, further, that such authorization shall not provide for the grant of Awards to officers or directors of the Company. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer.

appendix b

3.4 Terms of Awards

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award and no amendment or modification to an Award that would treated as a repricing under the rules of the stock exchange or market on which the Stock is listed or quoted shall be made without approval of the Company’s stockholders.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting either a replacement Option or SAR with a lower exercise price, another Award or a cash payment in lieu thereof without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17.

3.5. Deferral Arrangement

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents, restricting deferrals to comply with hardship distribution rules affecting 401(k) plans. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.6. No Liability

No member of the Board or of the Committee or any officer delegated authority pursuant to this Section 3 shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

appendix b

3.7. Share Issuance

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4. STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be twenty million three hundred thousand (20,300,000). For this purpose, every share of Stock issued pursuant to an Award granted after January 9, 2015 (i) that is an Option or SAR shall count as one share and (ii) every share of Stock issued pursuant to an Award granted after January 9, 2015 other than an Option or SAR shall count as 1.5 shares of Stock. The number of shares that may be issued as Incentive Stock Options shall not exceed nineteen million one hundred thousand (19,100,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan; provided, however, that any shares of Stock that again become available for grant pursuant to this Section 4 after January 9, 2015 shall be added back on a one-for-one basis if such shares of Stock were subject to Awards of Options or SARs or added back as one and one-half (1.5) shares of Stock for all shares granted as Awards other than Options or SARs. Notwithstanding the foregoing, the following shares shall not be available for future grant: (a) shares tendered or withheld in payment of the exercise price of an Option, and (b) shares withheld by the Company or otherwise received by the Company to satisfy tax withholding obligations in connection with an Award. In addition, all shares covered by a SAR (including shares subject to a stock-settled SAR that were issued upon the net settlement or net exercise of such SAR) shall be counted against the number of shares of Stock available for issuance under the Plan and shares purchased in the open market using Option proceeds shall not be available for future grants under the Plan.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Effective Date

The Plan was originally effective December 2, 2005 and was amended and restated effective as of February 26, 2015 and February 23, 2017. This third amended and restated version of the Plan was adopted by the Board as of January 14, 2020 (the “Approval Date”) and shall become effective upon approval by the Company’s stockholders at the Company’s 2020 Annual Meeting of Stockholders on February 20, 2020 (the “Effective Date”).

5.2. Term

The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Approval Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine as provided in Section 5.3.

5.3. Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange or market listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the appendix b

Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6. AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers and Other Persons

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, (ii) any Outside Director, and (iii) any other individual providing services to the Company or any Affiliate whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2. Successive Awards and Substitute Awards

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant provided that the Option Price or grant price in determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3. Limitation on Shares of Stock Subject to Awards and Cash Awards

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one million (1,000,000) per calendar year;

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is seven hundred thousand (700,000) per calendar year;

(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $3,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $5,000,000; and

(iv) the aggregate dollar value of equity-based (based on the grant date fair value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any single Outside Director shall not exceed $420,000. The foregoing limit shall not count any tandem SARs (as described in Section 9.2).

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7. AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

appendix b

8. TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2. Vesting

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement; provided, however, that the vesting of any Option that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the vesting of any Option that is based solely upon continued employment and/or the passage of time may not vest in full over a period of less than one (1) year from the Grant Date, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Grantee’s death or disability or in connection with a Corporate Transaction of the Company, and the administrator may provide that any such restriction or limitation will not apply in the case of an Option that is issued in payment or settlement of compensation that has been earned by the Grantee or that qualifies as a Substitute Award. Notwithstanding the foregoing, the Committee may grant Awards covering an aggregate of five percent (5%) or fewer of the total number of shares of Stock authorized for issuance under the Plan without regard to such minimum vesting requirements. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in Section 5.1 hereof.

8.3. Term

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date. Notwithstanding the foregoing, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Grantee holding such Option is prohibited by law or the Company’s insider trading policy from exercising the Option, which extension shall expire on the thirtieth (30th) day following the date such prohibition no longer applies.

8.4. Termination of Service

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5. Limitations on Exercise of Option

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

appendix b

8.6. Method of Exercise

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required or permitted to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7. Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. In no case shall an individual holding an Option receive cash or dividend payments or distributions or dividend equivalents attributable to unvested Stock underlying an Option. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8. Delivery of Stock Certificates

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9. Transferability of Options

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10. Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

appendix b

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment and Grant Price

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date. In no case shall an individual holding an SAR receive cash or dividend payments or distributions or dividend equivalents attributable to unvested Stock underlying an SAR.

9.2. Other Terms

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR; provided, however, that the term of each SAR shall not exceed ten years, and the vesting of any SAR that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the vesting of any SAR that is based solely upon continued employment and/or the passage of time may not vest in full over a period of less than one (1) year from the Grant Date, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Grantee’s death or disability or in connection with a Corporate Transaction of the Company, and the administrator may provide that any such restriction or limitation will not apply in the case of a SAR that is issued in payment or settlement of compensation that has been earned by the Grantee or that qualifies as a Substitute Award. Notwithstanding the foregoing, the Committee may grant Awards covering an aggregate of five percent (5%) or fewer of the total number of shares of Stock authorized for issuance under the Plan without regard to such minimum vesting requirements.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1. Grant of Restricted Stock or Stock Units

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2. Restrictions

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. The grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one (1) year, and the grant, issuance, retention, vesting and/or settlement of shares of Stock under any Restricted Stock or Stock Unit Award that is based solely upon continued employment and/or the passage of time may not vest or be settled in full over a period of less than one (1) year from the Grant Date, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Grantee’s death or disability or in connection with a Corporate Transaction of the Company, and the administrator may provide that any such restriction or limitation will not apply in the case of a Restricted Stock or Stock Unit Award that is issued in payment or settlement of compensation that has been earned by the Grantee or that appendix b

qualifies as a Substitute Award. Notwithstanding the foregoing, the Committee may grant Awards covering an aggregate of five percent (5%) or fewer of the total number of shares of Stock authorized for issuance under the Plan without regard to such minimum vesting requirements. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3. Restricted Stock Certificates

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4. Rights of Holders of Restricted Stock

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock provided that any such dividends shall be subject to the same vesting restrictions as the underlying shares of Stock subject to the Award. Dividends accrued with respect to the shares subject to any Restricted Stock Award, whether subject to time-based and/or performance-based vesting criteria, shall become payable no earlier than the date the applicable vesting criteria have been satisfied and the underlying Restricted Stock has become vested and/or been earned, as applicable. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5. Rights of Holders of Stock Units

10.5.1. Voting and Dividend Rights

Holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock provided that any such dividends shall be subject to the same vesting restrictions as the underlying shares of Stock subject to the Award. Dividends accrued with respect to the shares subject to any Stock Unit Award, whether subject to time-based and/or performance-based vesting criteria, shall become payable no earlier than the date the applicable vesting criteria have been satisfied and the underlying Stock Units have become vested and/or been earned, as applicable. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2. Creditor’s Rights

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6. Termination of Service

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, appendix b

including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7. Purchase of Restricted Stock

The Grantee may be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

10.8. Delivery of Stock

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11. [RESERVED]

12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1. General Rule

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2. Surrender of Stock

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3. Cashless Exercise

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4. Other Forms of Payment

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1. Dividend Equivalent Rights

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates)

appendix b

if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award. Notwithstanding anything herein to the contrary, in no event will Dividend Equivalent Rights granted as a component of an Award, whether subject to time-based and/or performance-based vesting criteria, be paid during the vesting period with respect to the unvested and/or unearned portion of any such Awards. Dividend Equivalent Rights accrued on shares subject to any such Awards shall become payable no earlier than the date the vesting criteria have been satisfied and the underlying Restricted Stock or Stock Units have become vested and/or been earned, as applicable.

13.2. Termination of Service

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14. TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1. Performance Conditions

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof with respect to a Performance Award or Annual Incentive Award granted on or before November 2, 2017 and intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m) with respect to any grants made on or before November 2, 2017, any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.2. Performance or Annual Incentive Awards Granted to Designated Covered Employees

If and to the extent that the Committee determines that a Performance or Annual Incentive Award granted on or before November 2, 2017 to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1. Performance Goals Generally

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

appendix b

14.2.2. Business Criteria

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) contribution margin or earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity; (15) revenue; (16) gross merchandise value; (17) launch of a new marketplace on an e-commerce platform or the launch of an existing marketplace on a new e-commerce software platform by a specific date; and (18) growth of a new marketplace or e-commerce product as objectively measured by a gross merchandise volume target, contribution margin, number of sellers and/or buyers or a combination thereof. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a business criteria (A) to eliminate the effects of charges for restructurings, discontinued operations, and all items of gain, loss or expense that are unusual or infrequently occurring or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with GAAP or identified in the Company’s financial statements or notes to the financial statements, (B) to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company, (vi) foreign exchange gains and losses, and (vii) acquisitions or divestitures, and (C) for such other events as the Committee deems appropriate, if such adjustment is timely approved in connection with the establishment of such business criteria.

14.2.3. Timing For Establishing Performance Goals

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.2.4. Settlement of Performance or Annual Incentive Awards; Other Terms

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards. The Committee shall also have the authority to determine that such Performance or Annual Incentive Awards shall be canceled in the event the Committee, in its reasonable determination, deems at any time during the applicable performance period that the established performance goals have become unachievable.

14.3. Written Determinations

All determinations by the Committee as to the establishment of performance goals, the amount of any potential Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent permitted by Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

appendix b

14.4. Status of Section 14.2 Awards Under Code Section 162(m)

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted on or before November 2, 2017 to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards granted on or before November 2, 2017 does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15. PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16. REQUIREMENTS OF LAW

16.1. General

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such

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Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2. Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17. EFFECT OF CHANGES IN CAPITALIZATION

17.1. Changes in Stock

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2. Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be

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adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3. Corporate Transaction

Subject to the exceptions set forth in the last sentence of Section 17.4, upon the occurrence of a Corporate Transaction, provision shall be made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided; provided, however, that if the successor entity refuses to assume or substitute the Awards, (i) all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and (ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. Notwithstanding the foregoing, with respect to any Performance Awards so accelerated due to the refusal of the successor entity to assume or substitute such Performance Awards, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Performance Award shall immediately lapse and such Performance Award shall immediately vest and the Grantee shall have the right to receive a payment based on the number of days that have elapsed in the performance period and on the Company’s actual achievement with respect to such performance-based vesting criteria through the date of the Corporate Transaction (as determined by the administrator).

In the event that Awards are assumed or substituted by a successor entity and a Grantee experiences a termination without Cause or for Good Reason within one year following the occurrence of the Corporate Transaction, all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered upon such termination and all Options and SARs outstanding shall become immediately exercisable and shall remain exercisable for a period of one year following such termination, or until the expiration date of such Option or SAR, if earlier.

17.4. Adjustments

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate

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Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3; provided, however, that no Award may provide for single-trigger vesting in connection with a Corporate Transaction unless the successor entity refuses to assume or substitute the Awards as described in Section 17.3.

17.5. No Limitations on Company

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18. GENERAL PROVISIONS

18.1. Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2. Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3. Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required or permitted by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

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18.4. Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5. Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6. Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7. Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8. Governing Law

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9. Section 409A of the Code

The Board intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

18.10. Compensation Recoupment Policy

Subject to the terms and conditions of the Plan, the administrator may provide that any Grantee and/or any Award, including any shares of Stock subject to an Award, is subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

[End of Plan]

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Annual Meeting Proxy Card A. Proposals — The Board recommends a vote FOR all of the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of Directors: 01 - Katharin S. Dyer For Withhold 02 - Amath Fall For Withhold 03 - Beatriz V. Infante For Withhold 2. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024 For Against Abstain 3. Approve an advisory resolution on named executive officer compensation For Against Abstain 4. Approve an amendment to the Company’s Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan to increase the authorized number of shares For Against Abstain B. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.edocumentview.com/LQDT IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Liquidity Services, Inc. ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 29, 2024 Solicited on behalf of the Board of Directors of Liquidity Services, Inc. William P. Angrick, Ill and Mark A. Shaffer, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Liquidity Services, Inc. to be held on February 29, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder in accordance with the specifications made on the reverse side. If no such directions are indicated, the Proxies will have authority to vote FOR all of the nominees listed and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Please sign on the reverse side and return this proxy in the enclosed envelope. Please date, sign and mail your proxy card in the envelope provided as soon as possible.